UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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NABORS INDUSTRIES LTD.
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NABORS

NABORS
PACE-X

2024

Proxy Statement

Energy Without Compromise

Nabors Industries Ltd.
Notice of Annual Meeting
June 4, 2024

NOTICE OF 2024 ANNUAL MEETING

OF SHAREHOLDERS

Date and Time

Tuesday,

June 4, 2024

10:00 a.m.

Central Time

Place

The Offices of Nabors Corporate Services, Inc.

515 W. Greens Road

Houston, TX 77067

Who Can Vote

Shareholders of record at the close of business on April 8, 2024, may only vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

How to Cast your Vote

Online

www.proxyvote.com and accessible via the QR code

below.

By mail

Sign, date and return your proxy card/voting instruction form to vote by mail.

By phone

1-800-690-6903

In Person

Owners with shares held through a bank or broker may vote in person at the Annual Meeting if they have a legal proxy from the bank or broker and bring it to the Annual Meeting.

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors” or the “Company”), we cordially invite you to attend the Company’s meeting of shareholders to be held at the offices of our subsidiary, Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas, 77067 on June 4, 2024, at 10:00 A.M. CDT (the “Annual Meeting”), for the following purposes:
Proposals		Board Vote Recommendation	For Further Details
1	Election of seven directors for one-year term	“FOR” each director nominee	Page 28
2	Approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2024, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration	“FOR”	Page 37
3	Approval, on a non-binding, advisory basis, of the compensation paid by the Company to its named executive officers as disclosed in this Proxy Statement	“FOR”	Page 40
4	Approval of Amendment No. 3 to the Company’s Amended and Restated 2016 Stock Plan	“FOR”	Page 84

Consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s annual audited financial statements for the year ended December 31, 2023 will be presented at the Annual Meeting. For information regarding the Company’s 2023 financial performance, please read our 2023 Annual Report.

Further information regarding the Annual Meeting and the above proposals is set forth in the accompanying Proxy Statement. The proposal summaries above do not contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about Thursday, April 25, 2024. Shareholders who have requested a paper copy of the Proxy Statement and the Company’s 2023 Annual Report will receive those documents. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

The Notice and proxy materials are first being made available to our shareholders on or about April 25, 2024.

For the Board of Directors,

Mark D. Andrews

Corporate Secretary

April 25, 2024

2024 Proxy Statement

LETTERS FROM LEADERSHIP

From our Chairman of the Board, President, and CEO

Dear Fellow Shareholders:

We made several notable accomplishments in 2023. The strength of our performance was broad, and once again demonstrated the value of each element in our long-term strategy. We achieved this performance in the face of an increasingly challenging operating environment in the U.S. market. The year began with excellent rig utilization in the Lower 48 market. The combination of volatile oil prices and a sharp decline in natural gas prices caused operators to reduce activity broadly. Additionally, the impact of mergers among the operator client base and persistent economic uncertainty weighed on rig counts.

Notwithstanding the prevailing market conditions, Nabors leading technology portfolio, global geographic presence, and talented and diverse workforce position us well for future success. In fact, the company is structured to prosper in this environment. Our industry-leading solutions and unique geographic diversity enabled us to mitigate much of the downturn in the U.S.

In 2023, adjusted EBITDA grew 29% over 2022. All of our reporting segments contributed to this improvement. Revenue increased year over year by 13%, with all segments showing growth.

In U.S. Drilling, our daily rig margin in the Lower 48 market exceeded $16,400 and was up 54% from the prior year. This margin performance was the highest in the company’s history.

In our International segment, the SANAD drilling joint venture in Saudi Arabia deployed three newbuild rigs during 2023. With these three rigs, five of a planned total of 50 newbuild rigs are now running. We anticipate that each of these rigs will generate a healthy financial return while cementing our position as the leading land drilling contractor in the Kingdom.

Adjusted EBITDA in Nabors Drilling Solutions, also known as NDS, grew 31% in 2023 over 2022. This performance validates the power of our strategy to deploy NDS’s advanced solutions on Nabors owned rigs and third party/competitor rigs, both in the U.S. and in international markets. We believe this strategy is unique and provides the largest available market for NDS’s technology. Specifically, NDS’s Lower 48 third party revenue grew 52% last year, while its total international revenue grew 26%.

In our Rig Technologies segment, adjusted EBITDA grew 86%. Much of this growth was driven by Rig Technologies’ growing portfolio of environmental technologies designed to reduce greenhouse gas emissions. In particular, its PowerTAP solution, which enables drilling rigs to utilize electricity from the grid instead of large diesel-powered engines, gained significant traction with a number of deployments in the U.S. market. We also recorded the initial international order for PowerTAP in Latin America.

In summary, I am proud of the Company’s efforts this year, which ultimately culminated in being recognized with numerous awards, including being named:

Service Provider of the Year	Oil & Gas Middle East Awards

Mid/Small Cap Energy Firm of the Year Best Drilling Technology	Gulf Energy Excellence Awards

2024 Proxy Statement	1

As we look ahead to 2024, we remain committed to our primary goals to continue reducing our net debt, generate value across our stakeholder base, drive the development and deployment of advanced technology, and improve both Nabors and the broader industry’s environmental profile.

Sincerely yours,

ANTHONY G. PETRELLO Chairman, President and Chief Executive Officer April 25, 2024

(1) Throughout this Proxy we reference non-GAAP measures such as “net debt”, “Adjusted EBITDA” and other measures against which we gauge performance, liquidity and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures.

2	2024 Proxy Statement

KEY VALUE DRIVERS

PERFORMANCE EXCELLENCE IN L48 DRILLING

Strong daily revenue and margins

Daily Rig Revenue
Adjusted Daily Gross Margin
$40,000
$30,000
$20,000
$10,000
$-
1Q
2Q
3Q
4Q
2021
2022
2023

EXPANDING AND ENHANCING OUR INTERNATIONAL DRILLING SEGMENT

Growing margins and rig count

Daily Rig Revenue
Adjusted Daily Gross Margin
$50,000
$40,000
$30,000
$20,000
$10,000
$-
1Q
2Q
3Q
4Q
2021
2022
2023

PROGRESS ON OUR COMMITMENT TO DE-LEVER

Generated free cash flow and reduced debt

MEANINGFUL PROGRESS REDUCING NET DEBT
$3.7B
4Q 2017
4Q 2023
$2.1B

LEADING IN SUSTAINABILITY AND ENERGY TRANSITION

Improving operational efficiency and reducing emissions intensity

213%

2023 increase in revenue vs 2022

Awards:

- Gulf Energy Excellence Award for Mid/Small cap energy firm of the year and best drilling technology
- Oil and Gas Middle East's Service Provider of the Year

ADVANCING TECHNOLOGY AND INNOVATION WITH DEMONSTRATED RESULTS

Expanding third party and international business

Revenue
Adjusted Gross Margin
Adjusted Gross Margin %
$100,000
$75,000
$50,000
$25,000
$-
60%
55%
50%
45%
40%
1Q
2Q
3Q
4Q
2021
2022
2023

2024 Proxy Statement	3

From our Independent Lead Director

Dear Fellow Shareholders:

It is an honor to continue serving as Nabors’ Independent Lead Director and, on behalf of the entire Board of Directors, I thank you for your continued investment in Nabors.

For more than 20 years after a significant restructuring in 1987, Nabors was highly successful as it expanded beyond its original footprint, which consisted principally of drilling in Alaska and Canada. The result was a successful, multifaceted enterprise that had grown into the S&P 500.

The oil and gas industry’s emergence from the financial crisis and severe energy market downturn in 2008-2009 brought several significant changes. In response, Nabors’ Board concluded new leadership was required, and appointed Tony Petrello as CEO in 2011. Among the changes Tony needed to address were: the growing requirement for advanced technology, including the use of data and software; increased specialization; and the mitigation of the industry’s historic cyclicality with a reduction in its capital intensity. At the same time, development of the unconventional oil resource in the Lower 48 exploded.

Very quickly, Tony developed and implemented strategies to rationalize the business portfolio, grow in select market segments, invest in new technologies, and revamp the company’s capital structure. Highlights of the portfolio rationalization included the sale of the pressure pumping and well servicing businesses, exiting the oil and gas (exploration and production) business and the sale of the drilling operation in Canada. To facilitate growth and to strengthen its global footprint, the Company entered a unique land drilling joint venture in the Middle East with Saudi Aramco. This joint venture – SANAD – cemented the Company’s position as the largest land drilling contractor in Saudi Arabia while establishing a significant growth vector through the venture’s 50-rig newbuild program. We believe the benefits of Tony’s vision are readily apparent through focused capital discipline and prioritizing the improvement of the Company’s balance sheet leverage. Nabors has reduced net debt by approximately $2.0 billion since 2011, including approximately $1.6 billion since 2017(1).

One of the most important elements of Tony’s strategy was the investment in advanced technology. This initiative included advanced drilling rigs, and as a key differentiator, the development of a broad portfolio of software, services, and applications that enhance drilling performance. What separates Nabors’ portfolio from its competition is its vision: fundamentally integrating its technology into the drilling rig. At the same time, the commercial strategy defined the market broadly as all drilling rigs, globally. In 2023, Nabors Drilling Solutions line of business has grown to account for nearly 15% of adjusted EBITDA, and generates approximately 60% of its revenue from competitor rigs in the U.S. and from rigs operating in International markets. Over the last seven years, this business has contributed over $500 million of cumulative adjusted EBITDA, and has consistently generated the highest returns on capital among Nabors’ operating segments. Further, the strategy led to Nabors’ introduction of the first fully-automated land drilling rig, in 2021. The learnings from that rig led to the introduction of the industry’s first automation module that can retrofit existing Nabors rigs as well as competitors’.

Looking to the future, we hope to build on the Company’s financial performance in 2023, which resulted in the company’s highest adjusted EBITDA and adjusted EBITDA margins since 2016. As envisioned by Tony, Nabors has embarked on a three-prong strategy supporting the energy transition. The elements include internal initiatives in adjacent areas such as advanced materials and hydrogen, investments in development-stage companies primarily focused on advanced geothermal technology, and a corporate-sponsored SPAC focused on concentrated solar power. At the same time, the company is progressing with initiatives to further automate the drilling process, including machine learning, and to significantly accelerate digitalization and the use of big data.

In sum, the Company today is a direct reflection of the strategies articulated, implemented, and executed by Tony Petrello. The Board remains confident in Tony’s leadership and in his vision for its future success.

The Board believes this perspective is important to shareholders especially as the Board solicits feedback from shareholders. As the Board’s Independent Lead Director, this feedback is a fundamental component of our governance program and as such I have proactively encouraged extensive shareholder engagement. During these engagement opportunities I was joined by fellow directors Tanya Beder who serves as the chair of the Nabors’ Compensation Committee, Tony Chase who serves as the

4	2024 Proxy Statement

Chair of the Risk Oversight Committee and is a Compensation Committee member, Michael Linn, chair of the ESG Committee, and other members of the Nabors management team.

Our outreach efforts following the 2023 Annual Meeting were focused primarily on the topic of executive compensation. Many of our conversations also included deeper dialogue related to our ESG progress, Director succession planning and the composition of our Board. During our shareholder engagements, we heard insightful and invaluable perspectives across these topics. For a complete summary of the compensation feedback from our conversations with shareholders, please refer to the Executive Compensation section below.

I encourage you to read our 2024 Proxy Statement, our 2023 Annual Report on Form 10-K, and other proxy materials. I also encourage you to read our 2023 Sustainability Report (as of April 25, 2024), which is available on the Nabors’ website.

Despite a challenging year in our industry, we remain optimistic about the long-term outlook of Nabors and look forward to continuing our dialogue with our shareholders and broader stakeholders on the issues that matter most to you. We believe the continued evolution of our ESG program, executive compensation plan and overall business strategy has benefitted from our deep engagement with shareholders.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. Even if you plan to attend the Annual Meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the Annual Meeting in accordance with your instructions.

It is a great pleasure to serve as your Independent Lead Director, and I look forward to hearing from many of you in the coming year.

Sincerest regards,

JOHN YEARWOOD Independent Lead Director April 25, 2024

(1) Inclusive of net debt reduction from proceeds received in the amount of $0.58 billion upon equity issuance during 2018.

2024 Proxy Statement	5

EXECUTIVE SUMMARY

NABORS 2023 FINANCIAL PERFORMANCE

TOTAL EBITDA

$915 million

Increased 29% in 2023

COMBINED EBITDA

$157 million

DRILLING SOLUTIONS AND RIG TECHNOLOGIES SEGMENTS INCREASED 38% IN 2023

L48 DAILY GM

+54% YOY

COMPENSATION

- Responding to shareholder feedback, implemented multiyear goal for CEO and senior leadership, based on Return on Invested Capital with plans to continue application of goal in 2024
- Evaluated quantum of CEO compensation and determined singularly qualified and appropriately compensated
- Continuously increasing the rigor of goals, as reflected in reduced payout, to drive long-term Company performance

ESG

MINORITY REPRESENTATION

+7% increase

Over prior year

FEMALE REPRESENTATION

+8% increase

In total workforce over prior year

FEMALE EMPLOYEE RETENTION

+20% improvement

Of staff identifying as female

EMISSIONS 3% reduction in U.S. and International Scope 1 emissions intensity relative to prior year

Reflecting improvement driven in part by ongoing explicit management goal

TECHNOLOGY AND SAFETY

NUMBER 1 IN SAFETY PERFORMANCE

Among U.S. peers with 134 rigs (of an average of 164) achieving Mission Zero (zero recordable incidents)

ACHIEVED A SCORE OF 701

Out of 1000 on the National Cyber-incident Scoring System (NCISS)

GRANTED 61 PATENTS GLOBALLY

Granted 25 U.S. patents and 36 International patents, the most amongst our closest competitors

GLOBAL SAFETY DAY RECORD TURN OUT

Over 5,000 employees across 36 global locations participated in Nabors' Global Safety Day

EXECUTIVE

COMPLETED MERGER

of Nabors Energy Transition Corp. with Vast Solar

VAST SOLAR

REDUCING CAPITAL INTENSITY

Increase focus across business segments

INCREASED CAPABILITIES AND COMPETITIVE OUTREACH

Increase software and automation content and capabilities, and extended technology reach to competitors, as well as adjacent markets

INTERNATIONAL FOOTPRINT STRATEGY

Fortifying international footprint in strategic geographies

6	2024 Proxy Statement

PROACTIVE SHAREHOLDER ENGAGEMENT

Why We Engage

We believe that dialogue with shareholders and key stakeholders affords our Board and management team deep, important insights on the most important topics facing our Company. We respond to all shareholder engagement requests and regularly reach out to engage with shareholders on a variety of topics throughout the year. Doing so allows for more focused, effective responses to issues and questions as they arise.

How We Engage

Engagement Process	Outreach	Discussion	Feedback	Results

Shareholders are engaged through various methods, including one-on-one meetings, analyst conferences, investor meetings, panel discussions, and the Annual Meeting. Throughout the year, we engage in intensive outreach to our shareholders

		Active discussions involving management and independent directors, including our Independent Lead Director and committee chairpersons, are the key to gaining insight and understanding of investor questions and concerns	Shareholder feedback from any medium is shared with management and the Board of Directors	Shareholder feedback is deliberated by the Board, and converted into tangible actions or additional disclosure, as necessary

Shareholder Engagement Facts	73%	43%	30	100%	Participants
	Percentage of common shares outstanding held by shareholders that we reached out to in connection with and following the 2023 Annual Meeting A total of 50 shareholders were contacted	Percentage of the outstanding shares held by the 11 shareholders where discussions took place	The percentage of common shares outstanding of shareholders that did not respond or determined a discussion was not needed at that time	Percentage of inbound shareholder requests we responded to

The Chair of the Compensation Committee, the Independent Lead Director, and the Corporate Secretary participated in all these discussions along with a small team of experts from Nabors. The Chairs of the Risk Oversight and ESG Committees joined some of these discussions as well. Our investor relations team also engaged in dialogue on a regular basis with many of our shareholders

Engagement Topics	Focus Areas

ESG

•  Our energy transition strategy

•  Our approach to board and committee refreshment, including our approach to board diversity

•  Our ESG strategy and reporting

•  Diversity, equity and inclusion throughout Nabors

•  Board leadership and robust role of the Independent Lead Director

2024 Proxy Statement	7

Engagement Topics	Focus Areas

Executive Compensation (See CD&A for additional details)

•  Continued enhanced disclosure, clarity and readability of our CD&A

•  Our ongoing commitment to align C-Suite compensation with performance

•  Our ongoing incorporation of ESG metrics into CEO compensation

•  Our implementation of well-defined C-Suite goals and quantifiable metrics

•  Our focus on pay for performance (e.g., Performance Stock Units (“PSU”s) and Total Shareholder Return (“TSR”) shares) rather than purely time-based equity awards (e.g., Restricted Stock Units (“RSUs”)), in contrast to our peers

•  Our use of annual goals as part of a broader scheme of multi-year targets and the potential for additional multi-year goal setting

•  Greater disclosure of the Compensation Committee’s target setting process

8	2024 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

ESG Committee Responsiveness Over the Years

We were one of the first public companies to establish and include an independent board committee focused on ESG initiatives. In addition to the actions taken during 2023 (see “2023 Shareholder Feedback on ESG” below), the ESG Committee has made significant changes to the governance and sustainability program over the past several years in response to shareholder feedback:

2011	Adopted a proxy access policy for shareholders owning at least 5% of the Company’s shares continuously for three years

2013	Implemented a majority voting director resignation policy

2014	Inaugural publication of the Sustainability Report

2014	Transitioned to a fully declassified board with annual elections

2014	Board committed to splitting the CEO and board chair roles following tenure of current CEO

2014	Incorporated gender and ethnicity into board membership criteria, culminating in the appointment of our two most recent directors in 2017 and 2019, enhancing board diversity

2017	Amended proxy access policy to reduce threshold from 5% to 3% by adopting the 3/3/20/20 formulation(1)

2018	Hired the Company’s first Chief Administrative Officer, tasked with overseeing E&S

2018	Increased director stock ownership requirement to 5x from 3x annual cash retainer and adopted an annual compensation cap on director renumeration

2020	Renamed the Governance & Nominating Committee as the ESG Committee, reflecting the board’s increased focus and oversight sustainability and environmental initiatives

2021	Adopted the Task Force for Climate-Related Financial Disclosure (TCFD) framework

2021	Introduced initial ESG goals and metrics

2022	Continued reductions in Scope 1 and Scope 2 GHG emissions intensity, exceeding international Scope 1 GHG emissions intensity reduction targets

2023	See the table that follows for detailed actions taken

(1)

Structure that enables a shareholder or a group of up to 20 shareholders who have held at least 3% of Company stock for 3 years to nominate up to 20% of the Board. The shorthand for this proxy access policy with this formulation is 3/3/20/20.

2024 Proxy Statement	9

2023 Shareholder Feedback on ESG

The table below details the feedback we heard from our shareholders on ESG initiatives and the actions the Company took to address shareholders’ views on our ESG program. The changes implemented in 2023 reflect our Board’s strong commitment to shareholder engagement and responsiveness.

What We Heard	Actions Taken in 2023

Continue inclusion of ESG metrics into executive compensation	Included a heavily weighted energy transition financial performance goal for the CEO, building upon the previous year’s goal of creating an energy transition business plan (See “2023 CEO Performance Goals and Achievements”, below)

Increase the rigor of ESG metrics used in the CEO’s performance goals	Continued to increase the rigor of Scope 1 emissions reduction targets and diversity metrics to drive continuous year-over-year improvements, demonstrating the Board’s commitment to responsible and sustainable operations (See “Stewardship of the Environment” below)

Enhance Board composition with respect to diversity, improve related disclosure	The Board committed to include females and minorities in the initial pool of future director candidates and intends to increase gender diversity on the Board (See “Board Evaluation, Commitments, Diversity, and Refreshment” below)

Enhance Board skillsets and improve related disclosure	Expanded Directors’ skillsets and backgrounds on an individual basis, adding skills such as cybersecurity, machine learning and artificial intelligence (See “Summary of Director Nominee Skills and Characteristics” below)

Increase disclosure surrounding the Board’s risk assessment framework	Enhanced proxy disclosure surrounding the Board’s risk management oversight, highlighting specifically the Company’s Enterprise Risk Management Committee (See “Board’s Oversight of Risk Management” below)

Expand disclosure related to the Board’s assessment and monitoring of the Company’s material risks related to cybersecurity	Increased proxy disclosure regarding the Board’s approach to cybersecurity, showcasing the Board’s annual cybersecurity review through director education, highlighted individual Director expertise in cybersecurity, highlighted the Company’s leverage of the NIST cybersecurity framework, and disclosure of zero known material cybersecurity breaches within the last three years (See “Cybersecurity Oversight” below)

Provide additional disclosure in conformity with ESG standards	Continue to publish an annual Sustainability Report disclosing the Company’s environmental and social initiatives, achievements and operational awareness while meeting stakeholder expectations and committing to stay ahead of the everchanging ESG landscape

10	2024 Proxy Statement

Our Commitment to Sustainability

The way we conduct our business is just as important as our results. Sustainability is an essential part of our corporate culture and an integral element of our strategic plans. We are committed to enhancing sustainability through:

•	technological innovation;

•	environmental impact planning;

•	corporate safety initiatives; and

•	community relations activities.

We believe we lead the industry with our focus on environmental standards.

Stewardship of the Environment

The following operational highlights and targets demonstrate our continued commitment to environmental sustainability:

•  Disclosed External Assurance Statement for 2022 Sustainability Report

•  Recognized for our commitment to sustainability through the following award recognitions:

o  Mid/Small-Cap Energy Firm of the Year at the 2023 Gulf Energy Excellence

o  Service Provider of the Year at the 2023 Oil & Gas Middle East Award

•  Continued alignment with guidelines set forth by the Task Force on Climate-related Financial Disclosures (TCFD)

•  Achieved our 2023 US and International Scope 1 reduction targets of 3.0% and 3.7% respectively, using a baseline of 2022

ESG Oversight and Structure

Our Senior Vice President, Chief Administrative Officer (SVP, CAO) leads our ESG strategy and oversight, with a direct line of communication to the Board and direct reporting to the CEO.

Our SVP, CAO maintains close alignment with the CEO and Executive Leadership Team who support the implementation of ESG initiatives in their respective areas. The Executive Leadership Team represents Energy Transition, Environmental and Social Governance, Operations, and Technology and Services.

The SVP, CAO is supported by, and leads the Sustainable Development Team, a management team comprised of business unit and function heads drawn throughout the Company. The team, which is representative of the various geographies in which the Company operates, works to ensure that our ESG priorities and goals are shared across the Company. ESG priorities and goals include Carbon & Climate, Risks and Stakeholder/Society, DEI, Product, Safety, Quality and Brand, and Governance.

The Execution Team in their respective areas are responsible for coordination and execution of the climate strategy, ensuring successful ESG implementation and reporting on performance.

2024 Proxy Statement	11

Our Commitment to Our People

Nabors recognizes that management of our human capital is essential to the long-term success of the Company. Our Board of Directors advises on the key elements of human capital management while the leadership team implements these elements to build a skilled, diverse, and competitive workforce that will drive the Company’s future success.

OUR COMMITMENT TO SAFETY

With one year in operation, RZR (Red Zone Robotics) rig floor automation module further demonstrated the value of an automated (unmanned) rig floor by the achievement of zero recordable incidents on the rig floor.

TOTAL RECORDABLE INCIDENT RATE

0.47 TRIR

Improved versus 0.48 in 2022

DIVERSITY, EQUITY AND INCLUSION

As a global company dedicated to fostering internal cooperation for shared objectives and forming external partnerships to maximize customer value, we recognize the pivotal role of a diverse workforce in achieving success.

We are committed to cultivating an inclusive work environment that embraces individuals from various backgrounds, ethnicities, and experiences.

Our workforce is comprised of individuals representing 89 different nationalities.

MINORITY GROUPS

42% of total employees

37% of representation in management

7% relative change increase from 2022

FEMALE EMPLOYEES

8% of total employees

3% relative change increase from 2022

19% of female employees holding management positions, 8% relative change increase from 2022

>20% reduction in female attrition among SG&A[1] and FS[2] workforce

DIVERSITY

58% of US SG&A[1] and FS[2] hires

1% relative change increase from 2022

[1] Selling General & Administrative (SG&A)
[2] Field Support (FS)

2023 Global Employees by Region

Africa & Middle ...
Asia & Australasia 8%
Europe & Other 4%
Latin America 17%
North America 57%

2023 U.S. Employees by Ethnicity

Asian 5%
Native American 1%
Bi-Racial 2%
Native Hawaiian/Other Pacific Islander 0%
Black 7%
Hispanic or Latino 27%
White 58%

TALENT MANAGEMENT

Nabors places a strong emphasis on empowering employees with the skills needed to thrive in an ever-evolving professional landscape.

As part of our commitment to ongoing development, we offer a range of specialized training programs, workshops, and resources tailored to enhance both technical expertise and soft skills.

35% increase of crew field-based competency

Verified crew competence by completing over 2,300 formal assessments

93% compliance achieved

Respect in the Workplace training provided to U.S. field operations

98% compliance with new Code of Business Conduct

Published in Arabic, English, Russian, and Spanish

12	2024 Proxy Statement

Our Commitment to Governance Best Practices

Our shareholders elect the Board of Directors to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law or the Company’s Bye-laws, all corporate authority resides in the Board as the representative of the shareholders.

Role of the Board of Directors

The Board directs the management of the Company’s business and affairs, and, while retaining ultimate oversight responsibilities, selects executive officers to manage the day-to-day operations of the Company. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. For example, in 2023, the Board reviewed the existing clawback policy and adopted a new clawback policy consistent with the NYSE listing standards and SEC requirements and increased the requirements in the Company’s ownership and holding guidelines. The Governance Guidelines and the Code of Business Conduct along with all Committee charters are available on the Company’s website at www.nabors.com.

Corporate Governance Best Practices

As corporate governance best practices continue to evolve, so do we. Our Board is committed to the following best practices:

✓ Independent Lead Director	✓ Significant stock ownership and holding requirements for NEOs

✓ Annual Director elections	✓ Proxy access

✓ Fulsome Board evaluation	✓ Continuing education for Directors

✓ Active shareholder engagement program	✓ Shareholder rights to call special meetings

✓ Gender, ethnic, cultural and experience diversity among Board and management	✓ Majority independent Board

✓ Robust stock ownership for Board of Directors

Shareholder Communication with the Board

Shareholders and other interested parties may contact any of the Company’s Directors (as a group or individually), Board committees, or independent Directors as a group, by writing to them at Nabors Industries Ltd., c/o: Corporate Secretary and delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda, or by mail to P.O. Box HM3349, Hamilton, HMPX, Bermuda or by emailing Investor.relations@nabors.com. Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy Regarding Shareholder Communications with the Board of Directors”, which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control or auditing matters, may be communicated directly to the Independent Lead Director, to the outside directors as a group, or to the Audit Committee. Such communications will be treated as confidential and can be anonymous and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.

2024 Proxy Statement	13

Overview of Key Governance Topics

Board Leadership Structure

✓	Independent Lead Director role with defined duties, including direct engagement with shareholders

✓	Any Director may raise a matter for consideration by the Board

While our Governance Guidelines provide for an independent chair of the Board following the tenure of our current Chairman and CEO, the Board believes that the current combination of the Chair/CEO role with an experienced, Independent Lead Director creates the most effective and balanced board leadership structure for the Company at this time. The Board believes that Mr. Petrello is best positioned to chair regular board meetings because of his primary responsibility for the Company’s day-to-day operations and his extensive knowledge and understanding of the Company and its industry. Furthermore, combining the roles of Chair and CEO in Mr. Petrello creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. Both the Chairman and Independent Lead Director serve on the Board’s Executive Committee, and any Director may raise a matter for consideration by the Board. The Board’s current view is that a combined Chair and CEO position, together with non-executive independent directors and a proactive, objective and highly-engaged Independent Lead Director, promotes candid discourse and responsible corporate governance.

If reelected, Mr. Yearwood will continue to serve as our Independent Lead Director, a position he has held since 2011. The Board believes that Mr. Yearwood’s extensive management experience, industry-leading reputation and effective performance in the role of Independent Lead Director, qualifies him to continue to serve in that capacity.

The Independent Lead Director’s primary responsibilities include:

•	Presiding over the executive sessions of independent directors, which are held during all board meetings or whenever otherwise required;

•	Calling meetings of the independent directors as desirable;

•	Developing and approving, together with the Chair, the agenda for board meetings, adding agenda items where he deems appropriate;

•	Serving on the Executive Committee of the Board;

•	Chairing certain portions of the board meetings;

•	Providing input and guidance on strategy and growth directly to management in operations;

•	Serving as a liaison between the Chair and the independent directors;

•	Leading, together with the ESG Committee Chair, the Board’s annual self-evaluation; and

•	Performing other duties delegated by the Board from time to time.

The Independent Lead Director also participates in direct engagement discussions with the Company’s shareholders. This past year, our Independent Lead Director partnered with the Chair of the Compensation Committee and members of the Nabors management team in extensive communications with significant shareholders and other stakeholders regarding compensation and ESG matters. The Chairs of the Risk Oversight and ESG Committees joined some of these discussions as well.

Director Independence

✓	Annual review of independence

✓	Each member of the Board, other than the Chair, is independent

The ESG Committee conducts a review at least annually of the independence of each member of the Board and its Committees and reports its findings to the full Board. As permitted by the rules of the SEC and New York Stock Exchange (“NYSE”), the Board has adopted categorical standards to assist in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the SEC and NYSE and are set forth in our Governance Guidelines

14	2024 Proxy Statement

available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related Transactions” below, as well as social and other relationships, in determining whether a director is independent.

Upon the recommendation of the ESG Committee, and after considering all relevant factors, the Board has determined that each member of the Board, other than Mr. Petrello, is independent. The Board also has determined that each member of our Audit, Compensation, and ESG Committees meets the independence standards established for these Committees by the NYSE and the applicable rules and regulations of the SEC.

Board Evaluation, Commitments, Diversity, and Refreshment

✓	Individual Director Evaluations

✓	Annual formal evaluation of the Board and its committees

✓	Anonymous feedback solicited

✓	Results of the evaluation are reviewed by the ESG Committee and discussed at the full board level

The ESG Committee regularly assesses the Board’s performance and ensures that it is composed of highly qualified Directors with diverse skillsets and backgrounds who will serve as stewards of investor capital and drive the Company’s focus to ensure the continued creation of long-term shareholder value. A formal evaluation of the Board and its committees is conducted on an annual basis to solicit anonymous feedback and determine appropriate action based on that feedback.

To ensure a robust approach to director suitability, evaluation, and refreshment, our Independent Lead Director, together with the ESG Committee Chair, leads the Board’s annual self-evaluation, which considers the following topics:

•	Board/Committee materials

•	Board/Committee meeting logistics and effectiveness

•	Board/Committee oversight responsibilities

•	Board/Committee composition

•	Committee effectiveness

•	Individual director performance

The results of the evaluation are reviewed by the ESG Committee and discussed at the full board level. When appropriate, changes are implemented to improve board performance and responsiveness.

Policy on Director Commitments

✓	Employee directors may not be a director of more than two other public companies

✓	Non-employee directors may not be a director of more than four other public companies

Directors are encouraged to serve on the boards of directors of other companies, as the Board believes such service broadens and deepens our directors’ knowledge and experience. Our Board Guidelines on Significant Corporate Governance Issues, as recently revised, set forth certain limitations on director service to ensure that each director’s outside directorships do not interfere with his or her ability to meet the responsibilities and expectations of service on our Board, including as it relates to conflicts of interest and overboarding. Under such policy, unless approved by the Board, the employee directors of the Board may not be a member of the board of directors of more than two other public companies and non-employee directors of the Board may not be a member of the board of directors of more than four other public companies. All Directors must notify the Chair of the Board and Chair of the ESG Committee in advance of accepting an invitation to serve on another board (other than a non-profit’s board) to ensure that such new board does not either present a conflict with the Director’s role as a member of the Board or overburden the Director’s capacity to serve on the Board. Furthermore, the ESG Committee conducts an annual review of director commitments, including consideration of directorships and any leadership positions held at other public and private companies and nonprofit entities, and has determined that all directors currently comply with these guidelines.

2024 Proxy Statement	15

Director Diversity

✓	Committed to maintaining a pipeline of diverse Director candidates

✓	ESG Committee intends to increase gender diversity on Board

We recognize that our Board needs more gender diversity and we are committed to bringing on additional female perspectives as well as other forms of diversity, including ethnic, regional, and skillset. As the ESG Committee considers its long-term Board refreshment strategy, we are committed to maintaining a pipeline of diverse Director candidates. As part of this commitment, the Board will target women and minorities in the initial pool of candidates when selecting new director nominees with a goal of reaching thirty percent gender diversity of the directors on the Board. The ESG Committee also routinely evaluates the size and structure of its Board, including the possibility of expanding the size of the Board over time. The ESG Committee would aim to fill these positions with diverse candidates from the current pipeline.

Director Refreshment and Succession Planning Process

✓	Committed to seeking additional, skilled directors that bring a diverse perspective

✓	Established practice of rotating membership of key Committees and Committee leadership positions to allow for fresh perspectives

The ESG Committee believes it is desirable to maintain a mix of longer-tenured, experienced directors who have developed enhanced knowledge and understanding of, and valuable insight into, the Company and its operations and newer directors with fresh perspectives. The ESG Committee has considered shareholder perspective regarding longer-tenured directors. At this time, the Board believes that its longer-serving directors provide meaningful contribution and perspective to the boardroom given their experience and institutional knowledge and are better positioned to provide effective oversight of management. Accordingly, while director tenure is taken into consideration when evaluating the Board’s composition, the ESG Committee believes that imposing limits on director tenure would deprive the Board of the valuable contributions of its most experienced members. While the Board does not impose director tenure limits and is comfortable with its current size, which allows for greater collaboration and non-member participation across committees, the Board is mindful of the benefits of refreshment and, as such, continues to search for additional, skilled directors that bring, in particular, a diverse perspective and experience in the Middle East, to support our growing businesses in this region.

The Board also has an established practice of rotating membership of key Committees as well as rotating Committee leadership positions to allow for fresh perspectives. In furtherance of this practice, in 2020 Michael Linn stepped down as Chair of the Compensation Committee and Tanya Beder assumed the role. The Board additionally refreshed the chairs of the ESG and Risk Oversight Committees in 2020.

Risk Oversight

✓

Risk Oversight Committee meets at least quarterly to evaluate the Company’s risk exposure and tolerance and receives reports from the Company’s Enterprise Risk Management Committee (“ERMC”) and other Board Committees

✓	Procedure in place for employees, shareholders and any other person to report concerns to the Board

Our full Board is responsible for risk oversight and delegates this responsibility to the Risk Oversight Committee. The Risk Oversight Committee oversees the Company’s policies and processes regarding risk assessment and risk management, and the Company’s enterprise risk management, compliance, and operational control activities. The Risk Oversight Committee meets at least quarterly to evaluate the Company’s risk exposure and tolerance and to discuss the most critical risks facing the Company.

16	2024 Proxy Statement

Board’s Oversight of Risk Management
▼

Risk Oversight Committee’s Role

•  Receives information from management regarding a variety of matters, including geopolitical, operations, legal, regulatory, finance, internal audit, ESG, cybersecurity, information technology, and strategy, as well as any material risks associated with each matter.

•  Receives an update from the chair of each of the committees and in turn provides a quarterly risk report to the full Board.

•  Receives an update from the Company’s ERMC, composed of over a dozen top senior personnel from various business unit functions, each of whom supervises day-to-day risk management throughout the Company.

•  Conducts a thorough review of best practices for risk oversight as it relates to changes to procedures, practices, controls and committee charter to ensure a robust process.

▼

Role of Other Committees in Risk Oversight
▼	▼	▼	▼

Audit	Compensation	ESG	Technology & Safety

Oversees the Company’s financial statements and regularly interacts with parties including management, the internal and external auditors, and Compensation Committee on related risks	Reviews executive compensation in light of incentive risk structures and evaluates the connection between risk management policies and practices, corporate strategy, and compensation

Reviews and evaluates ESG-related risks from strategic, regulatory and financial perspective, as well as risks associated with conflicts of interest and other risks associated with related-party interactions and the Company’s governance structure

Reviews key technology and health & safety systems and policies to assess key risks, including cybersecurity issues
▼

Management’s Role in Risk Oversight

•  Nabors ERMC is tasked with evaluating risks specific to Nabors, as well as those that are commonly associated with the industry.

•  In 2023, Nabors enlisted the use of a third-party expert to assist in the extensive annual risk assessment process and surveyed executives, directors and operational area managers across the globe to measure their perception of the top enterprise risks facing the Company. With a 90%-participation rate in the survey, the top risks were identified for 2023, as well as the potential for certain existential risks, for assessment and development of mitigation strategies.

•  The ERMC meets regularly throughout the year to discuss the risks identified in the survey and the existential risks, and generates mitigation strategies. The results of these meetings are reported to the Risk Oversight Committee quarterly, with interim escalation to that Committee regarding any material matters identified.

The Board also has a procedure in place for employees, shareholders and any other person to report concerns about the Company’s conduct, accounting, internal controls and other matters to the Board. In addition, the Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

2024 Proxy Statement	17

Cybersecurity Oversight

✓	Risk Oversight Committee meets at least quarterly to evaluate the Company’s cybersecurity risk profile

✓	Company leverages the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF) and the Oil and Natural Gas Subsector Cybersecurity Capability Maturity Model (ONG C2M2)

✓	Company performs regular testing and monitoring of our systems both in house and by external third parties

Cybersecurity is an integral element of risk management at Nabors. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects, and preparedness for recovery of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.

1.

Our Vice President of Information Technology reports to the Technology and Safety Committee and the Risk Oversight Committee on the Company’s cybersecurity program and developments at each of the regularly scheduled quarterly Board meetings. The ERMC receives cybersecurity reports periodically throughout the year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;

2.

We have a cross-functional approach to addressing cybersecurity risk, with the Risk Oversight Committee receiving reports from the ERMC on the Company’s enterprise risks, including cybersecurity risks, and mitigation strategies; and

3.	In addition, the full Board periodically receives a comprehensive cybersecurity review, such as director education conducted by third party experts in cybersecurity.

We leverage the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF) to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Additionally, we evaluate our controls environment using other relevant standards such as the Oil and Natural Gas Subsector Cybersecurity Capability Maturity Model (ONG C2M2). The Company has not experienced a material cybersecurity breach within the last three years.

We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles. The Company is committed to supporting our Directors’ expansion of skills and knowledge related to cybersecurity to better equip them to assess our exposure (and guide our response) to cybersecurity threats. For example, Tanya Beder holds a Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University and a certification in Gaming Cyber and Information Operations from the Military Operations Research Society.

We perform regular testing and monitoring of our systems including vulnerability scanning, penetration testing, tabletop exercises, and disaster recovery exercises that are performed both in house and by external third parties.

Strategy Oversight

✓	Senior management presents to the Board at least quarterly on strategic progress and initiatives

✓	Board meets at least annually for a formal strategy session

Overseeing the Company’s business strategy is a key focus area for the Board, and Directors are regularly engaged in ongoing dialogue on the topic. In order for the Board to remain apprised of ongoing and emerging developments, senior management presents at least quarterly on strategic progress and initiatives. The Board also meets at least annually for a formal strategy session in which it assesses overall progress and go-forward strategic priorities, which ensure that compensation metrics incentivize executives and the management team to execute on goals aligned with the budget and achievement of the Board’s short and long-term objectives. Further, frequent formal and informal interactions take place between the Board and senior business unit leaders.

18	2024 Proxy Statement

Code of Business Conduct

✓	All employees and non-employee directors are required to abide by our Code of Business Conduct

✓	We expect vendors and suppliers to act consistently with the Code of Business Conduct

The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers and senior management, as well as our non-employee directors, are required to abide by our Code of Business Conduct and related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. We also expect vendors and suppliers to act consistently with the Code of Business Conduct. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any material amendments to the Code of Business Conduct, or waivers from any provision of the Code of Business Conduct that apply to our CEO, CFO and Corporate Secretary.

Meetings of the Board and Committees

✓	24 Board and Committee meetings were held throughout 2023

✓	Each of our Directors attended 100% of all meetings of the Board and Committees on which they served during 2023

✓	Five of our Board members attended the 2023 Annual General Meeting

Our Board members are actively involved in on-going oversight of the Company’s activities. Board and Committee meetings typically involve several days of preparation and meeting time, periodically involving travel to one of our business operations locations, so that board members have a “field-level” view of the business and its people. In addition to the 24 board and Committee meetings held throughout 2023, our board members routinely met with members of Nabors’ senior leadership, shareholders, key customers, vendors, and other stakeholders in order to listen, learn, and educate themselves.

The Board has six Committees, each of which report their activities to the full Board:

Appointments to and chairs of the Committees are recommended by the ESG Committee and approved by the Board. Directors are expected to attend all meetings of the Board and Committees on which they serve. In practice, we believe a small board provides the unique opportunity for all Directors to participate in all committee meetings, regardless of committee membership, which promotes greater knowledge sharing and leveraging each Director’s specialized skillset.

Each of our Directors attended 100% of all meetings and information sessions of the Board and Committees on which they served during 2023. Although it is not a policy, we encourage our Board members to attend the annual general meeting of shareholders. In 2023, five of our Board members attended the 2023 Annual General Meeting.

2024 Proxy Statement	19

The following chart shows the current membership and Chair of each Committee, and the number of meetings held by each Committee during 2023.

Director	Audit	Compensation	ESG	Risk Oversight	Technology & Safety	Executive

Tanya S. Beder	✓	Chair			✓

Anthony R. Chase		✓	✓	Chair

James R. Crane					Chair	✓

John P. Kotts	Chair	✓

Michael C. Linn			Chair	✓

Anthony G. Petrello						Chair

John Yearwood	✓		✓	✓	✓	✓

Number of Meetings	4	4	4	4	4	0

Board Practices and Commitment

✓	The Board aims to meet once a year in an international operating jurisdiction to stay informed of local market conditions and meet with key stakeholders

✓	The Board has direct communication with shareholders to discuss issues that are of importance to them

✓	The Board and its committees have executive sessions with every regular meeting of the Board

The Board held four meetings during 2023, in addition to numerous information sessions. The Board also took action by unanimous written consent when appropriate. Each of the Audit, Compensation, ESG, Risk Oversight, and Technology and Safety committees met four times, in addition to holding numerous information sessions, and also took action by unanimous written consent when appropriate. On an interim basis, the Executive Committee of the Board or a Special Committee may be designated to oversee ongoing active matters that may require actions between Board meetings. In 2023, the Executive Committee took action on two occasions via unanimous written consent.

Ordinarily, the Board targets at least one meeting each year to be held at a key Nabors market location outside the United States. This practice allows the Board members to have direct contact with both field level and local management and facilitates a greater understanding of the challenges and opportunities in these markets. Examples include past board meetings in the United Arab Emirates, Argentina, Saudi Arabia, and Colombia. The Board also may use these occasions to meet with key customers and vendors, and to receive direct feedback on the Company’s performance and opportunities.

Key management personnel, including one or more of their direct reports, are invited on a rotational basis to make presentations to the Board at every meeting. This practice ensures informed contact by the Board members with management. Our standard practice is to permit all Board members to attend any and all Committee meetings. This practice promotes extraordinary depth of knowledge with respect to Company matters and ensures the Company benefits from the Directors’ collective knowledge, skill and experience. Board members also hold meetings with shareholders, either in person or by telephone. This allows the Board to have direct communication and to discuss issues that are of importance to the shareholders. Members of the Board also meet regularly with management and employees of the Company to discuss strategy and other matters. The Board and its committees also have executive sessions without management present whenever required, including in connection with every regular meeting of the Board. Any committee member or Board director can request such executive session at each of the regularly scheduled meetings.

20	2024 Proxy Statement

Key Committee Responsibilities

The following tables show the key responsibilities of each Board Committee.

Audit Committee

Members: John P. Kotts (Chair), Tanya S. Beder, John Yearwood

Key Responsibilities

•  Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.

•  Selects, determines the compensation of, evaluates and, if deemed appropriate, replaces the independent auditor, and preapproves audit and permitted non-audit services.

•  Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

•  Prepares the Audit Committee reports for inclusion in the Proxy.

•  Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to have met the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts and Yearwood and Ms. Beder meet the criteria of “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

ESG Committee

Members: Michael C. Linn (Chair), Anthony R. Chase, John Yearwood

Key Responsibilities

•  Identifies and recommends candidates for election to the Board.

•  Monitors skill set coverage of the current Board as well as Committee and executive succession planning.

•  Establishes procedures for the Committee’s oversight of the evaluation of the Board.

•  Reviews corporate governance policies annually.

•  Reviews and approves any related-party transactions involving Directors and executive officers.

•  Oversees setting of ESG strategy and related risks and opportunities.

•  Receives regular updates from key sustainability-related personnel on initiative progress.

•  Monitors and advises the Board on environmental, social, and governance-related policy initiatives, including compliance, and oversees the publication of the Company’s sustainability report.

All members of the ESG Committee were determined to have met the independence standards of the NYSE.

The ESG Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

2024 Proxy Statement	21

Compensation Committee

Members: Tanya S. Beder (Chair), Anthony R. Chase, John P. Kotts

Key Responsibilities

•  Evaluates the performance of the CEO and CFO.

•  Establishes the compensation of our executive officers, and reviews and approves the compensation of other senior leaders.

•  Establishes, reviews and approves measurable goals applicable to the compensation of the CEO and CFO and the goals and objectives of the Company’s executive compensation programs.

•  Oversees the administration of our incentive compensation and other equity-based compensation plans for officers and employees.

•  Reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) and recommends to the Board the inclusion of the CD&A and Compensation Committee reports in the proxy statement.

•  Communicates with the Audit Committee regarding performance goals and evaluations of key finance, internal control, internal audit and risk management personnel.

•  In consultation with the ESG Committee and our independent, external compensation consultants, recommends director compensation.

•  Meets with the Risk Oversight Committee to confirm that compensation and incentive pay structures do not encourage unnecessary risk taking.

All members of the Compensation Committee were determined to have met the independence standards of the NYSE.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Risk Oversight Committee

Members: Anthony R. Chase (Chair), Michael C. Linn, John Yearwood

Key Responsibilities

•  Monitors management’s identification and evaluation of major strategic, operational, regulatory, information technology, cybersecurity and other external risks inherent in the Company’s business.

•  Discusses and identifies the most critical risks facing the Company.

•  Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.

•  Reviews the Company’s processes for managing and mitigating operational and enterprise risk.

The Risk Oversight Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Technology and Safety Committee

Members: James R. Crane (Chair), Tanya S. Beder, John Yearwood

Key Responsibilities

•  Reviews the Company’s strategic technology positions, including intellectual property, patents, and trademarks.

•  Monitors the Company’s compliance with health and safety standards.

•  Reviews the Company’s safety performance.

•  Reviews the integrity of information technology systems, including the potential for cybersecurity threats.

•  Coordinates with Risk Oversight Committee in order to mitigate risk from cybersecurity threats and, in case of a cybersecurity incident, to remediate any damage from the incident.

The Technology and Safety Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

22	2024 Proxy Statement

Executive Committee

Members: Anthony G. Petrello (Chair), James R. Crane, John Yearwood

Key Responsibilities
As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

Non-Employee Director Compensation

We believe it is essential to attract outstanding non-employee Directors and to align their economic interests in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the Compensation Committee. Director compensation is based on market analysis and recommendations provided by the Compensation Committee’s independent compensation consultant. Since the 2021 Annual General Meeting, Pay Governance, LLC (“Pay Governance”) has served as the Compensation Committee’s independent compensation consultant, and we are pleased with the ongoing refreshment of our compensation practices. The Compensation Committee consists entirely of independent Directors and is authorized to delegate authority to one or more subcommittees.

We believe that director compensation should be reasonable considering the customary practices for companies of similar size, global scope and complexity and should reflect the time, effort and expertise required of our Directors to adequately perform their responsibilities. The amount of compensation paid or awarded to our non-employee Directors takes into account the high level of director involvement with the Company, the amount of time required for our Directors to adequately perform their duties, and the requirement that our Directors travel substantial distances to attend meetings at key Nabors market locations throughout the world.

In 2018, the Board approved, and the shareholders ratified, a director compensation policy that limits each non-employee director’s individual compensation (the “Limitation Policy”) to a maximum of $550,000 per calendar year. On April 24, 2024, the Board approved, based on the recommendation of the Compensation Committee, an amendment to the Limitation Policy to increase the maximum amount under the Limitation Policy to $750,000 per calendar year (the “2024 Non-Employee Director Compensation Limitation”). Under the Limitation Policy, the Board has the authority to make decisions with respect to the components of director compensation; in other words, such compensation may consist of cash, equity or other consideration, up to the aggregate limit of $750,000. The Board has recommended that Shareholders ratify the 2024 Non-Employee Director Compensation Limitation in connection with their approval of Amendment number three of the Company’s Amended and Restated 2016 Stock Plan.

Current retainers are as follows:

Board member cash retainer	$100,000	Audit Committee Chair cash retainer	$60,000

Board member restricted stock award	$250,000	Audit Committee member cash retainer	$15,000

Committee member (non-Audit) cash retainer	$10,000	Independent Lead Director cash retainer	$35,000

Committee Chair (non-Audit) cash retainer	$30,000

All cash retainers are paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model.

The restricted share awards to non-employee Directors generally are made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to Directors who are retiring or otherwise not continuing as Directors. In addition, Directors who retire from the Board and who meet other criteria may under certain circumstances maintain previously issued equity awards outstanding upon approval by the Compensation Committee.

2024 Proxy Statement	23

Under the Director Share Ownership guidelines, each director is required to own Company shares with a value of at least five times the director’s annual cash retainer (exclusive of any portion of the retainer received as a member or Chair of any Committee). Share value for purposes of the guidelines is determined as of the date of grant for vested or unvested restricted share awards or, in the case of open market purchases, the date of acquisition. Each director has three years from the date of their first election to the Board by the shareholders to meet the ownership requirements of the guidelines. Each director is currently in compliance with the guidelines.

The following table sets forth information concerning total director compensation in 2023 for each non-employee director. Mr. Petrello, who was an employee of the Company throughout 2023, is not included in this table. His compensation is reflected in the Summary Compensation Table under “Executive Compensation Tables” below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Tanya S. Beder	155,000	125,000	0	0	0	269,000	549,000

Anthony R. Chase	150,000	125,000	0	0	0	275,000	550,000

James R. Crane	130,000	125,000	0	0	0	125,000	380,000

John P. Kotts	170,000	125,000	0	0	0	125,000	420,000

Michael C. Linn	140,000	125,000	0	0	0	269,000	534,000

John Yearwood	180,000	125,000	0	0	0	125,000	430,000

(1)

Represents cash retainer fees paid. Any director may elect to receive immediately vested stock options, in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model. During 2023, none of the directors elected to receive stock options in lieu of their cash retainer payment.

(2)

The amounts shown in the “Stock Awards” column reflect the grant-date fair value of restricted share awards, in accordance with FASB ASC Topic 718. On June 6, 2023, upon re-election each non-employee director received an award of 1,291 restricted shares as a part of their annual compensation. The number of restricted shares was determined by dividing the approved award dollar amount of $125,000 (one-half of the annual entitlement) by $96.84. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

(3)	As of December 31, 2023, each of the non-employee Directors held 1,291 unvested restricted shares.

(4)	As of December 31, 2023, the number of outstanding stock options, all of which are fully vested, were as follows: Ms. Beder – 60; Mr. Chase – 1,829; Mr. Crane – 418; and Mr. Kotts – 9,837.

(5)	The amounts in the “All Other Compensation” column of this table consists of the following:

Name	Deferred Cash Award ($)(a)	Special Committee Membership Fees ($)(b)	Other Compensation ($)(c)	Total ($)

Tanya S. Beder	125,000	144,000	0	269,000

Anthony R. Chase	125,000	0	150,000	275,000

James R. Crane	125,000	0	0	125,000

John P. Kotts	125,000	0	0	125,000

Michael C. Linn	125,000	144,000	0	269,000

John Yearwood	125,000	0	0	125,000

24	2024 Proxy Statement

(a)

Non-employee directors are entitled receive an annual equity incentive award equal to $250,000. For 2023, upon the recommendation of the Compensation Committee, the directors elected to receive a deferred cash payment of $125,000 in lieu of one-half of the annual restricted share grant they are otherwise entitled to receive in order to preserve shares available for grant under the Amended and Restated 2016 Stock Plan.

(b)

In December of 2022, the Board established an independent Special Committee consisting of Tony Chase, as Chairman, Tanya Beder and Michael Linn, to oversee the business combination between NETC and Vast Solar Pty Limited. The Special Committee responsibilities expired at the end of 2023, upon the completion of NETC’s business combination with Vast Renewables Ltd. (Nasdaq: VSTE). For their services, members Ms. Beder and Mr. Linn each received fees in the amount of $144,000 and Mr. Chase is entitled to receive his fees in the amount of $154,000 anticipated to be during 2024, subject to ratification by the shareholders at the Annual Meeting to increase the director compensation limitation from $550,000 to $750,000 as described in Proposal No. 4—Amendment No. 3 to the Amended and Restated 2016 Stock Plan.

(c)	Mr. Chase received cash compensation for his services as a director on the board of SANAD, our joint venture with Saudi Aramco.

Share Ownership of Directors and Executive Officers

Our Directors and executive officers are required to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance.

As of April 8, 2024, Nabors had 10,703,116 common shares outstanding and entitled to vote, including shares held by subsidiaries of Nabors. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 8, 2024, by each of our current Directors and executive officers, both individually and as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below:

	Common Shares Beneficially Owned

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Total Outstanding(3)

Tanya S. Beder	12,046	*

Anthony R. Chase	10,384	*

James R. Crane	13,834	*

John P. Kotts	14,624	*

Michael C. Linn	11,309	*

Anthony G. Petrello(4)	551,483	5.07	%(5)

John Yearwood	19,685	*

Mark D. Andrews	10,571	*

William J. Restrepo	154,047	1.43	%(6)

All Directors and executive officers as a group (9 persons)	797,983	7.29%

*	Less than 1%

(1)	The address of each of the Directors and named executive officers listed above is in care of the Company at Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM 08 Bermuda.

(2)

We have included in the table common shares underlying stock options and warrants that have vested or are scheduled to vest within 60 days of April 8, 2024. For purposes of computing the percentage of shares held by the persons named above, such option and warrant shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options and warrants, respectively, or those vesting within 60 days of April 8, 2024, included in the table are as

2024 Proxy Statement	25

follows: Ms. Beder – 60 and 2,679; Mr. Chase – 1,829 and 1,699; Mr. Crane – 339 and 3,110; Mr. Kotts – 9,837 and 0; Mr. Linn – 0 and 924; Mr. Petrello – 0 and 177,632; Mr. Restrepo – 0 and 44,212; Mr. Yearwood – 0 and 4,879; and all Directors/executive officers as a group – 12,065 and 235,135. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule.

(3)	The percentage of class owned is based on the Company’s total common shares outstanding as of April 8, 2024, the record date for this year’s Annual Meeting.

(4)

The shares listed for Mr. Petrello include 6,284 shares and 2,513 warrants owned by a charitable foundation over which Mr. Petrello, as an officer of the foundation, has voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares and warrants.

(5)	Excluding the 177,632 warrants, Mr. Petrello’s percent of total outstanding would be 3.49%.

(6)	Excluding the 44,212 warrants, Mr. Restrepo’s percent of total outstanding would be 1.03%.

Delinquent Section 16(a) Reports

All of our Directors and executive officers are required to file reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, and based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us during 2023, and written representations from our Directors and executive officers, we believe that all Section 16(a) filing requirements were met for such directors and executive officers in 2023 in a timely manner, with the exception of two separate transactions, taking place on November 17, 2022 and November 21, 2022, respectively. In such transactions, Mr. Linn failed to make timely filings on Form 4. Mr. Linn likewise failed to file a Form 5 within the first 45 days of 2023. On February 13, 2024, Mr. Linn filed a Form 5 reporting the two the transactions.

Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 8, 2024, the record date for this year’s Annual Meeting, based on Schedule 13G filings made by such persons with the SEC.

Beneficial Owner Name and Address	Amount and Nature of Beneficial Ownership	Percent of Total Outstanding(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	1,485,766	13.88%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	779,035	7.28%

(1)	The percentage of shares outstanding are based upon the Company’s total common shares outstanding as of April 8, 2024.

(2)

Based on a Schedule 13G/A filed on January 22, 2024, BlackRock and certain of its affiliates have sole voting power with respect to 1,467,120 shares and sole dispositive power with respect to 1,485,766 shares as of December 31, 2023.

(3)

Based on a Schedule 13G filed on February 13, 2024, The Vanguard Group and certain of its affiliates have shared voting power with respect to 15,938 shares, sole dispositive power with respect to 754,565 shares and shared dispositive power with respect to 24,470 shares as of December 31, 2023.

Certain Relationships and Related Transactions

The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions” which is reviewed on an ongoing basis by the Board. A “related person” is defined under applicable SEC rules and includes our Directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our ESG

26	2024 Proxy Statement

Committee, which is comprised entirely of independent Directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the ESG Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director’s independence.

Mr. Crane, an independent Director of our Board, controls Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in or otherwise controls several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2023, the value of the Company’s transactions with these CCG companies was $13.2 million excluding pass through charges, which the ESG Committee determined is immaterial to both the Crane companies and the Company. In its determination, the ESG Committee considered that:

•	The Company’s aggregate payment for services to the CCG companies constituted approximately 0.63% of the consolidated revenue of the CCG companies;

•	Mr. Crane was not and is not involved in the commercial decisions of either the Company or the CCG companies related to the provision of services to the Company; and

•	All commercial transactions between the Company and the CCG companies were and are conducted at arm’s length and in the ordinary course of business.

The ESG Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines and the Company’s Related Party Policy. The ESG Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies. Mr. Crane was available to answer questions about the transactions and the relationship between the Company and the CCG companies, but otherwise abstained from any discussion, consideration, or vote of the Board on this subject. Mr. Crane does not serve on the Compensation Committee, the ESG Committee, or the Audit Committee of the Board.

2024 Proxy Statement	27

Election of Directors
Proposal 1	The members of the ESG Committee recommend that you vote “FOR” the re-nomination of all seven directors.

The members of the ESG Committee recommended the re-nomination of all seven Directors. The full Board has agreed with the recommendations of the ESG Committee and nominated each of Ms. Beder and Messrs. Chase, Crane, Kotts, Linn, Petrello and Yearwood for re-election. Each nominee for director who is elected at the Annual Meeting will serve a one-year term, expiring at the next annual general meeting of shareholders or until such later time as such director’s successor is duly elected and qualified. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election.

The ESG Committee and the Board have determined that the nominees possess the right mix of backgrounds, perspectives and experiences to provide robust oversight. The Board regularly evaluates the needs and risks facing the Company to ensure the Board embodies the necessary skills, attributes and qualifications to suit the evolving landscape in which it operates. The Board’s top priority is to ensure effective and ethical oversight of the Company and its operations, and the implementation of its strategic goals.

To guide this process, the ESG Committee considers a broad set of criteria to ensure that each candidate can assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. In identifying and recommending director nominees, the ESG Committee places primary emphasis on the following criteria:

•	Reputation, judgment, integrity and, for non-employee Directors, independence;

•	Diversity of viewpoints, backgrounds and experience, including gender, race, ethnicity, age, and geography;

•	Business or other relevant experience;

•

The extent to which the interplay of the nominee’s expertise, skills, knowledge, and experience with that of the other members of the Board will result in an effective Board that is responsive to the Company’s needs; and

•

For director nominees who are current Directors, history of attendance at Board and Committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

28	2024 Proxy Statement

Director Nominee Snapshot

Upon the recommendation of the ESG Committee, the Board has nominated the following seven director nominees (all of whom are current Directors) to be elected at the Annual Meeting of shareholders. All the nominees for director are independent under the rules of the SEC and NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each director nominee, including their respective backgrounds, skills and experience, can be found under “Director Nominees” below.

Name, Age and Primary Occupation	Director Since	Independent	Committees

Tanya S. Beder, Age 68 Chair and CEO of SBCC Group Inc.	2017	✓	Audit, Compensation (Chair), Technology and Safety

Anthony R. Chase, Age 69 Chair and CEO of ChaseSource, L.P.	2019	✓	Compensation, ESG, Risk Oversight (Chair)

James R. Crane, Age 70 Chair and CEO of Crane Capital Group Inc.	2012	✓	Executive, Technology and Safety (Chair)

John P. Kotts, Age 73 Private investor and entrepreneur	2013	✓	Audit (Chair), Compensation

Michael C. Linn, Age 72 President and CEO of MCL Ventures, LLC	2012	✓	ESG (Chair), Risk Oversight

Anthony G. Petrello, Age 69 Chairman of the Board, President and CEO	1991		Executive (Chair)

John Yearwood, Age 64 Independent Lead Director Retired President, CEO and COO of Smith International, Inc.	2010	✓	Audit, ESG, Executive, Risk Oversight, Technology and Safety

2024 Proxy Statement	29

Director Dashboard

30	2024 Proxy Statement

Summary of Director Nominee Skills and Characteristics

Skills and Expertise	Beder	Chase	Crane	Kotts	Linn	Petrello	Yearwood	%

Public Company Director	•	•	•	•	•	•	•	100%

Corporate Governance	•	•	•	•	•	•	•	100%

Oilfield Services Industry		•		•	•	•	•	71%

Drilling		•			•	•	•	57%

Oil and Gas		•	•	•	•	•	•	86%

CEO/ Business Head	•	•	•	•	•	•	•	100%

International	•	•	•	•	•	•	•	100%

Finance/ Capital Allocation	•	•		•	•	•	•	86%

Financial Literacy/ Accounting	•	•	•	•	•	•	•	100%

Investment Banking	•	•	•	•				57%

Manufacturing				•		•	•	43%

Technology	•	•					•	43%

Machine Learning/ Artificial Intelligence	•					•		29%

Logistics			•					14%

Legal		•			•	•		43%

Strategy	•	•	•	•	•	•	•	100%

Risk Management	•	•	•	•	•	•	•	100%

Supply Chain			•					14%

Academia/ Education	•	•			•			43%

Cybersecurity	•							14%

Health, Safety and Environment		•	•			•	•	57%

Other Attributes

Independence	•	•	•	•	•		•	86%

Board Tenure	6	4	11	10	11	32	13

Self-Identified Racial, Ethnicity and Gender Characteristics for Directors

Black or African American		•

White or Caucasian	•		•	•	•	•

West Indian Islander							•

Gender	F	M	M	M	M	M	M

Board Composition

The Board routinely evaluates its composition to ensure that composition is aligned with the needs of the Company’s business strategy. To support this process, the ESG Committee evaluates the skills, experience and capabilities of the Board in light of the Company’s strategy and considers how Board composition may evolve to address emergent strategic needs. In considering Board refreshment, the ESG Committee also takes into account diversity. The Board acknowledges the benefits of diverse viewpoints and experiences in the decision-making process. The ESG Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders.

The members of the ESG Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, balanced tenure and experiences of the director nominees contributes to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.

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Continuing Education for Directors

The Board has access to a number of resources to assist Directors in enhancing their skills and knowledge in current and evolving areas that are relevant to our business. The Company also pays for reasonable expenses associated with a director’s attendance at continuing education programs. The Board is also routinely briefed by external advisors on the macro and industry environment as well as other issue-specific topics throughout the year.

Director Nominees

Tanya S. Beder, 68, Independent Director DIRECTOR SINCE: 2017 OTHER PUBLIC COMPANY BOARDS: 1 – Kirby Corporation (NYSE: KEX) COMMITTEES: Audit, Compensation (Chair), Technology and Safety

Tanya Beder currently serves as the Chair and CEO of SBCC Group, Inc. (“SBCC”), which she founded in 1987. SBCC is an independent advisory firm and e-family office. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, CA, where she is Chair of the Board. She has served since 2019 as a member of the Kirby Corporation (NYSE: KEX) Board of Directors on the Audit and ESG and Nominating committees. Ms. Beder holds a Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University, a certification in Gaming Cyber and Information Operations from the Military Operations Research Society and a certification for Machine Learning in Business from MIT Sloan School of Management.

Previously, Ms. Beder was the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar investment fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm; and President of Capital Market Risk Advisors, Inc. In these roles she led the implementation of neural networks and other machine learning techniques to trading and risk management. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chair. She is an appointed Fellow of the International Center for Finance at Yale University and taught courses on finance and fintech at Stanford University.

Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

QUALIFICATIONS

Ms. Beder brings to the Board extensive asset management experience, vast knowledge of operational and risk management, and experience serving on both public and private Boards of Directors. The Board also benefits greatly from Ms. Beder’s service on key Committees, including the Compensation Committee, which she Chairs, as well as her financial and cybersecurity expertise.

Anthony R. Chase, 69, Independent Director

DIRECTOR SINCE: 2019

OTHER PUBLIC COMPANY BOARDS: 3

–   LyondellBasell Industries N.V. (NYSE: LYB)

–   CullenFrost Bank (NYSE: CFR)

–   Par-Pacific Holdings, Inc. (NYSE: PARR)

COMMITTEES: Compensation, ESG, Risk Oversight (Chair)

32	2024 Proxy Statement

Tony Chase is Chairman & CEO of ChaseSource, LP, a staffing, facilities management, and real estate development firm. ChaseSource is recognized as one of the nation’s largest minority-owned businesses by Black Enterprise Magazine. Mr. Chase started and sold three ventures (Chase Radio Partners, Cricket Wireless and ChaseCom) and now owns and operates his fourth, ChaseSource. The first, Chase Radio Partners, founded in 1992, owned seven radio stations and was sold to Clear Channel Communications in 1998. The second was Cricket Wireless a nationwide cell phone service provider that he started together with Qualcomm in 1993. Mr. Chase opened the first Cricket markets in Chattanooga and Nashville, TN. The third was ChaseCom, a company that built and operated call centers in the United States and India, which Mr. Chase sold to AT&T Corporation in 2007. He is also a principal owner of the Marriott Hotel at George Bush Intercontinental Airport in Houston and the Principle Auto Toyota dealership in greater Memphis, Tennessee.

Mr. Chase serves on the boards of LyondellBasell Industries N.V. (NYSE: LYB), CullenFrost Bank (NYSE: CFR) and Par-Pacific Holdings, Inc. (NYSE: PARR) and previously served on the Board of Heritage Crystal Clean, Inc. until 2022. Mr. Chase is Professor of Law Emeritus at the University of Houston Law Center. Mr. Chase is passionate about community engagement and chairs the City of Houston/Harris County COVID-19 Relief Fund and co-chaired the City of Houston/Harris County Hurricane Harvey Relief Fund.

Mr. Chase serves on several non-profit boards in Houston: Houston Endowment, Greater Houston Partnership, Texas Medical Center, MD Anderson Board of Visitors, and the Greater Houston Community Foundation. Mr. Chase served as Deputy Chairman of the Federal Reserve Bank of Dallas and the Chairman of the Greater Houston Partnership. He is also a member of the Council on Foreign Relations.

A native Houstonian, Mr. Chase grew up attending Houston public schools. He is an honors graduate of Harvard College, Harvard Law School and Harvard Business School. He is also an Eagle Scout. Mr. Chase is the recipient of many awards, including the American Jewish Committee’s 2016 Human Relations Award, Houston Technology Center’s 2015 Entrepreneur of the Year, 2013 Mickey Leland Humanitarian Award (NAACP), 2013 Bob Onstead Leadership Award (GHP) and the 2012 Whitney M. Young Jr. Service Award. He also received Ernst & Young’s Entrepreneur of the Year, the Pinnacle Award (Bank of America) and the Baker Faculty Award (UH Law Center).

QUALIFICATIONS

Mr. Chase brings experience and expertise in oil and gas, risk oversight, environmental law, real estate, and management and provision of human resources. He also brings experience as an executive and as a board member of both public and private companies.

James R. Crane, 70, Independent Director DIRECTOR SINCE: 2012 OTHER PUBLIC COMPANY BOARDS: 0 COMMITTEES: Executive, Technology and Safety (Chair)

Jim Crane is the Chair and CEO of Crane Capital Group Inc., an investment management company, a position he has held since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 105 offices in 30 countries, and Crane Freight & Cartage. In addition, in 2011 Mr. Crane led an investor group that purchased the Houston Astros.

Mr. Crane was Founder, Chair and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. He also previously served on the Board of Directors of Cargojet, Inc. (TO: CJT) and Western Gas Holdings, LLC.

Mr. Crane serves as the Chair of the Board of the Houston Astros Foundation as well as the Houston Astros Golf Foundation. He holds a B.S. in Industrial Safety from Central Missouri State University.

QUALIFICATIONS

Mr. Crane’s experience in marketing, logistics, global operations, as well as his track record of creating shareholder value makes him an important resource to the Board. The Board also benefits from Mr. Crane’s proven leadership abilities and experience.

2024 Proxy Statement	33

John P. Kotts, 73, Independent Director DIRECTOR SINCE: 2013 OTHER PUBLIC COMPANY BOARDS: 0 COMMITTEES: Audit (Chair), Compensation

John Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts is a member of the Board of Directors of Gulf Capital Bank. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of lift boat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico.

Mr. Kotts holds a B.A. in Philosophy and an M.B.A in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

QUALIFICATIONS

Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board. Mr. Kotts brings entrepreneurial drive and management skills to the Board.

Michael C. Linn, 72, Independent Director DIRECTOR SINCE: 2012 OTHER PUBLIC COMPANY BOARDS: 1 – Black Stone Minerals, L.P. (NYSE: BSM) COMMITTEES: ESG (Chair), Risk and Oversight

Michael Linn is the President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm. He is the former Chair, CEO, President and Director of LINN Energy, LLC, which he founded in 2003. Mr. Linn is a member of the Board of Directors of the general partner of Black Stone Minerals, L.P. (NYSE: BSM), and a member of the Board of Directors of CRP XII (Caliber Resource Partners). He also serves as a Senior Advisor to the Board of Directors of Quantum Energy Partners, LLC.

He was formerly on the Board of Directors and member of the Compensation Committee and Audit Committee for Jagged Peak Energy Inc.; Board of Managers for Wireline Holding Company, LLC; Board of Managers for Cavallo Mineral Partners, LLC; Board of Directors and Chair of the Conflicts Committee for Western Refining Logistics GP, LLC; and a Non-Executive Director and Chair of the SHESEC Committee which established safety rules and regulations for Centrica plc.

Mr. Linn is currently a member of the National Petroleum Council, and a former member of the Board of Directors and Chairman of the Independent Petroleum Association of America (IPAA). He also served as Chair and Director of the Natural Gas Council, as a Director of the Natural Gas Supply Association, as Chair and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission.

Mr. Linn serves as Chair of the Board of Trustees of Texas Children’s Hospital and is a member of the Board of Visitors and Development Committee at M.D. Anderson Cancer Center. He is a member of the Senior Cabinet of the President’s Leadership Council at Houston Methodist Hospital and was formerly on the Board of Trustees, Long Range Planning Committee, and Finance Committee at the Museum of Fine Arts, Houston.

Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

QUALIFICATIONS

Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board. The Board also benefits from Mr. Linn’s proven leadership experience as a chief executive officer.

34	2024 Proxy Statement

Anthony G. Petrello, 69, Chairman of the Board, President and Chief Executive Officer

NON-INDEPENDENT DIRECTOR

DIRECTOR SINCE: 1991

OTHER PUBLIC COMPANY BOARDS: 1

–   Nabors Energy Transition Corp. II (NASDAQ: NETDU)

COMMITTEES: Executive (Chair)

Tony Petrello has served as the Chairman of the Board of Nabors since 2012, and as a director since 1991. From 2003 to 2012, he served as the Deputy Chairman of the Board. Since 2011, Mr. Petrello has also served as President and CEO of Nabors and was President and Chief Operating Officer from 1991-2011. Mr. Petrello also serves as a director of Hilcorp Energy Company and as an officer and director of Nabors Energy Transition Corp. II (NASDAQ: NETDU), a special acquisition company co-sponsored by Nabors which completed its initial public offering July 18, 2023 and formerly served from 2021 to 2023 as an officer and director of Nabors Energy Transition Corp. (NYSE: NETC), a special purpose acquisition company co-sponsored by Nabors, until the completion of its business combination with Vast Renewables Ltd. (Nasdaq: VSTE). He is also a member of the Board of Trustees of Texas Children’s Hospital and an advocate for research and clinical programs to address the needs of children with neurological disorders.

In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, which recognizes leaders for advancing technologies that have significantly enhanced the oil and gas industry. Prior to this, in 2011, Mr. Petrello and his wife, Cynthia, received the Woodrow Wilson Award for Public Service from the Smithsonian Institution for their philanthropic efforts.

Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University.

QUALIFICATIONS

Mr. Petrello brings to the Board an extensive and unique combination of commercial, operational, technical, and innovation skills. These skills, plus his thorough knowledge of the Company’s operational activities worldwide, serve as an integral link between the Company and the Board, enabling the Board to better perform its oversight role.

John Yearwood, 64, Independent Director (Lead)

DIRECTOR SINCE: 2010

OTHER PUBLIC COMPANY BOARDS: 2

–   TechnipFMC plc (NYSE: FTI)

–   Vast Renewables Ltd. (NASDAQ: VSTE)

COMMITTEES: Audit, ESG, Executive, Risk Oversight, Technology and Safety

John Yearwood currently serves on the Boards of Directors of TechnipFMC plc (NYSE: FTI) and Vast Renewables Ltd. (Nasdaq: VSTE), formed following the completion of its business combination with Nabors Energy Transition Corp. (“NETC”) (NYSE: NETC), a special purpose acquisition company co-sponsored by Nabors. He also serves on the Boards of Directors of Sheridan Production Partners III, Foro Energy LLC, and Coil Tubing Partners LLC.

He previously served on the boards of NETC until December 2023, Sabine Oil & Gas, LLC until August 2016, Premium Oilfield Services, LLC until April 2017, Dixie Electric LLC until November 2018, and Barra Energia LLC until December 2020. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. He was first elected to Smith’s Board of Directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations, management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004.

Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.

QUALIFICATIONS

Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have allowed him to provide critical independent oversight.

2024 Proxy Statement	35

The members of the ESG Committee (formerly the Governance and Nominating Committee) recommend that you vote “FOR” the re-nomination of all seven directors.

Other Executive Officers

William J. Restrepo, 64, Chief Financial Officer

William Restrepo has served as Chief Financial Officer of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including treasury, tax, investor relations and internal audit, and also works closely on corporate development initiatives. He also leads the implementation of Nabors’ strategy to invest in companies within the energy transition field. Mr. Restrepo also serves as an officer for Nabors Energy Transition Corp. II (Nasdaq: NETDU), a special purpose acquisition company co-sponsored by Nabors.

Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014, as Chief Financial Officer at Seitel, a seismic data company, from 2005 to 2009, and as Chief Financial Officer at Smith International, Inc., an oilfield services company, from 2009 to 2010 until its merger with Schlumberger Limited. From 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia.

Mr. Restrepo serves on the Board of Directors of clean energy companies Sage Geosystems, Quaise Energy, and Vast Renewables Ltd. (Nasdaq: VSTE), formed following the completion of its business combination with Nabors Energy Transition Corp. (“NETC”) (NYSE: NETC), a special purpose acquisition company co-sponsored by Nabors. He has also served on the board of UCAP Power from 2022 until March 2024. From 2018 to 2022, Mr. Restrepo served on the board of Reelwell AS, a Norwegian-based provider of advanced drilling technology. He served on the board of SANAD (Nabors’ joint venture with Saudi Aramco) from 2017 to 2020.

Mr. Restrepo holds a B.A. in Economics and an M.B.A, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

Mark D. Andrews, 51, Corporate Secretary

Mark Andrews has served as the Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds an Honors B.B.A. degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

Shareholder Nominations and Proxy Access Policy

The ESG Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the ESG Committee for election at our Annual Meeting may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders” available at www.nabors.com.

In addition, the Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders includes the Company’s proxy access policy, which permits up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years to nominate and include in our proxy materials nominees representing up to 20% of the Board, as detailed in the policy, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the policy. Submissions to the Board should be delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, no later than the date required for shareholder submissions pursuant to SEC Rule 14a-8, as set forth on page 97 of this Proxy Statement.

36	2024 Proxy Statement

Approval and Appointment of Independent Auditor and Authorization for the Audit Committee to Set the Independent Auditor’s Remuneration

The Board of Directors recommends that you vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditor of the Company and authorization of the Audit Committee to set the independent auditor’s remuneration.

Proposal 2

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2023. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Under Bermuda law, our shareholders have the responsibility to approve the appointment of the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the Annual Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2024, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2024 was approved by the Audit Committee in February 2024.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy for all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chair of the Audit Committee may preapprove permissible proposed non-audit services that arise between Committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2023, all audit and non-audit services performed by the independent auditor were subject to the pre-approval policy.

Independent Auditor Fees

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2023 and 2022 services.

	2023	2022

Audit Fees	$5,171,609	$4,453,768

Audit-Related Fees	0	0

Tax Fees	154,482	177,101

All Other Fees	1,609	3,032

Total	$5,327,701	$4,633,901

Audit Fees for the years ended December 31, 2023 and 2022, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit.

Audit-Related Fees for the years ended December 31, 2023 and 2022, respectively, include consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2023 and 2022, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees for the years ended December 31, 2023 and 2022, respectively, includes fees for advisory services.

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AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2023. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2023, the Audit Committee, among other things:

•

Reviewed and discussed with management, internal auditors and the independent auditor the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the audited consolidated financial statements, the assessment of internal controls, and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting;

•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2023 and summaries of the significant reports to management by the internal auditors;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed and ratified the Audit Committee’s charter;

•	Met with the independent auditor in executive sessions;

•

Discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies; and

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•

Received written disclosures from independent auditor along with the letter required by applicable requirements of the PCAOB confirming independence of auditor. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting, were compatible with maintaining its independence.

The Audit Committee also reviewed and preapproved, among other things, the audit, tax and other audit-related services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2023, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2024, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the Annual Meeting.

Respectfully submitted,

THE AUDIT COMMITTEE

John P. Kotts, Chair

Tanya S. Beder

John Yearwood

2024 Proxy Statement	39

Advisory Vote to Approve Compensation of Named Executive Officers
Proposal 3	The Board of Directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

As described above in detail under “Compensation Discussion and Analysis”, we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

As required by Section 14A of the Exchange Act, shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. While the vote to approve executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee. The next advisory vote to approve compensation of Named Executive Officers will occur in 2025.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided below. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Tanya S. Beder, Chair

Anthony R. Chase

John P. Kotts

40	2024 Proxy Statement

A LETTER FROM THE CHAIR OF THE COMPENSATION COMMITTEE

Dear Fellow Shareholder:

As Chair of the Compensation Committee, I am pleased to provide an update on achievements by the Nabors team in 2023 and how our long-term goals are driving this success. Nabors is a unique company at the forefront of developing new energy technologies. We focus on long-term growth through internal innovation. Our compensation model and equity program reinforce this company culture, reward long-term, sustainable performance and promote an environment where employees are empowered to focus on Nabors’ mission to innovate the future of energy.

Against the backdrop of Nabors’ performance and focus on long-term value creation in its energy businesses, Nabors continues to embrace a model of enhanced shareholder engagement. We value the insights of our shareholders and have worked to strengthen the alignment of our executive compensation program with shareholder perspectives and interests without detracting from the unique and effective approach of our program. The members of the Compensation Committee want to thank the many of you who met with us and provided feedback. Under the section titled “Compensation Committee’s Response to the 2023 Say-on-Pay Vote” below, we discuss in detail the rationale supporting our approach to executive compensation and encourage you to review this thoroughly.

The Compensation Committee continued to focus on exploring additional changes that would be responsive to ongoing shareholder feedback. We’ve maintained our engagement with an independent compensation consultant to evaluate our program with fresh perspective.

The feedback we received during our outreach following the 2023 Annual Meeting was an important factor in board and committee discussions, which led to the Compensation Committee implementing certain changes, including the following:

•

The Compensation Committee introduced a new long-term performance award into the executive compensation program, which will be eligible to be earned based on achievement of an ROIC performance goal measured over a three-year period (the “Multi-Year Award”). A Multi-Year Award was granted to the CEO and certain other key officers of the Company.

•	The Board increased the rigor of the goals and metrics required to be achieved in order to receive a payout under the LTI awards.

•	The Compensation Committee strengthened its stock ownership guidelines and added a holding period for the CEO.

Several other actions taken by the Compensation Committee are described elsewhere in this CD&A, which are summarized in the section entitled “The Compensation Committee’s Responsiveness to What We Heard”, below.

Most importantly, we have exhaustively reviewed the size and structure of our CEO’s compensation program, and we are confident that the CEO’s quantum is aligned with the value he brings to the Company and its shareholders. As described in more detail below under “The Value of Mr. Petrello as CEO of Nabors”, we believe that the program we created for Mr. Petrello is more than justified. Although we believe that the value of our Company is not currently reflected in the stock price, we believe that Mr. Petrello is setting the stage for long-term growth and sustainability. We believe the actions he is taking now will be realized in the stock price over time, and we thank our shareholders for their patience as we continue to execute on our long-term strategy.

Notwithstanding these distinguishing factors, in response to robust shareholder discussions and feedback, Nabors continues to evaluate changes to its compensation program to ensure alignment with compensation and shareholder objectives.

We are incredibly proud of our management team and employees. The steps the Compensation Committee has taken in recent years continue to support our performance-based culture and recognize and incentivize excellent long-term performance consistent with our values.

2024 Proxy Statement	41

On behalf of the entire Compensation Committee, we appreciate the shareholder feedback provided and look forward to continuing to engage with our shareholders over the coming months and years to discuss our executive compensation program and policies. We welcome any questions or additional perspective. Communications can be directed by email to: compensation.committee@nabors.com.

Sincerest regards,

TANYA BEDER
Chair, Compensation Committee
April 25, 2024

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to help shareholders understand the executive compensation related to the named executive officers listed below (the “executive officers” or “NEOs”). This CD&A supplements and should be read in conjunction with the compensation tables and related narratives of this Proxy Statement. For 2023, our NEOs are:

•	Anthony G. Petrello, Chairman of the Board, President and Chief Executive Officer

•	William J. Restrepo, Chief Financial Officer

•	Mark D. Andrews, Corporate Secretary

Our Shareholder Engagement Efforts & Feedback

Compensation Committee Response to Ongoing Shareholder Feedback

At our 2023 Annual Meeting, 39.69% of votes cast were in favor of our 2022 executive compensation program. The Board was disappointed in this result and continues to take steps to address the low level of support that our executive compensation program received from our shareholders.

Our Directors and management recognize the benefits that come from robust, frequent, and consistent dialogue with shareholders and other relevant stakeholders. As a result, we maintain an ongoing, proactive outreach effort.

Our integrated outreach team, which includes the Chair of our Compensation Committee, Lead Director and members of our Investor Relations and Legal groups, Chief Administrative Officer and Corporate Secretary are dedicated to remaining responsive to the views of our shareholders.

Figure 1 below demonstrates Nabors’ extensive outreach efforts. We continue to look for ways to expand our engagement with our shareholders, especially those with which we have not had the opportunity to engage previously.

Figure 1 Nabors Year-Round Engagement

2024 Proxy Statement	43

Figure 2 Nabors Extensive Shareholder Outreach Efforts

Immediately prior to and following our 2023 Annual Meeting, we continued to prioritize proactive shareholder engagement with our investor base. During this period, in addition to responding to 100% of inbound shareholder inquiries received, the Board conducted independent outreach to the Company’s top 50 shareholders representing 73% of outstanding shares. Of those to which we reached out, eleven shareholders representing 43% of outstanding shares agreed to meet with us. Six of those shareholders, representing 29.6% of shares, outstanding voted against Say on Pay in 2023, two of those representing 7.6% of shares outstanding supported Say on Pay, and three of those shareholders representing 5.6% of shares outstanding did not disclose how they voted on Say on Pay.

Below is a summary of our outreach efforts:

	# Shareholders	% Shares Outstanding	% Voted at 2023 AGM (Est.)*
Proactive outreach:	50	73.2%	93.5%
Engaged/Accepted:	11	42.8%	54.7%
- FOR Say on Pay	2	7.6%	9.6%
- AGAINST Say on Pay	6	29.6%	37.8%
- Vote Undisclosed	3	5.6%	7.2%

*	The % Voted at 2023 AGM is based on the quorum for Non-Routine Items at the 2023 AGM, which was approximately 78% of shares outstanding.

As part of this year’s engagement process, we also met with Glass Lewis and ISS, the two leading proxy advisory firms, to discuss our shareholder engagement process and review the feedback received. The Compensation Committee gives serious consideration to all feedback received, discusses the feedback with the full Board of Directors, and takes it into consideration as part of its decision-making processes.

The Chair of the Compensation Committee personally participated in all the shareholder meetings as did the Independent Lead Director, our Corporate Secretary, and other subject matter experts within the Company. The Chairs of the Risk Oversight and ESG Committees also participated in some of the meetings.

We remain committed to pursuing various methods of ongoing outreach to shareholders, especially those which have not accepted our invitations to connect thus far. Nabors values the input and feedback of all investors and will continue to look for opportunities to hold meaningful conversations as part of our engagement program.

The Compensation Committee’s Responsiveness to What We Heard

The tables below detail the feedback we heard from shareholders in connection with and following our 2023 Annual General Meeting outreach and the actions the Compensation Committee took or will take

44	2024 Proxy Statement

to address shareholders’ views on our executive compensation program. In addition to our ongoing efforts to align our compensation program with shareholder recommendations, the actions taken in 2023 and through the date of this Proxy Statement reflect our responsiveness and continued strong commitment to shareholder engagement.

2023 Shareholder Feedback on Compensation

There were two primary reasons for shareholders’ decisions to vote against Say on Pay at the 2023 Annual General Meeting. The table below details the actions the Committee took to address these reasons.

Reason for Vote	Actions Taken

The most common reason cited by our shareholders for voting against Say on Pay was the quantum of the CEO’s pay. Shareholders asked us to disclose additional rationale of the quantum of the CEO’s compensation program, including why the Compensation Committee believes that the amounts are appropriate and what the reasons are for maintaining the current structure.

As noted in the letter from the Compensation Committee Chair, we have exhaustively reviewed the size and structure of our CEO’s compensation program. Although we believe that the value of our Company is not currently reflected in the stock price, we believe that Mr. Petrello is setting the stage for long-term growth and sustainability. (See “Letter From our Independent Lead Director”)

Following re-analysis of the CEO’s compensation, which included examining the risks and benefits to shareholders, the Committee and Board believe the quantum levels are appropriate in light of the CEO’s unique talent and strategy for the Company. We would like our shareholders to know that we are entirely comfortable with our decisions and we are confident that the compensation levels are justified to retain a qualified leader. We have provided additional rationale for our decisions, which are detailed below. (See “History of Our CEO’s Pay” and “The Value of Mr. Petrello as CEO of Nabors” section, below)

As shown in the timeline of our historical responsiveness below, the Compensation Committee has continued to be responsive to shareholder concerns about quantum, including:

•  Capping the value of the CEO’s maximum payout under the TSR Shares at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned;

•  Capping the number of TSR Shares that may vest at end of performance period at target if the Company’s TSR is negative;

•  Negotiating overall reductions to contractually entitled TSR awards.

Additionally, we are providing information about how we manage the quantum of pay granted to our CEO, including strengthening the rigor of goals, incorporating quantifiable and measurable goals, and weighting goals more heavily toward financial goals.

2024 Proxy Statement	45

Reason for Vote	Actions Taken

One shareholder said the primary reason for voting against Say on Pay was the one-year performance period on PSUs. The shareholder asked us to incorporate a compensation metric with a multi-year measurement period as a part of the LTI.

During this conversation, we vocalized the importance of having a mix of performance periods when a company is in a transition phase and in a volatile industry. The shareholder agreed that the oilfield industry needs a delicate balance, and that solely relying on long-term periods can lead to other risks, such as executive retention risk. (See “How We Approach Setting CEO and CFO Goals” section below)

In response to the shareholder’s request, we established a three-year performance period (2023-2025) ROIC LTI objective for all NEOs as well as other key members of the management team (See “Introduction of New Multi-Year Performance Goal” section, below)

The table below details the additional feedback we heard from shareholders in connection with and following our 2023 Annual General Meeting outreach and the actions the Compensation Committee took or will take to address shareholders’ views on our executive compensation program. In addition to our ongoing efforts to align our compensation program with shareholder recommendations, the actions taken in 2023 and through the date of this Proxy Statement reflect our responsiveness and continued strong commitment to shareholder engagement.

What We Heard	Actions Taken

Adopt more than one metric for short-term incentive plan	Continued to incorporate two financial metrics into the short-term incentive program (CAPEX and Adjusted EBITDA) See “Assessment of 2023 Annual Cash Incentive Award Achievement” section, below)

Implement long-term performance metrics for all NEOs	Implemented three-year LTI awards for all NEOs, which include TSR and long-term PSU awards

Bring TSR payout structure in line with peer group	Modified the TSR payout opportunity to increase the rigor by replacing the ranking payout schedule with a percentile-based determination (See “How We Determine Our Performance-Based TSR Shares”, section, below)

Improve benchmark compensation and performance peer groups	The Committee evaluated our peers in conjunction with the independent compensation consultant and determined that the existing peer group of 14 peers continues to be appropriate (See “Our Benchmark Compensation Peer Group” section, below)

Increase the rigor, objectivity, and measurability of performance goals	Increased the challenge of and established objective, measurable performance goals together with heavier weighting on financial and operational related goals (See “2023 Performance Achievements” section, below)

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What We Heard	Actions Taken

Continue inclusion of ESG metrics and specifically, those of CEO performance goals

Continued to increase the rigor of Scope 1 emissions reduction targets and diversity metrics to drive continuous year-over-year improvements, demonstrating the Board’s commitment to responsible and sustainable operations

Included a heavily weighted energy transition financial performance goals for the CEO, building upon the previous year’s goal of creating an energy transition business plan (See “2023 Performance Achievements” section, below)

Adopt a clawback policy and improve stock ownership guidelines	Approved an enhanced clawback policy, updated stock ownership guidelines, including stock holding period requirements consistent with best practices (See “Clawback Policy” and “Share Ownership and Holding Guidelines” below)

Increase disclosure on how peers are identified and frequency of review	Heightened disclosure related to peer group selection, highlighting factors considered such as market capitalization and size, mix of revenue lines, focus on energy transition and technology, geographic scale and talent pool. In the past five years, 83% of the Company’s executives, and 75% of Drilling Solutions senior leaders, were hired from our three largest peers – Baker Hughes, Halliburton and SLB (See “Our Benchmark Compensation Peer Group” below)

Increase disclosure around the Committee’s rationale for using a greater proportion of annual performance goals relative to three-year performance goals	Enhanced disclosure around the Committee’s decision to use a hybrid approach of annual and multi-year performance goals to drive long term objectives (See “How We Approach Setting CEO and CFO Goals” below)

Compensation Committee Historical Responsiveness to Say-on-Pay Votes

Since the introduction of the Say-on-Pay vote in 2011, with the exception of 2015, our Say-on-Pay votes have received less than 50% support from our shareholders. In response to the concerns expressed by our shareholders through the vote and engagement, we have made numerous modifications to our compensation program. Below is a timeline of our historical responsiveness to low Say-on-Pay support.

2012	Tied all short-term and long-term incentives to performance-based metrics

2013	Adopted a policy limiting severance payments in our executive agreements to 2.99x the sum of average base salary and bonus for three years prior to termination

2017	Increased rigor of TSR Shares by increasing the number of peers in our peer group

2017	Provided greater visibility into targets and thresholds

2018	Capped TSR Share at target if TSR for the applicable performance period is negative

2020	Introduced and continue to increase the rigor of ESG goals and metrics

2020	Replaced backward-looking Performance shares with forward-looking Performance Share Units

2024 Proxy Statement	47

2021	Weighted goals more heavily towards financial performance rather than equally weighted. Established performance metrics with greater specificity and measurement criteria

2022	Capped the CEO earnout value to 5x multiple of the grant date value of TSR award opportunity

2022	Incorporated two financial metrics into the short-term incentive program

2023	See the table above for detailed actions taken

Compensation Committee’s Response to the 2023 Say-on-Pay Vote

Despite substantial and ongoing changes to our executive compensation program, we continue to receive low levels of support for Say-on-Pay. After reflecting on our historical responsiveness and engagement with shareholders, we believe that we have not properly communicated our response to ongoing concerns related to the quantum of our CEO’s pay. Therefore, considering the historical context below, the Board believes our CEO’s compensation is justified and for 2023 will be primarily devoted to expanding the rationale for the size and structure of our CEO’s compensation and is responsive to the feedback we have received.

History of our CEO’s Pay

In positioning the Company for future success, during 2011 Tony Petrello was appointed Chief Executive Officer of Nabors. This marked a shift in the Company’s strategy, as our CEO recognized the importance of focusing on technology differentiation. The Board chose our CEO to lead the Company given his significant industry experience as well as his strategic vision to leverage technology to generate free cash flow in particular from low capital intensity, high margin businesses.

To retain such a qualified leader with the talents required to navigate the significant industry volatility, our CEO’s employment contract included a compensation package commensurate with the Company’s enterprise value which at the time was approaching $10 billion.

To highlight the industry volatility in the market at that time, in 2011, the market capitalization of the Company ranged from a low of $3.5 billion to a high of $8.7 billion. Thus, our CEO’s contract included terms that were necessary to retain his talent at a levered Company experiencing periods of extreme market capitalization volatility. For context, in the last five years, of the fourteen Company peers in 2018 used for benchmarking, a total of six reorganized through bankruptcy, wiping out shareholder value.

2018-2024
Company Peer	Ticker Symbol
Nabors	NBR
Baker Hughes Co	BKR
Schlumberger Limited	SLB
Helmerich & Payne	HP
Transocean Limited	RIG
NOV Inc.	NOV
Halliburton Company	HAL
TechnipFMC plc	FTI
Patterson-UTI Energy, Inc.	PTEN
Diamond Offshore Drilling, Inc.	DO
Ensco plc	ESV
Noble Corporation plc	NE
Rowan Companies	RWN
Superior Energy Services, Inc.	SPN
Weatherford International plc	WFRD

Contrary to decisions by many of our peers that led to bankruptcy, our CEO has navigated the Company through periods of significant volatility, preserving shareholder value, while continuing to execute his vision of leadership in advanced drilling technologies. Our CEO’s unending dedication has led the Company through multiple downturns, including the COVID-19 pandemic, its most challenging chapter to date. Our CEO structured the Company to anticipate volatile industry downturns and to protect the

48	2024 Proxy Statement

interests of shareholders by practicing strict capital discipline, reducing debt and positioning the Company for long-term stability and sustainability. As an example of the effectiveness of this structure, at the height of COVID in 2021, the Company’s EBITDA was equivalent to approximately 90% of the combined EBITDA of its three largest direct competitors. As a result, our CEO’s employment contract appropriately includes protections with respect to certain elements of his compensation, and the Compensation Committee believes it would be against shareholder interests to unilaterally reduce our CEO’s compensation opportunities and risk upending relations with our CEO.

Figure 3 Overview of CEO Compensation Reductions Over Time

Further, despite his contractual rights, given the continued cyclicality of the industry, our CEO has, over the years, voluntarily reduced his salary and renegotiated the terms of his agreement to be more favorable to shareholders. For example, in 2018, not only did he voluntarily amend his contract to cap TSR payout if TSR is negative, he also forfeited his 2018 TSR Award, with a grant date value of approximately $4 million. Since then, our CEO has reduced his TSR award opportunity every year by at least 50%, and, in 2020 alone, by 67%. The chart below shows the values that our CEO has forfeited since 2018, which has amounted to nearly $16 million.

(1) TSR Award Reduction, net of new 2023 ROIC Equity Award.

The Value of Mr. Petrello as CEO of Nabors

The Board believes Mr. Petrello serving as our CEO is in the best interests of shareholders and our shareholders agree. For example, he has consistently and overwhelmingly been reelected as a director, most recently receiving nearly 90% approval at the 2023 Annual Meeting. This alignment between the Board and shareholders demonstrates the value of the CEO to the long-term success of the Company. The CEO has also been recognized by the energy industry as an outstanding leader who applied leading-edge tools and technologies to real world energy challenges, providing great advantages to the Company and the industry as a whole. For example, Mr. Petrello was recently recognized by Oil & Gas Middle East Magazine in its Top 10 Drilling Tycoons List, alongside the leaders of our three largest peers, Baker Hughes, SLB and Halliburton.

The Board acknowledges the shareholder feedback it has received concerning the quantum of our CEO’s compensation, including concerns relative to the Company’s current market capitalization, however, the Board believes that it would be contrary to shareholder interests to abruptly and unilaterally reduce our CEO’s compensation at this critical point in the Company’s strategic journey. For example, by the fourth quarter of 2023, our higher-margin, technology-focused businesses had grown under the CEO’s tenure to account for nearly 20% of the Company’s total EBITDA, demonstrating the success of the CEO’s long-term vision to develop low capital intensity income streams. This high-quality EBITDA is instrumental for the Company to reach its goal to significantly de-lever its capital structure. In particular, by the end of 2023, the Company’s net debt totaled $2.1 billion, a 49% reduction in net debt over the CEO’s tenure. This substantial reduction was accomplished while simultaneously building 53 rigs, at a cost of approximately $1.2 billion, to a fit-for-purpose high-performance standard for the Lower 48 market. In light of this achievement, the Board recognizes the strategic and financial risks to the Company and its shareholders should our CEO choose to leave his current position in reaction to a decision to arbitrarily reduce his contractually entitled compensation. Further, the Board believes that our CEO’s skills, vision and innovative approach are vital to continuing the success of his strategy.

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Compensation Committee’s Support of CEO

Overall, for the reasons outline above, the Compensation Committee is confident that the CEO’s value to the Company is commensurate with his level of compensation and his skills meet the demands of the Company’s advanced technology portfolio, global scale and future groundbreaking initiatives.

Key Components of Our Compensation Approach and Considerations

The “Compensation Committee’s Responsiveness to What We Heard” section above details key feedback and actions taken based on our engagement with shareholders over the past year. During our conversations with shareholders, we emphasized several key components of Nabors’ executive compensation approach that make the Company distinct from its peers and the broader market. These key components are united by four overarching considerations:

How We Set Base Salary and Total Compensation Levels

The Compensation Committee strives to set base salary and performance-based compensation for our CEO and CFO in relation to the desired total mix of fixed versus at-risk pay.

Base salary is established by contractual obligations with our CEO, and in acknowledgement of Nabors’ complex, multi-business unit, global organizational structure. Companies similar in size to Nabors, based on measures of revenue and market capitalization, typically do not operate at a global scale. Nabors’ performance-based compensation is established according to Nabors’ global complexity and a substantial focus on technology-based, higher margin businesses, which now account for 19% of overall EBITDA, up from 5%, six years ago. The Compensation Committee thus sets base salary accordingly. Compared to its peers, Nabors’ CEO has the lowest percentage of total annual compensation opportunity that is non-performance based (with non-performance-based compensation defined as salary plus time-vested, non-performance-based RSUs). Our CEO does not receive non-performance-based RSUs.

This approach aligns total CEO compensation with the long-term interests of shareholders, balancing salary with 100% at-risk stock-based, performance-based compensation and competitive total compensation within the peer group. For further discussion of our incentive compensation program, (see “Nabors Leads Peers in Compensation Tied to Performance”).

Driving Long-Term Performance through Our Long-Term Performance-Based Incentive Program

In our discussions with shareholders, the topic of long-term performance-based compensation was often discussed, including the one-year performance period for Nabors’ PSU program. We responded to shareholders questions surrounding the structure of the program and its alignment with long-term

50	2024 Proxy Statement

strategy. For a detailed discussion on our one-year performance period approach, see the “How We Approach Setting CEO and CFO Goals” section, below.

In the view of the Compensation Committee, Nabors’ LTI program drives long-term objectives and significantly aligns our NEOs with shareholders. CEO, CFO and, commencing in 2023, Corporate Secretary compensation is tied to relative three-year TSR performance, and the other component of our LTI program ties PSU payouts to performance goals measured on an annual basis.

The two figures below demonstrate how Nabors’ LTI incentive components have driven the long-term execution of our strategy. LTI metrics related to our balance sheet have led to significant deleveraging to ensure Nabors is positioned to pursue a disciplined capital allocation approach (See Figure 5), while metrics related to the development of our innovative NDS offering have led to a discernible upward trend over the last several years in the segment as a component of our total Adjusted EBITDA (See Figure 4). For 2023, NDS Adjusted EBITDA increased to $129.6 million, an impressive 31% improvement over 2022 and which represented 14% of Nabors’ overall Adjusted EBITDA of $915 million.

Figure 4 Overview of Long-Term Performance Achievements	Figure 5 Overview of Long-Term Performance Achievements

How We Approach Setting CEO and CFO Goals

The Board has received feedback from shareholders regarding the Company’s approach to setting annual Performance Stock Unit goals and wants to take this opportunity to provide enhanced disclosure and rationale for its decision to continue to provide Performance Stock Units having an annual performance period.

The Board recognizes the value that multi-year goals bring, such as aligning executive incentives with sustained performance and strategic goals over an extended period and encouraging executives to think and act like long-term stakeholders in the Company. The Board would like to highlight, however, that the CEO, while entitled to do so, has not sold a single share of the Company’s stock since being appointed, despite having annual performance incentive goals.

It should be noted that multi-year objectives may come with disadvantages, as well, such as increasing executive retention risk in a competitive market, and risk of ability to respond quickly as long-term plans

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may require adjustments due to changing business conditions or unforeseen events. To provide an example specific to our cyclical industry, implementing a multi-year goal to secure long-term rig contracts could place the Company at a disadvantage in the event the conditions quickly shift to a spot market environment more suitable for short term agreements.

As our shareholders are aware, the oil and gas drilling industry is known for its extreme volatility and is subject to market factors, geopolitical tensions, price trends, industry dynamics, and gas price volatility, among others. While multi-year goals can provide a more comprehensive view of performance over time, the Board believes annual goals offer more immediate alignment with yearly business objectives and, in the context of a drilling company, where operational and market conditions can change rapidly, are more suitable for incentivizing and evaluating performance effectively. In addition, we would like to emphasize that, while Company Performance Share Units are earned by achieving annual goals, the vesting and payout of those earned PSUs occur over a total of three years from the grant date, which further aligns the CEO’s interests with that of shareholders. Furthermore, the Company’s goal setting strategies do not succumb to the common pitfalls that could exist with annual goals such as, short-termism or lack of long-term strategic alignment. The Company’s annual goals are consistently aligned year over year with a focus on achieving cohesive, long-term objectives. For example, the CEO has had goals of reducing the Company’s net debt, increasing Nabors Drilling Solutions Adjusted EBITDA and lowering emissions for three years in a row, with the annual nature of such goals allowing the Compensation Committee to increase rigor each year.

Notwithstanding the foregoing, the Board is attuned to the requests of shareholders and cognizant of the fact that multi-year goals have value as well. As a result of this, the Board last year elected to adopt a hybrid structure to the named executive officer’s performance incentives by implementing a multi-year objective based on ROIC and intends to adopt another long-term performance award based on ROIC in 2024. In sum, due to the consistent and strategic way the Board approaches annual performance goal setting, coupled with the cyclical nature of our industry, we believe this hybrid performance compensation structure is best suited for our business and driving performance in the dynamic drilling sector.

Introduction of New Multi-Year Performance Goal

In 2023, the Compensation Committee introduced a new multi-year long-term incentive program for the CEO and certain other key officers of the Company. This new program was adopted in direct response to shareholder feedback over the years seeking additional multi-year performance measurement periods and goals.

The Compensation Committee is dedicated to balancing the CEO’s contractual annual performance award structure with the desire of several of our large institutional investors to implement longer term, measurable goals while also mitigating a potential increase in the CEO’s total quantum of pay. As a result, the Compensation Committee believes that it has balanced these constraints by providing this additional compensation objective in connection with its negotiations with the CEO on reductions to his pay during 2023. Despite this additional award opportunity, the Compensation Committee was still able to negotiate a reduction exceeding $2 million in overall compensation during 2023 (See Figure 3, above).

In developing the program, the Compensation Committee studied practices among peers and analyzed several potential metrics for the new program, including their historical correlation to shareholder returns. As a result of this effort, the Compensation Committee selected ROIC as the metric for the 2023 program. Under the 2023 program, ROIC performance will be measured over a three-year period (2023-2025) (the “Long-Term Performance Goal”). Average ROIC performance over this period will be assessed against pre-established goals. To address potential concerns that the Long-Term Performance Goal will lack rigor and be additive to the CEO’s total compensation simply with the passage of time, the Compensation Committee notes the robustness of the Long-Term Performance Goal as noted below that provides no payout opportunity for threshold, but rather only provides reward for achieving target or higher. For context, in the first year, the ROIC has been significantly less than target, making achievement of the Long-Term Performance Goal even more challenging.

For 2024, the Compensation Committee intends to adopt another long-term performance award based on ROIC in response to additional feedback received from shareholders.

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Executive Pay Opportunity is Highly Performance Based

We believe a differentiating feature of Nabors’ executive incentive compensation is that it is highly performance based. The Compensation Committee remains committed to maintaining CEO and CFO equity-based compensation 100% performance-based, without the usage of time-vesting RSUs (See Figure 6, below).

Figure 6 Nabors At Risk Compensation Overview

(1)

Assumes payout at maximum contractual entitlement, and excludes Change in Pension Value, Nonqualified Deferred Compensation Earnings, and All Other Compensation, as such categories would be reflected in the Proxy Statement’s Summary Compensation Table.

Nabors Leads Peers in Compensation Tied to Performance

In addition to having the highest percentage of pay at risk relative to our peers, Nabors is unique among its peers in not awarding any CEO or CFO compensation in the form of time-vested equity awards. 100% of Nabors’ LTI compensation is performance-based, vs. a median of only 66% being performance-based for our peer group. Figure 7 below shows a breakout of the compensation components for CEO of Nabors and its peers.

Figure 7 Breakout of Nabors Compensation Components

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Aligning Our CEO Compensation with Performance

Nabors remains committed to aligning CEO pay with performance and, in 2023, we continued our ongoing efforts to deepen our program alignment with long-term shareholder value. The below bar graph shows how the CEO’s total direct compensation program has evolved over the past seven years, leading to a significant reduction in the quantum of CEO pay opportunities:

Figure 8 CEO Compensation Over Time

In our conversations with shareholders, we received positive feedback and encouragement for the measures taken to align executive compensation with performance. In recent years, we restructured the equity awards program in direct response to shareholder feedback by taking the following steps:

•

Capping the value of the CEO’s maximum payout under the TSR Shares at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned;

•	Capping the number of TSR Shares that may vest at end of performance period at target if the Company’s TSR is negative; and

•	Negotiating overall reductions to contractually entitled TSR awards.

These efforts resulted in a meaningful reduction to total direct compensation. Taken a further step back, CEO TSR equity award opportunity and fixed base salary have been reduced by a total of $15.9 million since 2018 (See Figure 3, above).

Our Benchmark Compensation Peer Group

Enhanced Disclosure Regarding Peer Group Development

In designing our executive compensation peer group, we adhere to the following philosophies and approaches:

1	Business profiles that align closely with Nabors along services and market presence in one or more meaningful business lines

2	An analogous impact of market cycles and influences on supply and demand to help gauge both long-term and short-term performance comparisons

3	Similar legal and regulatory pressures relating to the diversity of geographies served and scope of operations

4	Related human capital issues, including those related to attracting and retaining talent from a common pool of individuals

5	Consistency among the peer group members, including prioritizing those companies reasonably similar in terms of key metrics, which allows for better, more accurate long-term analysis

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Selection Process and Rationale

In advance of the 2023 performance year, the Compensation Committee reassessed our peer group to ensure that it continued to reflect our business mix, international scale, and competition for talent. In recent years, Nabors has expanded its offerings in technology and the energy transition, a fundamental shift in our business model and long-term strategy. Given this fundamental shift, the Compensation Committee continues to monitor the peer group to ensure it reflects Nabors’ core long-term strategy.

Figure 9 Nabors Peer Group Selection Process

(1)

Peer group consists of Baker Hughes, Expro Group Holdings, Flowserve Corporation, Halliburton Company, Helmerich & Payne, NOV, Noble Corporation, Patterson-UTI Energy, Precision Drilling Corporation, SLB, TechnipFMC, Transocean, Valaris, and Weatherford International.

We believe Nabors is in a unique situation at the crossroads of the following criteria: size, business mix, industry and market focus, geographical presence, and addressable talent pool. We are confident that the time spent developing and expanding Nabors’ peer group in partnership with our independent, outside compensation consultant produced a peer group that takes into account Nabors’ unique positioning. The Compensation Committee reviews the peer group at least annually and more frequently, as necessary, taking into consideration macro events affecting the number of peers in our group and the potential growth impact our technology and energy transition businesses may have on future benchmarking. Following a review in 2023, the Compensation Committee reaffirmed that the current peer group remained appropriate for the 2023 and 2024 performance periods. Specific details regarding the qualities of the members of our peer group are set forth below. Some of the criteria used by the Compensation Committee to establish the peer group includes:

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The table below shows the overlap of the above criteria between Nabors and its peers:

Figure 10 Nabors Peer Group Comparison

Company	Ticker	Market Capitalization(1)	Enterprise Value(1)	Revenue(2)	Size(3)	Geographic Scale(4)	GICS	Uses Nabors as a Peer	Energy Transition and Technology(5)	Talent Pool(6)

Valaris	VAL	$4,965	$5,509	$1,784	5,450	Undisclosed	Oil and Gas Drilling	✓	✓	✓

NOV	NOV	$7,989	$9,624	$8,583	33,676	62	Energy Equipment & Services		✓	✓

SLB	SLB	$74,282	$84,238	$33,135	111,000	>120	Energy Equipment & Services		✓	✓

Halliburton	HAL	$32,137	$38,888	$23,018	48,000	>70	Energy Equipment & Services	✓	✓	✓

Precision Drilling Corp	PDS	$793	$1,503	$1,436	4,802	6	Oil & Gas Drilling	✓	✓

TechnipFMC	FTI	$8,719	$9,829	$7,824	23,346	48	Oil and Gas Equipment & Services		✓

Weatherford International	WFRD	$7,044	$7,874	$5,135	18,500	>75	Oil and Gas Equipment & Services	✓	✓	✓

Patterson-UTI Energy	PTEN	$4,441	$5,602	$4,147	6,500	2	Energy Equipment & Services	✓	✓	✓

Expro Group	XPRO	$1,752	$1,711	$1,513	7,600	~60	Oil and Gas Equipment & Services	✓	✓

Transocean	RIG	$5,137	$12,228	$2,832	5,800	~10	Oil and Gas Drilling	✓	✓

Flowserve Corp.	FLS	$5,396	$6,294	$4,321	16,000	>50	Machinery

Helmerich & Payne	HP	$3,801	$4,048	$2,830	6,200	>5	Energy Equipment & Services	✓	✓	✓

Baker Hughes	BKR	$34,112	$38,406	$25,506	58,000	>120	Energy Equipment & Services	✓	✓	✓

Noble Corp.	NE	$6,780	$7,005	$2,589	3,600	>23	Oil and Gas Drilling	✓	✓	✓

		$767	$3,824	$3,006	12,000	>15	Energy Equipment & Services

Median		$5,396	$7,005	$4,147	12,000

(1)	As of 12/31/2023

(2)	Based on publicly available information

(3)	Number of worldwide employees

(4)	Number of countries with operations

(5)	Similar technologies

(6)	Nabors full time employees previously employed by peer

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The Compensation Committee has received feedback from shareholders that questioned the inclusion of certain peers due to their larger market capitalization, namely Baker Hughes, Halliburton and SLB. The Committee respects this opinion and the rationale behind it. However, although recognizing market capitalization is one factor that should be considered, the Committee believes that the use of a more comprehensive approach to peer selection by also considering the criteria listed in Figure 10 above, results in a more appropriate pool of companies to use for executive compensation benchmarking and relative performance assessment. Furthermore, despite market capitalization differences, both Halliburton and Baker Hughes have included Nabors in their respective peer groups since 2021. To further underscore the inclusion of these companies in our peer group, in 2023, the Company signed collaboration agreements with both Halliburton and SLB to scale drilling automation solutions globally, which showcases the synergies between the three company’s technological initiatives.

As to talent pool, in the past five years 83% of our executives and 75% of Nabors Drilling Solutions senior leaders were hired from our three largest peers-Baker Hughes, Halliburton, or SLB, the largest market cap members of our peer group. In parallel, SLB has identified us in its 2024 Proxy Statement as a company competing for its senior executives, which is considered when SLB approves its compensation target range.

Additionally, the Company serves a diverse set of geographies operating in over 15 countries. In that respect, the Company operates a global business with complexities on the scale of that of the largest oil field services companies. This is another reason for inclusion of competitors of various sizes and geographical footprints in our peer group.

More recently, our CEO was recognized by Oil & Gas Middle East Magazine in their Top 10 Drilling Tycoons List, alongside the leaders of our three largest peers – Baker Hughes, SLB and Halliburton – further highlighting the similar leading-edge technologies and energy transition initiatives between the Company and the three largest companies in our peer group.

Considering the above, the Committee believes that the combination of an employee base, geographic footprint, technology initiatives and mix of revenue lines which have significant overlap with Baker Hughes, Halliburton and SLB justify their inclusion in our peer group.

CEO Compensation Relative to Peers

The below table shows CEO compensation relative to peer group for fiscal 2021, 2022 and 2023, as disclosed in their respective proxy statements:

Peer Group CEO Total Compensation
Company / Peer Group	2023	2022	2021	3 Year Average

Nabors CEO	$10,334,034	$10,789,762	$9,984,321	$10,369,369

Peer CEO Median (excludes Nabors)	$10,893,590	$11,351,166	$13,153,214	$12,139,773
Peer CEO Mean (excludes Nabors)	$12,058,149	$10,793,314	$14,085,831	$12,312,431
Peer CEO Median (excludes Nabors, BKR, HAL, SLB)	$10,583,487	$8,702,893	$12,478,105	$10,588,162
Peer CEO Mean (excludes Nabors, BKR, HAL, SLB)	$9,906,580	$8,718,067	$12,833,427	$10,486,024

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As the table above indicates, the total compensation of our CEO is well-aligned with the total compensation of the CEOs of our peers. When looking at the Company’s current peer group, Mr. Petrello’s total compensation is less than both the mean and median of our peers’ CEOs. Furthermore, even when the total compensation of our CEO peers with the largest market capitalization are removed, Mr. Petrello’s total compensation is still fully aligned with the peer group mean and median over a three year period. This further illustrates why Mr. Petrello’s total compensation is justified.

Compensation Dos and Don’ts

In 2023, we continued to adhere to compensation practices that strengthen the alignment between the compensation of our executive officers, Company performance and shareholder returns:

What We Do	What We Don’t Do

   Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and absolute metrics; a significant portion of executive pay is performance-based or “at risk”

× No buyout or exchange of underwater options, or repricing of underwater stock options without shareholder approval

Share ownership policy aligns executive officer interests with those of shareholders	× No excise tax gross-ups in connection with a change-of-control

Cap total shareholder return (“TSR”) Share award payouts	× No guaranteed bonuses

Hold an annual Say-on-Pay vote	× No automatic share replenishment or “evergreen” provisions in our stock incentive plans

Shareholder engagement program in place with track record of making positive changes in response to shareholder feedback	× No excessive perquisites without a compelling business rationale

Conduct market referencing of peer group companies, compensation surveys and market data to understand how our aggregate executive compensation compares to competitive norms	× No time-based equity awards are granted to our CEO or CFO, rather 100% is performance based

Maintain an independent Compensation Committee	× No uncapped incentives

Work with an independent compensation consultant	× No tax gross-ups in any future executive officer agreements

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Detailed Compensation Overview: What We Pay and Why We Pay It

Our Key Components of Executive Compensation

Key Components of CEO and CFO Compensation(1)

Compensation Element		Settled In	Key Features	Objective	Performance Based	At Risk

FIXED	Base Salary	Cash	• Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent	• Reward the skill and expertise that our CEO and CFO contribute to the Company on a day-to-day basis

SHORT-TERM	Performance Based Short Term Incentive	Cash

•  Annual cash incentive program

•  Based 100% on two financial metrics:

•  Adjusted EBITDA, a primary method used by analysts for evaluation of common shares

•  CAPEX, prioritizes expenditures towards higher margin business segments

•  Designed to motivate executives to achieve annual financial goals and other business objectives and reward them accordingly

•  Focus on efficient and profitable operations, preservation of shareholder value, improvement in competitive position, and ability to further capitalize on opportunities for growth

•  Furthers shareholder alignment by placing significant annual compensation at risk

					✓	✓

	TSR Shares	Equity

•  Earned based on relative TSR performance over a three-year period

•  No shares earned if relative performance is below the peer group 25th percentile, and must achieve at least 85th percentile to earn maximum

•  Capped at target if absolute TSR is negative

•  Maximum payout for CEO is capped at 5x the grant date value

				• Furthers shareholder alignment by tying significant compensation to achievement of strong relative total return performance over a multi-year period	✓	✓

LONG-TERM	Performance Stock Units (PSUs)	Equity

•  Earned based on achievement of applicable performance goals established at the beginning of the performance period

•  Earned PSUs vest equally over a three-year term; earned PSUs above target settled in cash (for CFO, at Compensation Committee’s discretion)

•  Furthers shareholder alignment by tying significant compensation to achievement of strategic objectives critical to long-term growth

•  Payouts of PSU grants on a three year basis ties compensation to long-term shareholder interests

					✓	✓

	Long-Term Performance Share Units	Equity	• Earned based on achievement of three-year financial metric • For 2023, Return on Invested Capital (ROIC) metric	• Furthers shareholder alignment over multi-year period by tying compensation to achievement of strategic objectives critical to long-term growth	✓	✓

(1)

Throughout this Proxy we reference non-GAAP measures, such as “Adjusted EBITDA”, “Adjusted EBITDA less CAPEX” and “net debt”, and other measures against which we gauge performance, liquidity, and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures.

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How We Determine Base Salary

Base salary is the single fixed element in our executives’ annual cash compensation.

Base salary levels are established taking into account Nabors’ complex, global organizational structure. Companies similar in size to Nabors, based on measures of revenue and market capitalization, typically do not operate at a global scale, but given the level of responsibility that comes with operating a global organization, the Compensation Committee believes our CEO’s base salary rate is appropriate.

The Compensation Committee may also take into account certain competitive factors, which sometimes include:

•	Compensation levels of similarly situated executives of other drilling contractors, and in oilfield services or other relevant sectors at companies in our peer group;

•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and

•	A newly-hired executive’s salary at their most recent place of employment.

How We Determine Annual Cash Incentive

All of our CEO’s and CFO’s annual cash incentive awards are based on performance metrics. The annual cash incentive is targeted at 100% of the executives’ base salaries and capped at twice such amount. This cap of 2.0 times base salary is amongst the lowest of Nabors’ peers, which ranges from 1.98 to 3.50 times base salary. The metrics for earning the annual cash incentives are determined by the Compensation Committee at the beginning of the applicable performance year based on well-defined, measurable metrics. The Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual cash incentive can be earned;

•	Target award dollar amount to incentivize a specific desired performance level; and

•	Maximum goal which sets an appropriate limit on the potential annual cash incentive that can be earned.

The performance measures are pushed down to the business units and functions to ensure all employees throughout the Company are focused on the same goals. At the end of the performance year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the pre-established annual performance goals. If actual performance results fall between payout levels, straight-line interpolation is used to determine the award payout. Adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment.

How We Determine Long-Term Equity Incentives

For 2023, Long-Term Equity Incentives consisted of three core components: (1) a Multi-Year Performance Unit Award, (2) TSR Shares and (3) Performance Stock Units. Importantly, 100% of the Long-Term Equity Incentives granted to our CEO and CFO during 2023 were 100% performance based. Each of these components is described in more detail below.

TSR Shares
Key Features

•  Cliff vesting based on the Company’s TSR performance relative to the peer group measured over a three-year period

•  Minimum performance criteria must be met in order for any TSR Shares to vest

•  Number of shares that may vest at end of performance period are capped at target if our TSR performance is negative

•  Aligns executive incentives with share performance while avoiding excessive payouts

•  In response to shareholder feedback, the payout metrics for TSR awards shall be earned on a relative percentile basis instead of a ranking class to ensure payout is fully aligned with performance

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How We Determine Our Performance-Based TSR Shares

With respect to the TSR Shares, the target value – 150% of our CEO’s contractual base salary and 100% of our CFO’s contractual base salary – is awarded to our CEO and CFO, each of whom then has the opportunity to earn up to 200% of the number of target TSR Shares granted based on performance during the performance period.

The number of TSR shares that can be earned based on three-year TSR rank is shown in the table below. However, if the Company’s absolute TSR is negative, the maximum payout is capped at target. Additionally, the CEO’s maximum payout is capped at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned. Any TSR Shares that are not earned at the end of the performance period are immediately forfeited.

In 2023, the Compensation Committee and the CEO again agreed to reduce his TSR Share award target grant date value to 50% of his total contractual target opportunity.

2023 TSR Grant

Award Payout Level	TSR Relative to the Peer Group at End of Performance Cycle	Percentage of Target Shares Earned

Maximum	85th Percentile or greater	200%

Target	50th Percentile	100%

Threshold	25th Percentile	50%

No Payout	Below 25th Percentile	0%

TSR: TSR for the common shares of Nabors and each peer means the difference between (x) the average closing price for the 30 consecutive trading days prior to the start of the performance period, and (y) the average closing price for the last 30 consecutive trading days during such performance period, as adjusted for dividends paid during such performance cycle.

How We Determine the Level of Performance Stock Units Earned

Performance Stock Units
Key Features

•  PSUs are earned based on one-year performance metrics (which metrics are intended to build toward long-term strategic initiatives), and subject to a 3-year vesting period following the grant date (with 1/3rd vesting on the first anniversary of the grant date and 1/3rd on each of the second and third anniversaries thereof). Earned units vest in equal increments subject to continued employment, even though the applicable performance goals were met.

•  Subject to a maximum award amount.

•  This structure provides for a longer period of shareholder alignment, and an additional retention element, because the shares underlying the PSUs are not issued until the vesting term has been satisfied (i.e., both the performance and service elements have been satisfied).

•  PSUs are earned on an overall goal completion percentage, which is based on relative weighting of each individual goal performance achievement. For the 2023 performance cycle: 1) Threshold level performance required the achievement of at least one goal; 2) Target level performance required the achievement of the equivalent of 50% of all goals; and 3) Maximum level performance required achievement of all four goals for the CEO and all four goals for the CFO.

•  The target value of 200% of our CEO’s contractual base salary and 100% of our CFO’s contractual base salary is awarded to our CEO and CFO, each of whom then has the opportunity to earn 200% of the number of target PSUs granted based on the level of achievement of the established performance goals.

•  The CEO (for the CFO, at the discretion of the Compensation Committee) receives cash in respect of any Performance Stock Units earned above target.

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Long Term Performance Stock Units
Key Features	• The Long-Term Performance Goal will be measured as of the end of the performance period and for 2023 the number of Long-Term PSUs (“LTPSUs”) that become “Earned LTPSUs” will be based on the following:
	ROIC Pay-out Opportunity	Percentage of LTPSUs Earned
	< 12%	0%
	12% (target)	100% of Target Number
	≥14% (maximum)	200% of Target Number

•  If the Long-Term Performance Goal is determined to be achieved between target and maximum level, then the percentage of LTPSUs that are earned shall be linearly interpolated on a straight-line basis between those two points. No LTPSUs shall be earned if actual performance is below target level.

•  “ROIC” for each fiscal year shall be calculated as the percentage equal to Adjusted
Operating Income / (Net Debt + Equity), as those numbers are reported and calculated in accordance with the Company’s audited financial statements.

2023 Performance Achievements

Assessment of 2023 Annual Cash Incentive Award Achievement

For 2022 and 2023, our CEO’s and CFO’s annual cash incentive award was based on “Adjusted EBITDA less CAPEX”. In 2021, the CEO’s and CFO’s annual cash incentive was based solely on Adjusted EBITDA (See Annex A for definition). “Adjusted EBITDA less CAPEX” is a significant consideration used by investors and analysts in evaluating the Company and is therefore, we believe, a key driver of the Company’s share price. Building upon our use of Adjusted EBITDA as a financial metric to drive performance, and in response to shareholder feedback, “Adjusted EBITDA less CAPEX” aligns our financial discipline to target our capital spending to higher margin, lower capital-intensive business segments. All references to “CAPEX” in these measures excludes SANAD new build rig capex.

2023 Performance Achievements

Objective	Weight	Target Ranges	Performance Achieved	Cash Incentive Earned
Adjusted EBITDA less CAPEX	100%	• Threshold: $443.1M • Target: $633M • Maximum: $759.6M	The Company’s Adjusted EBITDA less CAPEX for 2023 was $570M versus $419M in 2022 which represents a 36% increase	Performance exceeded the Threshold but was less than the Target. Thus, the cash incentive earned was approximately $1.58M for the CEO and approximately $675,000 for the CFO

Our Corporate Secretary’s annual cash incentive is based on the achievement of quantitative and qualitative performance goals established at the beginning of the annual performance period. For 2023, his performance goals included targeted shareholder outreach and improvements to corporate governance and compliance programs. His cash incentive for 2023 was $90,420.

TSR Shares Earned (Granted in January 2021 and Earned over 3 Years Based on Total Shareholder Return Relative to Our Peers)

Based on the Company’s share performance for the 2021 – 2023 performance period, the Company’s ranking for TSR Shares granted in January 2021 was below threshold for that period and resulted in a multiplier of 0% being applied to the target grant of TSR Shares. Therefore, the CEO payout was 0 restricted shares, and the CFO’s payout was 0 restricted shares. The Corporate Secretary did not participate in the TSR Share Plan in 2021.

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Assessment of 2023 Performance Stock Units Achievement (Granted in January 2023 and Earned in 2023 Based on 2023 Performance)

For the 2023 performance cycle, our CEO had four performance goals as set forth in the table below. Consistent with the request of shareholders, the goals are all more prescriptive and weighted heavily toward financial performance and continued improvement in emissions reduction and diversity targets.

CEO Performance Goals and 2023 Achievement

2023 CEO Performance Goals and Achievements

	Performance Goal and Rationale	Degree of Achievement Determined (out of 100%)	Goal Weighting

1	Achieve at least $450M reduction in net debt (excluding any distributions of cash to Saudi Aramco and any CAPEX related to the SANAD In-Kingdom new build rigs incurred in 2023) Rationale: Part of long-term corporate objective to reduce financial leverage and associated risks and increased shareholder value. Actual net debt reduction achieved in 2022 was $186.1M.	47.4%	30%

2	Achieve 2023 Adjusted EBITDA for NDS of $150M. (75% weight)	88.6%	25%
	Achieve $101M for NDS Total International Revenue (12.5% weight)
	Achieve $119M for NDS Total Third-Party Revenue (12.5% weight) Rationale: Increase profit in this low capital intensity, high margin business. Actual Adjusted EBITDA for NDS in 2022 was $98.7M.

3	Generate $20M in Adjusted Gross Margin from Energy Transition products, including but not limited to SmartPOWER, PowerTAP, PowerFLOW, and HIC. Rationale: To increase the profit of this new business segment, further diversifying income streams and while lowering emissions.	86.5%	25%

4	Emissions Reduction (10% in Total) Reduce US Drilling’s scope 1 emissions intensity to 41.7 CO2/ft drilled or 3%, relative to 2022 (5% weight)
	Reduce International Drilling scope 1 emissions intensity to 89 CO2/ft drilling or 3.7%, relative to 2022 (5% weight)
	Increase Diversity (10% in Total) Achieve at least 55% of all new hires of US employees SGA and FS (all levels) to be diverse (5% weight)	100%	20%

Achieve at least 30% of all US employee SGA and FS new undergraduate hires (i.e., within six months post college graduation) to be females (5% weight)

Rationale: Align business objectives and performance with broad stakeholder base and a specific response to shareholder request to tie executive compensation to ESG goals.

CEO Payout Results for 2023 Performance Units: The overall percentage achieved is the weighted average of the percentage completed for each goal, or 77.99%. Pursuant to the terms of the 2023 Performance Stock Units, achievement of 77.99% results in a payout level of 155.99% of the target amount (23,791 Performance Stock Units) being achieved, for a total of 37,111 Performance Stock Units being earned. This payout level reflects the following payout slopes applicable to the Performance Stock Units: weighted average of the percentage completed for each goal at 50% results in 100% of the target number of Performance Stock Units being earned, and a weighted average of the percentage completed for each goal at 100% results in 200% of the target number of Performance Stock Units being earned, with linear interpolation between points.

For the 2023 performance cycle, our CFO had the 4 performance goals set forth in the table below. Consistent with the request of shareholders, the goals are weighted more heavily toward financial performance.

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CFO Performance Goals and 2023 Achievement

2023 CFO Performance Goals and Achievements

	Performance Goal and Rationale	Degree of Achievement Determined (out of 100%)	Goal Weighting

1	Achieve at least $450M reduction in net debt (excluding any distributions of cash to Saudi Aramco and any CAPEX related to the SANAD In-Kingdom new build rigs incurred in 2023) Rationale: Part of long-term corporate objective to reduce financial leverage and associated risks and increased shareholder value. Actual net debt reduction achieved in 2022 was $186.1M.	47.4%	30%

2	Achieve 2023 Adjusted EBITDA for NDS of $150M. (75% weight)	88.6%	25%
	Achieve $101M for NDS Total International Revenue (12.5% weight)
	Achieve $119M for NDS Total Third-Party Revenue (12.5% weight) Rationale: Increase profit in this low capital intensity, high margin business. Actual Adjusted EBITDA for NDS in 2022 was $98.7M.

3	Generate $20M in Adjusted Gross Margin from Energy Transition products, including but not limited to SmartPOWER, PowerTAP, PowerFLOW, and HIC. Rationale: To increase the profit of this new business segment, further diversifying income streams and while lowering emissions.	86.5%	25%

4	Repay all the 2023 and 2024 maturities of $227 million and reduce by $350 million the 2025 senior note maturities to reduce the outstanding notes due in 2025 to $350 million Rationale: Restructure debt to reduce near term capital markets exposure.	100%	20%

CFO Payout Results for 2023 Performance Units: The overall percentage achieved is the weighted average of the percentage completed for each goal, or 77.99%. Pursuant to the terms of the 2023 Performance Stock Units, achievement of 77.99% results in a payout level of 155.99% of the target amount (5,098 Performance Stock Units) being achieved, for a total of 7,952 Performance Stock Units being earned. This payout level reflects the following payout slopes applicable to the Performance Stock Units: weighted average of the percentage completed for each goal at 50% results in 100% of the target number of Performance Stock Units being earned, and a weighted average of the percentage completed for each goal at 100% results in 200% of the target number of Performance Stock Units being earned, with linear interpolation between points.

Restricted Stock Award to the Corporate Secretary

The Corporate Secretary received a long-term equity-based compensation award in the form of restricted shares that vest over time. In 2023, he received a long-term equity incentive award in the form of restricted shares on February 15, 2023, the number of which was determined by applying a multiplier of 1.0 to his annual cash incentive for 2022, which was $150,700, and dividing the product by $165.80, which was the value of our shares on the grant date. Based on this calculation, he was granted 909 restricted shares, with restrictions lapsing ratably over four years.

Equity-Based Award Policy

The Company has established an Equity-Based Award Policy that applies to the grant of all long-term equity incentive awards, including to our executive officers. Here is how this policy works in practice:

•	The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership within the first sixty days of each year.

•

The Compensation Committee delegates authority to the CEO, subject to predetermined caps, to approve equity awards to non-executive employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees.

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•

In connection with the appraisal review and compensation adjustment process for 2023, and in accordance with the compensation plan and metrics approved by the Compensation Committee, the CEO was delegated authority to grant up to an aggregate amount of $7.3 million in restricted shares to non-executive officer employees.

•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting.

Role of the Compensation Committee

The Compensation Committee, which consists of three independent non-employee Directors, performs the following compensation-related functions:

•	Oversees the compensation of our senior leadership team;

•	Establishes, reviews and approves measurable goals applicable to the compensation of the CEO and CFO and the goals and objectives of the Company’s executive compensation programs;

•

Evaluates the performance of our CEO and reviews the performance of our senior leadership team members, drawing on its own judgement and observations and those of our CEO in evaluating the performance of such officers;

•	Administers our equity-based programs for senior leadership team members, and reviews and approves all forms of compensation (including equity grants);

•	Approves financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;

•	Oversees employment agreements between the Company and the executive officers;

•

Considers input from the Risk Oversight, Audit, ESG and Technology & Safety Committees with respect to risk adjusted return and stakeholder considerations in evaluating performance objectives and incentives; and

•	Recommends to the Board the compensation program for the Board of Directors.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary specific developments that materially enhance the value of the Company. For further information about compensation of non-executives, see “Equity-Based Award Policy” above for a brief discussion of authority delegated to the CEO with respect to employee equity grants.

Role of the Independent Compensation Consultant

The Compensation Committee has the sole authority to retain, obtain the advice of, and terminate, any compensation consultant, independent legal counsel, or other advisors to assist the Compensation Committee in the discharge of its duties and responsibilities, including the evaluation of director and executive compensation. In the discharge of its duties, the Compensation Committee relies on an independent consultant to:

•	Provide information and analysis on executive compensation trends and market developments;

•	Advise on potential peer group members to evaluate our CEO’s CFO’s and Corporate Secretary’s compensation;

•	Review and analyze peer group information to assist with setting of executive compensation;

•	Review and analyze peer group information to assist with setting of independent Directors’ compensation;

•	Update the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and

•	Provide additional assistance, as requested by the Compensation Committee.

In 2021, the Compensation Committee engaged Pay Governance as its independent consultant to advise and assist the Committee with benchmarking the executive compensation program. The Compensation Committee evaluated Pay Governance’s independence during 2023 by considering a number of factors, including the six factors identified by the NYSE and the SEC independence guidelines. Based on these evaluations, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pay Governance’s engagement.

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Role of Management

Certain of our executive officers and senior management provide input on business strategy and short-term and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers and senior management upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers and senior management, which is reviewed and considered by the Compensation Committee in determining each individual’s performance and resulting compensation.

Clawback Policy

On November 10, 2023, the Board adopted a clawback policy compliant with the requirements of the NYSE (the “Clawback Policy”). The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation “received” (i.e., earned) by officers during the three fiscal years that precede the date on which the Company determines it is required to prepare a “Big R” or “little r” accounting restatement. The Clawback Policy applies to those officers of the Company as defined in Rule 16a-1(f) of the Exchange Act and applies to incentive-based compensation (i.e., compensation that is earned in whole or in part based on the attainment of financial performance measures). A copy of the Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Other Benefits and Perquisites

All of our employees, including our named executive officers, may participate in health, pension and welfare benefit and other plans. Our named executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, our CEO and CFO receive additional benefits under the terms of their respective agreements, as described below.

Severance and Other Payments

Severance protection can play a valuable role in attracting and retaining key executive officers and ensuring that they remain focused on the interests of the Company and our shareholders. Accordingly, we provide such protection for our CEO and CFO under various circumstances.

Termination Resulting from Death or Disability. Our CEO’s employment agreement provides that in the event of his death or Disability: (i) all restricted shares outstanding (including all unvested TSR shares at target) shall vest on the vesting date; (ii) all outstanding options shall vest and remain exercisable for the remainder of the term; (iii) any amounts previously earned but unpaid, including a pro-rated portion of his annual cash incentive shall be payable; (iv) all unvested Performance Stock Units shall become vested (provided that (a) if the date of such termination occurs after the conclusion of the performance period but prior to the final determination of performance, then the number of earned Performance Stock Units shall be determined based on actual performance, and (b) if the date of such termination occurs prior to the conclusion of the performance period, then the earned Performance Stock Units shall be deemed to equal 200% of the target Performance Stock Units, pro-rated for the portion of the performance period during which our CEO was employed) and (v) he and his family shall remain covered under Company health plans until the later of the date he receives equivalent coverage under another employer or the death of him and his spouse. Mr. Petrello also will continue to be eligible for certain other benefits for three years following his termination resulting from Disability. He also is entitled to all amounts under the Executive Deferred Compensation Plan.

Our CFO’s employment agreement is substantially similar to our CEO’s employment agreement.

Termination by Executive for Constructive Termination without Cause, or by the Company without Cause. In the event of a Constructive Termination without Cause, or if he is terminated by the Company without Cause, our CEO’s employment agreement provides for severance benefits substantially similar to those set forth above under “Termination Resulting from Death or Disability.” In addition, he would be entitled to 2.99 times the average of his base salary and annual cash incentive during each of the last three completed fiscal years.

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Our CFO’s employment agreement is similar, except that he and his family are entitled to receive continued health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death.

Termination by the Company for Cause or by Written Voluntary Resignation. Our CEO’s employment agreement provides for: (i) base salary through the date of termination; (ii) vesting of all unvested restricted stock that was granted in connection with the annual incentive (if any); (iii) the vesting of all unvested options granted in connection with the annual incentive (if any), which (in addition to any stock options vested prior to the date of termination) shall remain exercisable for the remainder of its term; (iv) forfeiture of all unvested TSR Shares and Performance Stock Units; (v) payment of all amounts previously earned but unpaid; and (vi) in connection with a voluntary resignation only, continuation of health benefits for him and his family until the death of him and his spouse. He also is entitled to other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.

Our CFO’s employment agreement provides for: (i) base salary through the date of termination; (ii) forfeiture of unvested TSR Shares and Performance Stock Units; (iii) payment of all amounts previously earned but unpaid, and (iv) other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.

Termination after Expiration Date of Employment Agreement. Our CFO’s employment agreement provides that if he remains employed beyond the expiration date, and his employment is then terminated as a result of his death or Disability, or by the Company without Cause, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at target; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. He also is entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement does not include a similar provision.

Termination due to Qualified Retirement. Subject to the CFO providing at least 200 days’ notice to the Company, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at maximum levels; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. He also is entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement does not address this scenario.

Change in Control. In the event of a Change in Control with no termination of employment, our CEO’s agreement provides that all unvested equity awards shall vest. TSR Shares shall be earned at maximum levels. Earned Performance Stock Units shall become vested as of the date of such Change in Control if our CEO remains continuously employed through the date of such Change in Control; provided that, if such Change in Control occurs prior to the determination of performance, the unearned Performance Stock Units shall be deemed to equal 200% of target.

Our CFO’s employment agreement provides that his unvested TSR shares shall vest at maximum level, and other equity awards shall be treated in a manner consistent with other executive direct reports of the CEO.

Both executives would be entitled to all vested amounts under the Executive Deferred Compensation Plan if the Change in Control satisfies applicable U.S. Treasury regulations and the Board takes action to liquidate the plan.

Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

Life Insurance and Other Perquisites

In addition to salary and annual cash incentive, our CEO receives group life insurance, various split-dollar life insurance policies, reimbursement of business-related expenses, and various perquisites (including personal use of company aircraft subject to income imputation rules). Premium payments

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under the split-dollar life insurance policies were suspended in 2002. Under our CEO’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to our CEO equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Our CFO also receives group life insurance, reimbursement of business-related expenses and various perquisites available to senior leaders of the Company generally.

Retirement Plans

Our CEO and CFO are eligible to participate in the following retirement plans:

•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and

•

Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual cash incentive and to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

Executive Plan

Under our Executive Deferred Compensation Plan (the “Executive Plan”), we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Our CEO and CFO have elected to participate in this fund, partially and fully, respectively, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account.

Pursuant to our CEO’s employment agreement, at the end of each calendar quarter through March 31, 2020, the Company credited $300,000 to an account for him under this plan. These credits have continued after March 31, 2020, consistent with his employment agreement and in accordance with the terms of the plan. These deferred amounts, together with earnings thereon, will be distributed to him when (a) he reaches age 70, or (b) upon termination of employment for any reason other than cause. He will forfeit his account balance under this plan upon termination of employment for cause. When our CEO turned 62, he received a one-time payment equal to all amounts credited to that point in excess of $250,000 per calendar quarter, plus all earnings on such amounts.

Our CFO is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to his account under the Executive Plan in 2023.

Term of Employment

Our CEO’s employment agreement provided for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to him, then provided that he remains employed with the Company for a period of up to six months as specified

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by the Company to assist with the transition of management, the termination will be treated as a Constructive Termination without Cause. Upon consideration of the costs associated with unilaterally amending or terminating the CEO’s employment agreement, the Compensation Committee recommended to the independent members of the Board that no action be taken to terminate the agreement at the end of 2023. Neither our CEO nor the Company provided notice of termination.

Our CFO’s employment agreement extends automatically by one-year unless Company provides notice of termination 90 days prior to such anniversary, or the CFO gives notice at least 200 days prior to his voluntary retirement. Such notice of termination by the Company does not constitute a Constructive Termination without Cause under his employment agreement. Neither our CFO nor the Company provided notice of termination.

Share Ownership and Holding Guidelines

To further align executive and shareholder interests, each of our Named Executive Officers are required to own a minimum amount of Company common stock with an acquisition value equal to a specified multiple of their annual base salary. Furthermore, the CEO is required to retain vested shares and shares issued from exercise of options for twelve months.

Role	Guidelines

Chief Executive Officer	6x Base Salary (increased from 5x in 2023)

Chief Financial Officer	3x Base Salary

Other Named Executive Officers	1x Base Salary

Our guidelines are administered as follows:

•

A named executive officer’s ownership of unvested time-based restricted common shares (including RSUs and RSAs) count toward satisfying the stock ownership requirements. A named executive officer’s ownership excludes (a) unearned performance-based restricted stock (including TSRs), (b) shares of common stock underlying unearned performance-based restricted stock units (including PSUs), (c) unexercised stock options and (d) unexercised stock appreciation rights.

•

Each named executive officer is expected to achieve ownership requirements within five years from the date of his or her first appointment as a named executive officer, or from the time the ownership guidelines, as may be amended from time to time, became applicable, whichever occurs later, unless an earlier term is required by virtue of an employment agreement.

•

Each named executive officer subject to the guidelines must retain 50% of the net shares they acquire upon the exercise of stock options and after the vesting of TSRs, PSUs, RSUs and RSAs, after payment of applicable taxes, until they achieve the required ownership level.

•

“Acquisition value” for purposes of any share ownership requirement means, for shares, the market closing price on the date of grant or purchase. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

•

As of the Record Date for the Annual Meeting, all Named Executive Officers met their stock ownership requirements. In particular, the CEO owns over 20 times the required minimum ownership, the CFO owns over 8 times the required minimum ownership, and the Corporate Secretary owns nearly 4 times the required minimum ownership.

Hedging Policy and Practices

The Company’s Insider Trading Policy prohibits all officers, directors and employees from trading in put and call options on, and short sales of, the Company’s shares.

Risk Assessment

The Compensation Committee reviews with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short-term and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that

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would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

Tax Considerations – Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to the Company’s “covered employees” as defined under Section 162(m). An exception to this deduction limitation was previously available for compensation that qualified as “performance-based compensation”, so long as such compensation met certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, the exception for performance-based compensation is no longer available effective for taxable years beginning after December 31, 2017, unless the compensation is paid pursuant to a written, binding contract in effect as of November 2, 2017, that qualifies for transition relief under the new tax legislation. As a result, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible. The Compensation Committee considers the deductibility of compensation as one of many factors in connection with designing our executive compensation programs.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Ms. Beder (Chair) and Messrs. Chase and Kotts, all of whom are determined by the Board to be independent non-employee Directors. None of these Directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules. No executive officer of the Company serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation reported for each of our named executive officers under SEC rules for the years ended December 31, 2023, 2022, and 2021.

Name	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total $

Anthony G. Petrello Chairman of the Board, President and CEO	2023	1,750,000	5,562,922	1,575,968	7,486	1,437,658	10,334,034
	2022	1,750,000	4,560,545	3,009,880	82,818	1,386,519	10,789,762
	2021	1,750,000	4,503,129	2,167,337	338,733	1,225,122	9,984,321

William J. Restrepo Chief Financial Officer	2023	750,000	2,225,382	675,415	3,483	738,130	4,392,410
	2022	748,077	1,751,742	1,289,949	35,092	640,414	4,465,274
	2021	650,000	1,621,156	805,011	124,539	465,941	3,666,647

Mark D. Andrews Corporate Secretary	2023	282,115	406,961	90,420	—	166,741	946,237
	2022	273,336	122,997	150,700	—	164,922	711,955
	2021	226,592	75,000	122,960	—	156,022	580,574

(1)	Represents salary earned during the applicable year. As an employee of the Company, Mr. Petrello does not receive any additional compensation for his service as a director.

(2)

The amounts shown in the “Stock Awards” column reflect the grant-date fair value of stock awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method, using the assumptions detailed in the footnotes of our audited financial statements. Performance Stock Units are awarded at target value. Performance Stock Units are reflected in the table above based on target achievement of the applicable performance objectives, which was the probable outcome of achievement as of the applicable grant date. The maximum possible payout for Performance Stock Units granted in fiscal 2023, based on grant date fair value, is $8,493,999 for Mr. Petrello, $2,066,590 for Mr. Restrepo, and $112,498 for Mr. Andrews. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 7 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 12, 2024.

(3)

The annual cash incentives of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Key Components of Executive Compensation—How We Determine Annual Cash Incentive.”

(4)

The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2023, above-market earnings represent the difference between the 6% interest rate earned under this plan and 5.92%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2023. Nonqualified deferred compensation activity for 2023 is detailed in the table under “Nonqualified Deferred Compensation” below.

(5)	The amounts in the “All Other Compensation” column of this table consists of the following:

Name	Year	Insurance Benefits ($)(a)	Club Memberships ($)	Imputed Life Insurance ($)(b)	Other ($)(c)	401(k) Company Match ($)	Total $

Anthony G. Petrello	2023	0	3,248	7,916	1,409,994	16,500	1,437,658

William J. Restrepo	2023	0	22,510	5,544	693,576	16,500	738,130

Mark D. Andrews	2023	0	0	0	166,741	0	166,741

(a)

Economic benefit related to a split-dollar life insurance arrangement was $58,016 for Mr. Petrello for 2023. These amounts are reimbursed to the Company. The benefit as projected on an actuarial basis was $0 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

(b)	Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

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(c)

The amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000, unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $164,070, and an executive life insurance benefit of $43,674. The amount attributable in this column for Mr. Restrepo includes contributions to the Executive Plan of $450,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $219,433 and an executive life insurance benefit of $24,143. The amount in this column for Mr. Andrews includes a housing allowance of $48,000, reimbursement of dependent education of $47,436, reimbursement of Bermuda payroll taxes of $40,883, as well as company matching contributions to a Bermuda pension plan, reimbursement of club membership, and Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

Grants of Plan-Based Awards

The table below shows information about plan-based awards, including possible payouts for annual cash incentives under the Annual Incentive Plan, TSR Shares, PSUs and Restricted Shares, in each case as granted during the year ended December 31, 2023.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anthony G. Petrello

Annual Cash Incentive		1,225,000	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A

TSR Shares	1/1/2023	N/A	N/A	N/A	4,461	8,922	17,843	N/A	1,315,922

Performance Stock Units	1/1/2023	N/A	N/A	N/A	9,516	23,791	47,582	N/A	3,684,512

Long Term Performance Stock Units	5/18/2023	N/A	N/A	N/A	0	8,210	16,420	N/A	562,488

William J. Restrepo

Annual Cash Incentive		525,000	750,000	1,500,000	N/A	N/A	N/A	N/A	N/A

TSR Shares	1/1/2023	N/A	N/A	N/A	2,549	5,098	10,196	N/A	1,192,088

Performance Stock Units	1/1/2023	N/A	N/A	N/A	2,039	5,098	10,196	N/A	789,527

Long Term Performance Stock Units	5/18/2023	N/A	N/A	N/A	0	3,558	7,116	N/A	243,767

Mark Andrews

Annual Cash Incentive		85,500	142,500	199,500	N/A	N/A	N/A	N/A	N/A

TSR Shares	2/14/2023	N/A	N/A	N/A	396	791	1,582	N/A	200,000

Restricted Shares	2/15/2023	N/A	N/A	N/A	N/A	N/A	N/A	909	150,712

Long Term Performance Stock Units	5/18/2023	N/A	N/A	N/A	0	821	1,642	N/A	56,249

Mr. Petrello:

TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2023, based upon the Company’s relative share performance measured over 2023 – 2025. In 2021, 2022 and 2023 the Compensation Committee and the CEO agreed to reduce his TSR Share award to 50%, 50%, and 50%, respectively, of his total opportunity provided for under his Employment Agreement.

Performance Stock Units: These PSUs were granted in January 2023 and were eligible to be earned by Mr. Petrello based on the achievement of the performance goals established for the year 2023, as determined by the Compensation Committee. Following the end of the performance period, 155.99% of the target number of PSUs granted were determined to have been earned. The number of earned PSUs that are payable in share-settled stock units is 15,048, which vest ratably over three years beginning in 2024. The remaining 22,063 performance stock units were settled in cash pursuant to the terms of the applicable award agreement.

2024 Proxy Statement	73

Long-Term Performance Stock Units: These Long-Term PSUs were granted in May 2023 and are eligible to be earned by Mr. Petrello at the end of the three-year period beginning January 1, 2023, based upon the Company’s return on invested capital (“ROIC”) metric, as determined by the Compensation Committee.

Mr. Restrepo:

TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2023, based upon the Company’s relative share performance measured over 2023 – 2025.

Performance Stock Units: These PSUs were granted in January 2023 and were eligible to be earned by Mr. Restrepo based on the achievement of the performance goals established for the year 2023, as determined by the Compensation Committee. Following the end of the performance period, 155.99% of the target number of PSUs granted were determined to have been earned. The number of earned PSUs that are payable in share-settled stock units is 3,225, which vest ratably over three years beginning in 2024. The remaining 4,727 performance stock units were settled in cash pursuant to the terms of the applicable award agreement.

Long-Term Performance Stock Units: These Long-Term PSUs were granted in May 2023 and are eligible to be earned by Mr. Restrepo at the end of the three-year period beginning January 1, 2023, based upon the Company’s return on invested capital (“ROIC”) metric, as determined by the Compensation Committee.

Mr. Andrews:

TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2023, based upon the Company’s relative share performance measured over 2023 – 2025.

Long-Term Performance Stock Units: These Long-Term PSUs were granted in May 2023 and are eligible to be earned by Mr. Andrews at the end of the three-year period beginning January 1, 2023, based upon the Company’s return on invested capital (“ROIC”) metric, as determined by the Compensation Committee.

Restricted Shares: These Restricted Shares vest ratably over four years beginning in 2024, subject to continued employment.

(1) Reflects the grant-date fair value of stock awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method, using the assumptions detailed in the footnotes of our audited financial statements. Restricted Shares are valued at the market price on the date of grant. Performance Share Units are reflected in the table above based on target achievement of the applicable performance objectives, which was the probable outcome of achievement as of the applicable grant date. The maximum possible payout for performance share units granted in fiscal 2023, based on grant date fair value, is $7,369,024 for Mr. Petrello and $1,579,055 for Mr. Restrepo. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 7 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 12, 2024.

Option Exercises and Shares Vested

The following table provides additional information regarding stock options that were exercised and stock awards that vested during 2023 for our named executive officers.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Anthony G. Petrello	0	0	73,390	11,062,629

William J. Restrepo	0	0	17,773	2,661,946

Mark D. Andrews	0	0	662	104,338

74	2024 Proxy Statement

Each of Mr. Petrello and Mr. Restrepo tendered shares to satisfy tax withholding obligations upon vesting of these share awards, and, accordingly, received fewer shares than shown in the table.

Outstanding Equity Awards at Fiscal Year End

The following table shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2023. The amounts reflected as market value are based on the closing price of our common shares of $81.63 on December 29, 2023, as reported on the NYSE.

Name	Grant Date	Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares that Have Not Vested ($)

Anthony G. Petrello (1)	1/4/2021					18,428	1,504,278	N/A	N/A
	1/1/2022					26,937	2,198,867	N/A	N/A
	1/1/2022					N/A	N/A	7,576(2)	618,429(2)
	1/1/2023					37,111	3,029,371	N/A	N/A
	1/1/2023					N/A	N/A	4,461(3)	364,151(3)
	5/18/2023					N/A	N/A	0(4)	0(4)

William J. Restrepo(1)	1/4/2021					3,422	279,338	N/A	N/A
	1/1/2022					5,773	471,250	N/A	N/A
	1/1/2022					N/A	N/A	4,329(2)	353,376(2)
	1/1/2023					7,952	649,122	N/A	N/A
	1/1/2023					N/A	N/A	2,549(3)	208,075(3)
	5/18/2023					N/A	N/A	0(4)	0(4)

Mark D. Andrews (1)(5)	2/22/2020					162	13,224	N/A	N/A
	2/24/2021					355	28,979	N/A	N/A
	2/11/2022					723	59,018	N/A	N/A
	2/14/2023					N/A	N/A	396(3)	32,325
	2/15/2023					909	74,202	N/A	N/A
	5/18/2023					N/A	N/A	0(4)	0(4)

(1)

Each of Mr. Petrello’s, Mr. Restrepo’s, and Mr. Andrews’s TSR Share awards vest three years from the date of grant, based on our relative TSR performance compared to our peer group, subject to additional limitations as set forth in their respective award agreements. Earned Performance Stock Units vest ratably over three years following the date of original grant. Each of Mr. Petrello’s, Mr. Restrepo’s, and Mr. Andrews’s Long-term Performance Stock Units vest at the end of the three-year period ending December 31, 2025, based on the Company’s ROIC performance compared to the target ROIC as set forth in their respective award agreements.

(2)	Number of shares and payout values assume payout at 25% of maximum potential payout.

(3)	Number of shares and payout values assume payout at 25% of maximum potential payout.

(4)	Number of shares and payout values assume payout at 0% of maximum potential payout.

(5)	Mr. Andrews’s restricted shares vest in equal installments on the first four anniversaries of the date of grant.

Nonqualified Deferred Compensation

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2023.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawal/ Distribution ($)	Aggregate Balance at Last Fiscal Year End ($)

Anthony G. Petrello	—	1,200,000	3,085,269	(38,634)	25,440,523

William J. Restrepo	—	450,000	289,326	—	4,924,452

Mark D. Andrews	—	—	—	—	—

2024 Proxy Statement	75

Potential Payments Upon Termination or Change in Control

The following table reflects potential payments to executive officers on December 31, 2023 for termination under various scenarios. The amounts shown assume the termination was effective on December 31, 2023, and the stock award amounts reflected are based on the closing price of our common shares of $81.63 on December 29, 2023, as reported on the NYSE. The payments described below for Mr. Petrello and Mr. Restrepo are governed by their respective employment and equity award agreements and the terms of the Executive Plan. Mr. Andrews does not have an employment agreement or participate in the Executive Plan.

Name	Termination Scenario	Cash Severance ($)	Option Awards ($)	Stock Awards ($)	Executive Plan ($)	Welfare Benefits ($)	Other ($)	Total ($)

Anthony G. Petrello	Change in Control(1)	—	—	14,653,202(2)	25,440,523(3)	—	—	40,093,725
	Termination upon Executive’s Death or Disability During Term of Employment(4)	1,575,968(5)	0(6)	10,980,439(7)	25,440,523(3)	171,392(8)	107,655(9)	38,275,977
	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	13,705,618(11)	0(6)	10,662,837(13)	25,440,523(3)	171,392(8)	107,655(9)	50,088,025
	Termination by Company for Cause(12) or by Voluntary Resignation	1,575,968(5)	0(6)	0(13)	0 (3)(14)	171,392(8)	—	1,747,360(15)

William J. Restrepo	Change in Control(1)	—	N/A	4,226,475(2)	4,924,452(3)	—	N/A	9,150,927
	Termination upon Executive’s Death or Disability During Term of Employment(4)	675,415(16)	N/A	2,522,653(7)	4,924,452(3)	37,477(17)	N/A	8,159,997
	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	5,551,467(18)	N/A	2,522,653(7)	4,924,452(3)	37,477(17)	N/A	13,036,049
	Termination by Company for Cause(12) or by Voluntary Resignation	675,415(16)	N/A	0(13)	0(3)(14)	—	N/A	675,415(15)
	Termination after Expiration of Agreement(19)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Termination due to Voluntary Retirement(20)	N/A	N/A	N/A	N/A	N/A	N/A	N/A(20)

Mark D. Andrews		N/A	N/A	175,423(21)	N/A	N/A	N/A	175,423

(1)	Assumes no termination of employment. The term “Change in Control”, as applicable to each of Mr. Petrello and Mr. Restrepo, is defined in their respective employment agreements.

(2)

Includes the value of all unvested (a) Performance Stock Units (“PSUs”), each at 100% of the amount outstanding, except on account of PSU Shares for 2023 that would have otherwise been earned on December 31, 2023 and assumes earned PSUs that are payable in cash pursuant to the terms of the applicable award agreement are settled on December 31, 2023 (b) TSR Shares at maximum value, except on account of TSR Shares that would have otherwise been earned on December 31, 2023 and (c) Long Term Performance Stock Units (“LTPSUs”) at maximum value.

(3)

A description of the Executive Plan is set forth above in “Nonqualified Deferred Compensation.” In the event of a Change in Control, assumes the requirements of the applicable U.S. Treasury regulations are met and the Board has taken action to liquidate the Executive Plan.

(4)	Under the respective employment agreements for Mr. Petrello and Mr. Restrepo, “Disability” is defined as the executive’s physical or mental inability to perform substantially his duties and

76	2024 Proxy Statement

responsibilities under the agreement, with or without reasonable accommodation, for a period of 180 consecutive days or a period of 180 days in any calendar year, as determined by an approved medical doctor.

(5)

Upon death or Disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Petrello is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Petrello in 2023.

(6)	Mr. Petrello would be entitled to exercise stock options following termination for the remaining life of the respective awards. Currently, Mr. Petrello has no outstanding stock options.

(7)

Includes the value of all unvested (a) PSUs, each at 100% of the amount outstanding, and (b) unvested TSR Shares at (x) maximum value for Mr. Petrello, and (y) target value for Mr. Restrepo, except on account of TSR Shares that would have otherwise been earned on December 31, 2023, and (c) for Mr. Petrello, unvested LTPSUs at maximum value, prorated from date of grant.

(8)

Amount represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his spouse, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 19 years as of December 31, 2023.

(9)

Represents (i) an estimated value of $97,911 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination, and (ii) $9,744 for continuation of Mr. Petrello’s club memberships for three years following termination, assuming continuation of 2023 cost.

(10)	The term “Constructive Termination Without Cause” as applicable to each of Mr. Petrello and Mr. Restrepo, is defined in their respective employment agreements.

(11)

Pursuant to his employment agreement, Mr. Petrello has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $12,129,650 which is 2.99x the average sum of Mr. Petrello’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2023, and (ii) $1,575,968, which is the value of the annual cash incentive earned by Mr. Petrello in 2023.

(12)

Under Mr. Petrello’s employment agreement, “Cause” is defined as a good faith determination by the vote of at least 75% of the independent members of the Board that one or more of the following as occurred (in each case subject to reasonable notice and opportunity to cure): (i) Mr. Petrello has pleaded guilty or no contest, or is convicted of a felony or a crime involving moral turpitude; (ii) there are facts and applicable law showing demonstrably that Mr. Petrello has materially breached a material obligation under his agreement; or (iii) Mr. Petrello knowingly violated any state or federal securities laws.

Under Mr. Restrepo’s employment agreement, “Cause” is defined as a good faith determination by the Board that one or more of the following as occurred: (i) a material act or acts of dishonesty or disloyalty which could or has materially or adversely affected the Company; (ii) a material breach of Mr. Restrepo’s obligations under the agreement which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iii) a material breach of any personnel policies which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iv) gross negligence or willful misconduct in performance of the duties required of Mr. Restrepo under the agreement, including any intentional act of discrimination or harassment; (v) conviction of any felony; (vi) conviction of any crime involving moral turpitude; (vii) any act or acts which are materially detrimental to the image or reputation of the Company, or acts which did or could result in material financial loss to the Company.

(13)	Assumes a termination for Cause. In the event of a Voluntary Resignation, this amount would be $6,732,516 for Mr. Petrello and $1,399,710 for Mr. Restrepo.

(14)	Assumes a termination for Cause. In the event of a Voluntary Resignation, this amount would be $25,440,523 for Mr. Petrello and $4,924,452 for Mr. Restrepo.

(15)	Assumes a termination for Cause. In the event of a Voluntary Resignation this amount would be $33,920,399 for Mr. Petrello and $6,999,577 for Mr. Restrepo.

2024 Proxy Statement	77

(16)

Upon death or Disability, termination by the Company for Cause, Voluntary Resignation, Mr. Restrepo is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Restrepo in 2023.

(17)	Amount represents the cost of continuing medical, vision, dental and life insurance benefits for three years following Mr. Restrepo’s termination or Voluntary Retirement, at 2023 costs.

(18)

Pursuant to his employment agreement, Mr. Restrepo has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $4,876,052 which is 2.99x the average sum of Mr. Restrepo’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2023, and (ii) $675,415, which is the value of the annual cash incentive earned by Mr. Restrepo in 2023.

(19)

This applies only after termination of the employment agreement in the event of a termination of employment for death, Disability, by Mr. Restrepo for Constructive Termination, or by the Company for any reason other than the foregoing.

(20)

Retirement requires at least 200 days prior written notice by Mr. Restrepo to be entitled to potential payments. Accordingly, no entitlement is reflected as of December 31, 2023. In the event of qualifying Voluntary Retirement, this amount would be $8,607,525.

(21)	Represents the value of 2,149 unvested restricted shares held by Mr. Andrews on December 31, 2023.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Petrello. To identify the median compensated employee in 2023, we determined that, as of December 31, 2023, our population consisted of approximately 11,000 employees worldwide, excluding 539 employees—or 5% of our total employee population as permitted by the SEC’s de minimis exemption—from the following countries: Indonesia (198), Kuwait (93), Venezuela (7) and Russia (241). Using this population, we reviewed all elements of compensation for the annual period ending December 31, 2023, including actual cash compensation consisting of base salary (for salaried employees) and rate of pay (for hourly employees), overtime (where applicable) and annual bonus. For annual bonus amounts, we assumed the 2023 annual bonus (paid in 2024) to be the same as 2023. We annualized base pay for those permanent employees who did not work for the entire 12-month period. We used exchange rates as of December 31, 2023, to convert the cash compensation of non-U.S. employees to U.S. currency. We did not exclude employees who joined the Company from acquired companies. For 2023, we determined that our median compensated employee is a field mechanic working in Colombia.

In 2023, this employee had total compensation of $40,980 (using the same calculation used to determine our CEO’s compensation in the Summary Compensation Table, as described above). The ratio of our CEO’s total compensation to the compensation of this median employee is 252:1.

78	2024 Proxy Statement

Pay-Versus-Performance
The following table presents certain information regarding compensation paid to Nabors’ CEO and other NEOs, and certain measures of financial performance, for the four years ended December 31, 2023. The amounts shown below are calculated in accordance with Item 402(v) of Regulation
S-K.

Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table total for Non-CEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based on:		Stated in Thousands
					Total Shareholder Return of Nabors	Peer Group Total Shareholder Return (5)	Net Income (Loss) $ (6)	Adjusted EBITDA $ (7)

2023	10,334,034	(1,879,135)	2,669,324	(584,182)	58.01	129.48	(11,784)	915,157

2022	10,789,762	30,117,200	2,588,615	5,325,474	110.05	125.60	(350,261)	709,392

2021	9,984,321	18,318,728	2,123,611	2,932,914	57.62	75.93	(572,925)	481,940

2020	17,538,345	4,758,974	2,680,569	1,001,102	41.38	60.66	(820,252)	563,892

(1)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Petrello, in the Summary Compensation Table for fiscal years 2023, 2022, 2021 and 2020. Mr. Petrello served as CEO for each of the years presented.

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to our CEO, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amounts of compensation paid to our CEO during the applicable year. See the table below for more details.

(3)
The dollar amounts reported are the average amounts of total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2023, 2022, 2021 and 2020. For each of the years presented, reflects compensation information for Mr. Andrews and Mr. Restrepo, our non-PEO
NEOs for those years.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to our non-CEO
NEOs for the applicable year. For each of the years presented, reflects compensation information for Mr. Andrews and Mr. Restrepo, our non-PEO
NEOs for those years.

(5)
Reflects cumulative total shareholder return of the Dow Jones US Oil Equipment & Services Index (“DJUSOESI”), as of December 31, 2023. The DJUSOESI is the peer group used by the Company for purposes of Item 201(e)(1)(ii) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)
Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. For a reconciliation of net income attributable to the Company on a GAAP basis to adjusted EBITDA, see Annex A.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

Year	Summary Compensation Table for CEO ($)	Reported Value of Equity Awards for CEO ($) (1)	Equity Award Adjustments for CEO ($) (2)	Reported Change in the Actuarial Present Value of Pension Benefits for CEO ($) (3)	Pension Benefits Adjustments for CEO $ (3)	Compensation Actually Paid to CEO $

2023	10,334,034	(5,562,922)	(6,650,247)	0	0	(1,879,135)

2022	10,789,762	(4,560,545)	23,887,983	0	0	30,117,200

2021	9,984,321	(4,503,129)	12,837,536	0	0	18,318,728

2020	17,538,345	(12,909,062)	129,691	0	0	4,758,974

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the “Stock Awards” column in the SCT for each applicable year.

(2)	See table below for applicable adjustments. No awards vested in the year they were granted.

2024 Proxy Statement	79

Fair Value of Equity Awards for CEO	2023 $	2022 $	2021 $	2020 $

As of year-end for awards granted during the year	3,389,800	14,669,230	10,201,921	6,575,358

Year-over-year increase (decrease) of outstanding and unvested awards granted in prior years	(9,520,812)	8,175,298	1,976,273	(5,946,996)

Increase (decrease) from prior fiscal year–end for awards that vested during the year, measured as of the vesting debt	(592,945)	999,593	611,033	(618,880)

Dividends Paid on Unvested Shares and Stock Options	73,710	43,862	48,309	120,209

Total Equity Award Adjustments	(6,650,247)	23,887,983	12,837,536	129,691
(3)	Our CEO only participates in a 401(k) and Nonqualified Executive Deferred Compensation Plan.
To calculate the amounts in the “Average Compensation Actually Paid to
Non-CEO
Named Executive Officers” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO
NEOs for each applicable year, as reported in the SCT for that year:

Year	Average Reported Value of Summary Compensation Table for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non- CEO NEOs ($) (1)	Average Equity Award Adjustments for Non-CEO NEOs ($) (2)	Average Reported Change in the Actuarial Present Value of Pension Benefits for Non- CEO NEOs ($) (2)	Average Pension Benefits Adjustments for Non-CEO NEOs $ (3)	Average Compensation Actually Paid to Non- CEO NEOs $

2023	2,669,324	(1,316,172)	(1,937,334)	0	0	(584,182)

2022	2,588,615	(937,370)	3,674,229	0	0	5,325,474

2021	2,123,611	(848,078)	1,657,381	0	0	2,932,914

2020	2,680,569	(1,572,561)	(106,905)	0	0	1,001,102

(1)
Represents the average of the grant date fair value of the equity awards to our named executive officers (other than our CEO), as reported in the “Stock Awards” column in the SCT for each applicable year.

(2)	See table below for applicable adjustments. No awards vested in the year they were granted.

Fair Value of Equity Awards for Non-CEO NEOs	2023 $	2022 $	2021 $	2020 $

As of year-end for awards granted during the year	483,858	2,276,260	1,363,948	770,137

Year-over-year increase (decrease) of outstanding and unvested awards granted in prior years	(1,239,581)	1,281,721	217,721	(828,255)

Increase (decrease) from prior fiscal year–end for awards that vested during the year, measured as of the vesting date	(1,188,456)	110,083	67,231	(65,796)

Dividends Paid on Unvested Shares and Stock Options	6,845	6,165	8,481	17,009

Total Equity Award Adjustments	(1,937,334)	3,674,229	1,657,381	(106,905)

(3)	Our named executive officers (other than our CEO) only participate in a 401(k) and Nonqualified Executive Deferred Compensation Plan.

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Pay-for-Performance
Alignment
The following table identifies the four most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2023, calculated in accordance with Item 402(v) of Regulation
S-K,
to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted EBITDA
Adjusted Free Cash Flow
Total Shareholder Return
Net Debt Reduction
The charts on the following page reflect that the CAP over the four-year period ended December 31, 2023 aligns to trends in Nabors’ TSR, net income and adjusted EBITDA results over the same period.
In addition, the chart titled “
Nabors TSR vs DJ US Oil Equipment & Services Index
” reflects that Nabors’ TSR over this four-year period aligns closely to DJUSOEI TSR over the same period.
In 2020, the significant reduction in CAP for our CEO and other NEOs was primarily impacted by the stock price depreciation. In 2021, CAP for our CEO and other NEOs was primarily impacted by Nabors’ share price appreciation of 39.25%. For 2022, CAP for our CEO and other
Non-CEO
NEOs was primarily impacted by Nabors’ share price appreciation of 91.0%. For 2023, CAP for our CEO and other
Non-CEO
NEOs was primarily impacted by Nabors’ share price depreciation of 47.29%.

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Compensation Actually Paid vs. Nabors TSR

Compensation Actually Paid vs. Net Loss

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Compensation Actually Paid vs. Adjusted EBITDA

Nabors TSR vs. DJ US Oil Equipment & Services Index

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Approval of Amendment No. 3 to the Company’s Amended and Restated 2016 Stock Plan
Proposal 4	The Board of Directors recommends that you vote “FOR” Proposal 4, THE APPROVAL OF AMENDMENT NO. 3 TO THE AMENDED AND RESTATED 2016 STOCK PLAN

The Amended and Restated Nabors Industries Ltd. 2016 Stock Plan was approved by shareholders at the 2020 annual general meeting, amendments to such plan were approved by shareholders at the 2021 and 2022 annual general meetings (as so amended, the “Amended 2016 Stock Plan”). The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interest of the Company and our shareholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future shareholders.

Given recent volatility in the industry, along with the challenges in hiring and retaining high-performing talent, the Board has determined that the current number of common shares available for grants under the Amended 2016 Stock Plan may not be sufficient to meet the objectives of our compensation program going forward. If Amendment No. 3 is not approved at our 2024 annual general meeting, we may not have enough shares available under the Amended 2016 Stock Plan to cover all of the equity awards in 2025. See “—Background and Purposes of the Proposal” below for more information. Accordingly, on April 24, 2024, the Board unanimously approved, subject to shareholder approval, an amendment to the Amended 2016 Stock Plan (“Amendment No. 3”) in order to increase the number of shares available for grant under the Amended 2016 Stock Plan by an additional 215,000 shares, as well as extend the expiration term of the plan to June 4, 2034 from June 7, 2026. If approved, Amendment No. 3 would also increase the annual per-director limit on total compensation (consisting of cash compensation and equity-based compensation) from $550,000 to 750,000. Amendment No. 3 does not make any other changes to the Amended 2016 Stock Plan.

At the 2024 annual general meeting, our shareholders will be asked to approve Amendment No. 3. If approved by our shareholders, Amendment No. 3 will become effective as of the date of the 2024 annual general meeting. If the proposed Amendment No. 3 is not approved by our shareholders, then the Amended 2016 Stock Plan will remain in effect in its present form.

Background and Purpose of the Proposal

The Amended 2016 Stock Plan is the only active shareholder-approved plan used to grant equity-based compensation awards. As of April 8, 2024, there were 161,894 shares remaining for issuance under the Amended 2016 Stock Plan. If Amendment No. 3 is approved by shareholders, an additional 215,000 shares would be reserved for issuance under the Amended 2016 Stock Plan (the “New Shares”), with the maximum number of shares available for issuance of awards under the Amended 2016 Stock Plan following the date of shareholder approval being equal to (i) the New Shares, plus (ii) the number of shares available for issuance under the Amended 2016 Stock Plan as of immediately prior to the date of shareholder approval of Amendment No. 3, plus (iii) any shares that again become available for awards under the Amended 2016 Stock Plan in accordance with the terms of the plan (which, pursuant to the Amended and Restated 2016 Plan).

We are operating in a particularly challenging business climate at this time. As a result, it is critical to our future operational success that we have the ability to structure compensation programs that will attract and retain highly skilled personnel. Granting equity awards is a necessary and powerful tool for us to attract and retain the personnel we need in order to promote our long-term growth and move our business forward, while simultaneously aligning the interests of employees and non-employee directors with our shareholders.

This year the Board has continued to take steps to preserve shares available for grant under the Amended 2016 Stock Plan by granting Performance Stock Units to the CEO and CFO that may either vest 100% in cash or shares or, in the case of the CEO grant, vest in cash or shares up to target payout but only in cash for any payout above target. Although employees received restricted stock awards in

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2024, if Amendment No. 3 is not approved at our 2024 annual general meeting, we may not have enough shares available under the Amended 2016 Stock Plan to cover all of the employee and executive equity awards in 2025. If we are unable to adequately provide long-term equity compensation to incentivize our employees, or to provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel to competitors, which would be detrimental to our operations. The Board, therefore, is requesting that shareholders approve the proposed Amendment No. 3 at this year’s annual general meeting in order to avoid the possibility that there will be an insufficient number of shares available under the Amended 2016 Stock Plan for grants to be made in 2024 and 2025.

The Board is requesting that shareholders approve Amendment No. 3 to the Amended 2016 Stock Plan in order to allow the Company to continue to grant equity-based awards (referred to under the Amended 2016 Stock Plan as “Awards”). If we are unable to adequately provide long-term equity compensation to incentivize our employees, or provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel to competitors, which would be detrimental to our operations.

For additional information for share-based awards previously granted under our equity compensation plans, please see Note 7 to our consolidated financial statements in our 2023 Annual Report. As of April 8, 2024, there were 10,703,116 common shares outstanding. The closing price for one common share on the New York Stock Exchange as of April 8, 2024 was $88.19.

In considering the New Shares to be issued under the Amended 2016 Stock Plan if Amendment No. 3 is approved, the Board encourages you to consider the following:

As of April 8, 2024, dilution attributed to the Company’s equity compensation plans was approximately 4.78 % and would increase by approximately 1.46% upon the reserve of the New Shares. “Dilution” is measured as the sum of the total number of shares available for grant and shares outstanding under all equity awards (vested and unvested), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the average annual dilution was 5.40%, 6.15%, and 7.56% (for 2023, 2022, and 2021, respectively).

Over the past three years, the Company has had a very low “burn rate” for its equity compensation. As calculated for internal purposes, the burn rate over the last three years was 1.92% for 2023, 1.76% for 2022, and 1.73% for 2021, respectively. We believe that our three-year average burn rate is well below the levels recommended by shareholder advisory groups for Russell 3000 companies in the Energy sector (Global Industry Classification Standard Code 10).

Over the past three years, the overhang rate for the Company’s equity compensation plans was 4.14%, 4.72%, and 5.41% for 2023, 2022, and 2021, respectively. The “overhang rate” for the Company’s equity compensation plans measures the total number of stock options outstanding under all plan awards, plus the number of shares available for future plan awards, as a percentage of the weighted average number of common shares outstanding. We believe that our three-year average overhang rate of 4.75% is within the levels recommended by shareholder advisory groups.

Summary of Amendment No. 3’s Changes to the Amended 2016 Stock Plan

Amendment No. 3 amends the Amended 2016 Stock Plan by (i) increasing the number of common shares available for issuance under the Amended 2016 Stock Plan by 215,000 shares (otherwise referred to herein as the New Shares), (ii) increase the annual per-director limit on total compensation (consisting of cash compensation and equity-based compensation) from $550,000 to $750,000, and (iii) extend the expiration term of the plan to June 4, 2034 from June 7, 2026. If Amendment No. 3 is not approved, the Amended 2016 Stock Plan will remain in place and the New Shares will not be added to the shares available for delivery pursuant to the Amended 2016 Stock Plan.

Description of the Amended 2016 Stock Plan

The following is a brief description of the principal features of the Amended 2016 Stock Plan.

General

Under the Amended 2016 Stock Plan, if a stock option expires or is cancelled or terminated, or if any shares underlying any other Award is forfeited, the common shares underlying the stock option or other

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Award (including stock options or other Awards granted under the Amended 2016 Stock Plan) will again be available under the Amended 2016 Stock Plan. In addition, to the extent common shares are withheld to satisfy tax withholding obligations with respect to Awards other than a stock option or stock appreciation right (including Awards other than stock options or stock appreciation rights granted under the Amended 2016 Stock Plan), then the number of shares so withheld will again be available for delivery with respect to Awards under the Amended 2016 Stock Plan. If common shares are tendered or surrendered as payment for the exercise of a stock option or a stock appreciation right or are withheld to satisfy tax withholding obligations related to stock options or stock appreciation rights (including stock options and stock appreciation rights granted under the Amended 2016 Stock Plan), then the number of shares so tendered, surrendered or withheld will not be available for delivery with respect to Awards under the Amended 2016 Stock Plan.

To the extent required by law or applicable stock exchange rules, no individual Award (other than Awards that may be paid or settled solely in cash) may be granted under the Amended 2016 Stock Plan with respect to a number of shares that exceeds 1% of the Company’s total issued and outstanding shares as of the date of grant. In addition, the total amount of compensation (including both cash and equity-based Awards) payable to non-employee directors is limited to $750,000 per non-employee director per calendar year. In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the Amended 2016 Stock Plan provides that the appropriate adjustments will be made, including to the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to outstanding Awards.

Types of Awards

The following Awards may be granted under the Amended 2016 Stock Plan:

•	stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”);

•	restricted shares;

•	restricted stock units;

•	stock appreciation rights; and

•	stock bonuses.

These Awards are described in more detail below.

Administration

The Amended 2016 Stock Plan is administered by the Board or, at the discretion of the Board, a Committee of the Board. The Board has delegated administration of the Amended 2016 Stock Plan to the Compensation Committee of the Board. For convenience, the administrator of the Amended 2016 Stock Plan will be referred to below as the Committee.

The Committee may, subject to the provisions of the Amended 2016 Stock Plan, determine the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares to be made subject to Awards and the exercise price, as applicable. The Committee may determine other terms and conditions that shall apply to Awards, interpret the Amended 2016 Stock Plan and prescribe, amend and rescind rules and regulations relating to the Amended 2016 Stock Plan. To the extent permitted by applicable law, the Committee may delegate to any of our employees (or a committee of employees) the authority to grant Awards to our employees who are not our executive officers or directors. The terms and conditions of each Award granted under the Amended 2016 Stock Plan will be set forth in a written award agreement.

The Committee in its discretion may condition payment under the Award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria, or other criteria, as applied to an Award recipient under the Amended 2016 Stock Plan and/or a division, business unit or line of business of the Company or its subsidiaries:

•	Income before federal taxes and net interest expense;

•	Achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

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•	Completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

•	Working capital, generally defined to include receivables;

•	Inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

•

Earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

•

Earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;

•	The growth in the value of an investment in the common shares assuming the reinvestment of dividends; or

•	Reduction in operating expenses.

For any year or other performance period, the performance criteria may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

Eligibility

Awards may be granted under the Amended 2016 Stock Plan to all employees and consultants of the Company or its subsidiaries or affiliates and to non-employee members of the Board, in each case, as selected by the Committee in its sole discretion. As of December 31, 2023, approximately 12,000 employees (including our NEOs) and six non-employee members of the Board were eligible to participate in the Amended 2016 Stock Plan.

Awards may be granted under the Amended 2016 Stock Plan from time to time in substitution for Awards held by employees, non-employee directors or service providers of other companies who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing company, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions otherwise set forth in the Amended 2016 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are made.

Options

Stock options granted under the Amended 2016 Stock Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not an incentive stock option). The exercise price of a stock option granted under the Amended 2016 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value (or, in the case of an ISO held by a 10% holder of the Company’s voting securities, 110% of the fair market value) of a common share (determined generally as the closing price per common share of the Company on the date of grant). Subject to the terms of the Amended 2016 Stock Plan, stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee will also determine the maximum duration of the period during which the option may be exercised, which may not exceed ten years from the date of grant. Stock options are generally not transferable other than by will or the laws of descent and distribution or as approved by the Committee.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

•	In cash or cash equivalents;

•	By the surrender of previously acquired common shares currently held by the participant; or

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•	To the extent permitted by applicable law, through a “cashless exercise” procedure acceptable to the Committee.

Restricted Stock

The Amended 2016 Stock Plan provides for Awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Subject to the terms of the Amended 2016 Stock Plan, such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted shares, a participant granted restricted shares will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares).

Restricted Stock Units

The Amended 2016 Stock Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the Award. Subject to the terms of the Amended 2016 Stock Plan, vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee.

Stock Appreciation Rights (“SARs”)

The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be not less than the fair market value of a common share. The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Subject to the terms of the Amended 2016 Stock Plan, freestanding SARs may be exercised upon the terms and conditions imposed by the Committee in its discretion. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.

Stock Bonuses

The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee. As with other Awards under the Amended 2016 Stock Plan, and subject to the exceptions described herein, the vesting period for stock bonuses shall not be less than one year.

Change in Control

The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding Award that is not yet fully vested and exercisable will lapse in part or in full.

Termination of Employment

Unless otherwise determined by the Committee in an award agreement, (a) upon a termination of a participant’s employment or service other than for cause or resignation, respectively, a participant’s vested options will expire upon the earlier of the option expiration date or the 90th day following the termination date, and (b) if a participant’s employment or service is terminated for cause or resignation, respectively, all options, whether vested or unvested, will be forfeited and cancelled as of the termination date. In addition, if a participant’s employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant’s options will expire upon the earlier of the option expiration date or the date such participant ceases to be a member of the Board. The effect of a termination of a participant’s employment on other types of Awards will be set forth in the applicable award agreement.

Minimum Vesting Period

Each award granted under the Amended 2016 Stock Plan shall be subject to a vesting period of at least one year. However, this limitation does not prohibit accelerated vesting of awards in the event of a

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“corporate change” (as defined in the Amended 2016 Stock Plan), a change in control of the Company, or in connection with certain terminations of employment or service. In addition, this limitation does not apply to awards granted up to a maximum of 5% of the shares available for issuance under the Amended 2016 Stock Plan.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including a reduction of the amount of shares otherwise issuable or delivered pursuant to an Award by the amount of the applicable taxes.

Amendment and Termination

The Board of Directors may modify or terminate the Amended 2016 Stock Plan or any portion of the plan at any time, except that an amendment that requires shareholder approval in order for the Amended 2016 Stock Plan to continue to comply with any applicable law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment to the Amended 2016 Stock Plan or an award agreement that reduces the exercise price of any outstanding option, and any amendment that would increase the non-employee director compensation limit, will also be subject to the approval of our shareholders. If Amendment No. 3 is not approved, no Awards may be granted under the Amended 2016 Stock Plan on or after June 7, 2026, which is the tenth anniversary of the date on which shareholders approved the Company’s 2016 Stock Plan. If Amendment No. 3 is approved, no awards may be granted under the Amended 2016 Stock Plan on or after June 4, 2034. However, Awards granted prior to either time may continue after such time in accordance with their terms.

New Plan Benefits

The terms and number of options or other Awards to be granted in the future under the Amended 2016 Stock Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, directors or other eligible employees cannot be determined at this time, although the Company intends to make Awards to such groups under the Amended 2016 Stock Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.

While the Amended 2016 Stock Plan permits the grant of stock options, no stock option awards have been granted under the Amended 2016 Stock Plan as of April 8, 2024.

Current Awards Outstanding

Set forth below is information as of April 8, 2024, regarding shares currently outstanding under the Amended 2016 Stock Plan, and the 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”). The Company made its annual award grant to employees during the first quarter of 2024.

	2016 Stock Plan		1999 Plan	Total	Weighted Average

Stock options outstanding	—		15,642	15,642	N/A

Weighted average exercise price	—		$358.37	N/A	$358.37

Weighted average remaining contractual life	—		3.99 years	N/A	3.99 years

Restricted stock outstanding (unvested)	480,536		—	480,536	N/A

Shares remaining for grant	161,894	(1)	15,478	177,372	N/A

(1)

Any remaining shares under the 2016 Plan will be available for grant until June 6, 2026, unless Amendment No. 3 is approved, in which case until June 3, 2034. We do not anticipate making any material grants between April 8, 2024 and June 4, 2024.

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For additional information regarding share-based awards previously granted, please see Note 7 to our consolidated financial statements in our 2023 Annual Report.

Securities Authorized for Issuance Under Equity Compensation Plans

The following tables provides information about our equity compensation plans (the 1999 Plan and the Amended 2016 Stock Plan) as of December 31, 2023 and April 8, 2024, respectively:

As of December 31, 2023

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	0	$0	347,752

Equity compensation plans not approved by security holders	15,721	$362.765	15,399

Total	15,721		363,151

As of April 8, 2024

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	0	$0	161,894

Equity compensation plans not approved by security holders	15,642	$358.37	15,478

Total	15,642		177,372

Following is a brief summary of the material terms of the plans that have not been approved by our shareholders. Unless otherwise indicated, (1) each plan is administered by an independent committee appointed by the Company’s Board; (2) the exercise price of options granted under each plan must be no less than 100% of the fair market value per common share on the date of the grant of the option; (3) the term of an award granted under each plan may not exceed 10 years; (4) options granted under the plan are nonstatutory options (“NSOs”) not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”); and (5) unless otherwise determined by the Committee in its discretion, options may not be exercised after the optionee has ceased to be employed by the Company.

1999 Stock Option Plan for Non-Employee Directors

The 1999 Plan reserves for issuance up to 60,000 common shares of the Company pursuant to the exercise of options granted under the plan. The plan is administered by the Board or a Committee appointed by the Board. Eligible directors may not consider or vote on the administration of the plan or serve as a member of the Committee. Options may only be granted under the plan to non-employee directors of the Company. Unless otherwise provided in the 1999 Plan, options granted under the 1999 Plan vest and become non-forfeitable on the first anniversary of the date of grant, provided that the

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optionee has continued to serve as a director until the applicable vesting date. The Board typically grants fully vested options to directors who choose to receive them in lieu of quarterly director retainer fees. In the event of termination of an optionee’s service as a director by reason of voluntary retirement, declining to stand for re-election or becoming a full-time employee of the Company or a subsidiary of the Company, all unvested options granted under the 1999 Plan automatically expire without becoming exercisable, and all vested but unexercised options continue to be exercisable until their stated expiration date. All unvested options automatically vest and become non-forfeitable as of the date of a non-employee director’s death or disability and remain exercisable for two years from the date of the death of the optionee or until the stated expiration date, whichever is earlier. In the event of the termination of an optionee’s service as a director by the Board for cause or the failure of such director to be re-elected, the administrator of the plan in its sole discretion can cancel the then-outstanding options of the optionee, including options that have vested, and those options automatically expire and become non-exercisable on the effective date of the termination.

Certain Federal Income Tax Consequences of Options and Other Awards

The following is a brief summary of the current United States federal income tax consequences of Awards under the Amended 2016 Stock Plan to participants who are subject to United States tax. This summary is not intended to be complete and does not describe state, local or foreign tax consequences, or the effect of the alternative minimum tax. In addition, certain Awards that may be granted pursuant to the Amended 2016 Stock Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. The description included herein is not intended to be tax guidance to participants in the Amended 2016 Stock Plan.

Stock Options and SARs

Participants will not realize taxable income upon the grant of a stock option or SAR. Upon the exercise of a NSO or a SAR, a participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common shares received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any common shares received pursuant to the exercise of a NSO or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common shares acquired as a result of the exercise of a NSO or SAR, any appreciation (or depreciation) in the value of the common shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a participant will not recognize taxable income, although the excess of the fair market value of the common shares received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock.

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A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held common shares (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a NSO or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NSO or ISO exercise price (although a participant would still recognize ordinary compensation income upon exercise of a NSO in the manner described above). Moreover, that number of common shares received upon exercise which equals the number of previously held common shares surrendered in satisfaction of the NSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held common shares surrendered in satisfaction of the NSO or ISO exercise price. Any additional common shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended 2016 Stock Plan generally prohibits the transfer of stock options other than by will or according to the laws of descent and distribution, but the Committee could permit the transfer of stock options (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of NSOs should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of NSOs (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a NSO is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested NSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NSO at the time of the gift. The value of the NSO may be affected by several factors, including the difference between the exercise price and the fair market value of the shares, the potential for future appreciation or depreciation of the shares, the time period of the NSO and the illiquidity of the NSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion, as applicable, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NSO will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested NSOs has not been extended to unvested NSOs. Whether such consequences apply to unvested NSOs or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will

92	2024 Proxy Statement

generally recognize ordinary compensation income at the time he or she receives cash or a common shares in settlement of the restricted stock unit, as applicable, in an amount equal to the cash or the fair market value of the common shares received.

A recipient of a restricted share award or stock bonus generally will be subject to tax at ordinary income tax rates on the fair market value of the common shares when it is received, reduced by any amount paid by the recipient; however, if the common shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common shares (i) when the common shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Code (in each case reduced by any amount paid by the recipient). If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a restricted share award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common shares received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse; provided, however, with respect to restricted shares for which a valid election is made under Section 83(b) of the Code, the capital gains holding period in those shares will commence on the date the shares are received. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2016 Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended 2016 Stock Plan will be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

2024 Proxy Statement	93

ADDITIONAL INFORMATION

General Information

This Proxy Statement and the proxy card/voting instructions are being furnished to all shareholders beginning on or about April 25, 2024, in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the Annual Meeting.

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

Meeting Information

We will hold the Annual Meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Daylight Time on Tuesday, June 4, 2024, unless adjourned or postponed. Directions to the Annual Meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.

Who Can Vote & Record Date

All shareholders of record at the close of business on April 8, 2024 (the “record date”), are entitled to vote, in person at the Annual Meeting or by proxy, on each matter submitted to a vote of shareholders at the Annual Meeting. On the record date, 10,703,116 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes 1,161,283 shares held by certain of our Bermuda subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the Annual Meeting.

Meeting Attendance

Only record or beneficial owners of the Company’s common shares as of the record date may attend the Annual Meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners who hold their shares through a broker, dealer, or other nominee must also present evidence of share ownership, such as a recent brokerage account or bank statement, as well as present a legal proxy from their broker. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the Annual Meeting.

Important Notice Regarding Internet Availability of Materials

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2023, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed or otherwise delivered, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

94	2024 Proxy Statement

Householding

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Proxy Solicitation

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, for a fee of approximately $15,000, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our Directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.

Voting Information

Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the Annual Meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the Annual Meeting, you may direct your vote for the Annual Meeting by telephone or via the Internet or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. We encourage you to vote via telephone or the internet prior to the Annual Meeting in order to ensure that your vote is recorded in a timely manner. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and bring it to the Annual Meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. NYSE member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the Annual Meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.

2024 Proxy Statement	95

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a director. Because directors are elected by a plurality of votes and there are only seven nominees for the seven director positions, withheld votes will have no effect on the election of directors. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the Annual Meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the Annual Meeting to the Corporate Secretary in person or the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) actually voting in person at the Annual Meeting. Please note that merely attending the Annual Meeting will not, by itself, constitute a revocation of a proxy.

Dissenters’ Rights of Appraisal. There are no dissenter or appraisal rights relating to the matters to be acted on at the Annual Meeting.

Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

Voting Item	Vote Required to Elect or Approve	Treatment of Abstentions and Broker Nonvotes

Election of Directors	Each director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with their election must tender their conditional resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.	No effect

Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares

Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Amendment No. 3 to the Amended and Restated 2016 Stock Plan	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Shareholder Matters

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

96	2024 Proxy Statement

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.

2025 Shareholder Proposals

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2024 Annual General Meeting of shareholders (including the inclusion of a director nominee submitted pursuant to our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders) must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 25, 2024. Shareholder proposals not received by such date will be considered untimely under the SEC’s Rule 14a-8. We will not be required to include any such untimely proposal in our proxy materials.

To comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must have provided notice that sets forth the information required by Rule 14a-19 no later than April 4, 2025.

As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. December 25, 2024, is also the date by which up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years may nominate and include in our proxy materials nominees representing up to 20% of the Board, as more completely detailed in our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders available at www.nabors.com.

In accordance with our Bye-laws, in order to be properly brought before the 2025 Annual General Meeting, a notice of the matter the shareholder wishes to present must be delivered to or mailed and received at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda or to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s Annual Meeting (provided, however, that if the 2025 Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting is mailed or public disclosure of the date of the Annual General Meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 6, 2025 and no later than April 5, 2025.

Other Matters

Other than the presentation of the annual audited financial statements for the Company’s 2023 fiscal year, the Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews

Corporate Secretary

Dated: April 25, 2024

2024 Proxy Statement	97

ANNEX A

DEFINITIONS:

Definitions Regarding Reconciliation

“Adjusted EBITDA” is defined as net income (loss) adjusted for (1) (Income) loss from discontinued operations, net of tax (2) Income tax expense (benefit), (3) Investment income (loss), Interest expense, Other, net and (4) Depreciation and amortization. Adjusted EBITDA is used in the calculation of CEO and CFO compensation.

“Adjusted EBITDA” by Segment represents adjusted operating income (loss) plus depreciation and amortization.

“Adjusted free cash flow” represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the Company’s ability to generate cash flow, after reinvesting in the Company’s future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

“Adjusted gross margin per day” represents Adjusted gross margin divided by the total number of rig revenue days during the period.

“Adjusted gross margin” by segment represents Adjusted operating income (loss) plus general and administrative costs, research and engineering costs, plus depreciation and amortization.

“Rig revenue days” represents the number of days the Company’s rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned. Daily rig revenue represents operating revenue, divided by the total number of rig revenue days during the quarter.

“Net debt” is calculated as total debt minus the sum of cash and cash equivalents and short-term investments.

Each of these terms is a non-GAAP measure and should not be used in isolation or as a substitute for amounts reported in accordance with GAAP. However, we evaluate the performance of the Company, operating segments and compensation based on several criteria, including these non-GAAP measures, because we believe that these financial measures accurately reflect, and provide additional insight to investors on, the Company’s ongoing profitability, performance and liquidity.

Other Definitions

“F”, means Field, and includes the cost of employees who are assigned to specific productive job (e.g., employees assigned to specific rig).

“Field” employees are assigned to a specific rig, whereas FS employees are assigned to a yard/warehouse. SGA employees are not assigned to any rig.

“GRI” means Global Reporting Initiative, an independent, international organization that provides a global common language to communicate business impacts.

“SASB” means Sustainability Accounting Standard Board, a non-profit organization, founded in 2011 to develop sustainability accounting standards with the intent of standardizing reporting of ESG data.

“SGA” and “FS” are employees in administrative job codes or field support job codes, i.e., all non-Field employees.

“TCFD” means Task Force on Climate-related Financial Disclosures, a global organization formed to develop a set of recommended climate-related disclosures that companies and financial institutions can use to better inform investors, shareholders and the public of climate-related financial risks.

2024 Proxy Statement	A-1

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in thousands)	Year ended December 31,

Reconciliation of Adjusted EBITDA	2021	2022	2023

Net Income (loss)	$(543,690)	$(307,218)	$49,904

(Income) loss from discontinued operations, net of tax	(20)	—	—

Income (loss) from continuing operations, net of tax	(543,710)	(307,218)	49,904

Income tax expense (benefit)	55,621	61,536	79,220

Income (loss) from continuing operations before income taxes	(488,089)	(245,682)	129,124

Investment income (loss)	(1,557)	(14,992)	(43,820)

Interest expense	171,476	177,895	185,285

Other, net	106,729	127,099	(726)

Adjusted operating income (loss)	(211,441)	44,320	269,863

Depreciation and amortization	693,381	665,072	645,294

Adjusted EBITDA	$481,940	$709,392	$915,157

Reconciliation of Adjusted EBITDA by Segment	Year ended Dec. 31, 2023 (in thousands)

	Adjusted operating income (loss)	Plus: Depreciation and amortization	Adjusted EBITDA

U.S. Drilling	$262,353	$271,310	$533,663

International Drilling	40,868	347,786	388,654

Drilling Solutions	110,957	18,634	129,591

Rig Technologies	19,529	7,865	27,394

Other reconciling items	(163,844)	(301)	(164,145)

Total	$269,863	$645,294	$915,157

(in thousands)	December 31,

Reconciliation of Net Debt to Total Debt	2021	2022	2023

Current debt	—	—	629,621

Long-term debt	3,262,795	2,537,540	2,511,519

Total debt	3,262,795	2,537,540	3,141,140

Less: Cash and short-term investments	991,488	452,315	1,070,178

Net Debt	$2,271,307	$2,085,225	$2,070,962

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities	Year ended Dec. 31, 2023 (in thousands)

Net cash provided by operating activities	$637,862

Add: Capital expenditures, net of proceeds from sales of assets	(526,718)

Adjusted free cash flow	$111,144

A-2	2024 Proxy Statement

Reconciliation of Adjusted Gross Margin	Year ended Dec. 31, 2023 (in thousands)

Lower 48 – U.S. Drilling

Adjusted operating income	$215,041

Plus: General and administrative costs	19,590

Plus: Research and engineering	5,373

GAAP Gross Margin	240,004

Plus: Depreciation and amortization	238,033

Adjusted gross margin	$478,037

Other – U.S. Drilling

Adjusted operating income	$47,312

Plus: General and administrative costs	1,314

Plus: Research and engineering	438

GAAP Gross Margin	49,064

Plus: Depreciation and amortization	33,277

Adjusted gross margin	$82,341

U.S. Drilling

Adjusted operating income	$262,353

Plus: General and administrative costs	20,904

Plus: Research and engineering	5,811
GAAP Gross Margin	289,068

Plus: Depreciation and amortization	271,310

Adjusted gross margin	$560,378

2024 Proxy Statement	A-3

ANNEX B

AMENDMENT NO. 3 TO

AMENDED AND RESTATED

NABORS INDUSTRIES LTD.

2016 STOCK PLAN

WHEREAS, Nabors Industries Ltd. (the “Company”) has heretofore adopted the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Amended and Restated 2016 Stock Plan”); and

WHEREAS, the shareholders of the Company amended the Amended and Restated 2016 Stock Plan in certain respects at the Annual General Meeting held June 1, 2021 (“Amendment No. 1”); and

WHEREAS, the shareholders of the Company amended the Amended and Restated 2016 Stock Plan in certain respects at the Annual General Meeting held June 7, 2022 (“Amendment No. 2”); and

WHEREAS, the Company desires to amend the Amended and Restated 2016 Stock Plan in certain respects (“Amendment No. 3”), subject to approval by the Company’s shareholders.

NOW, THEREFORE, the Amended and Restated 2016 Stock Plan shall be amended as follows, subject to approval by the Company’s shareholders:

1. The first sentence of Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:

“(a) Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i) 1,240,000 Common Shares, and (ii) the number of Common Shares available for issuance under the Plan as of immediately prior to the Effective Date, no more than 1,240,000 of which may be issued in the form of Incentive Stock Options.”

2. Section 4(c) of the Plan is deleted and replaced by the following:

“(c) The maximum amount of compensation that may be awarded to any single Director in any calendar year (including Awards under the Plan, determined based on the fair value of such Award(s) calculated as of the grant date under applicable financial accounting rules, as well as any cash fees) shall be $750,000.”

3. Section 19 of the Plan shall be deleted and the following shall be substituted therefor:

“This amended and restated Plan was adopted by the Board on April 20, 2020, was approved by the shareholders on June 2, 2020, was amended by the shareholders effective June 1, 2021 (“Amendment No. 1”), was again amended on April 27, 2022 to be effective upon shareholder approval (“Amendment No. 2”), and was again amended on April 24, 2024 to be effective upon shareholder approval (“Amendment No. 3”).

No Award shall be granted pursuant to the Plan on or after June 4, 2034, the tenth anniversary of the date Amendment No. 3 was approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.”

4. As amended hereby, the Amended and Restated 2016 Stock Plan is specifically ratified and reaffirmed. This Amendment No. 3 is subject to, and shall become effective only upon, approval by the Company’s shareholders. Except as specifically amended by this Amendment No. 3, the Amended and Restated 2016 Stock Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 3 to be executed this 24th day of April 2024, to be effective as of the date the Company’s shareholders approve Amendment No. 3.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

2024 Proxy Statement	B-1

ANNEX C

AMENDED AND RESTATED

NABORS INDUSTRIES LTD.

2016 STOCK PLAN (Conformed in accordance with Amendment Nos. 1, 2 and 3)

Section	1. Purpose of Plan; Prior Plan.

The name of this plan is the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses.

The Plan as set forth herein constitutes an amendment and restatement of the Company’s 2016 Stock Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Section 4(a) and for the required composition of the Committee, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date.

Section	2. Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a)	“2013 Stock Plan” means the Company’s 2013 Stock Plan, as amended.

(b)	“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(c)	“Affiliate” means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

(d)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus under the Plan.

(e)	“Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(f)	“Board” means the Board of Directors of the Company.

(g)

“Cause” means, unless otherwise provided in the Award Agreement: (i) the conviction of a Participant for a crime involving fraud and/or moral turpitude or a felony; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of a Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of a Participant that causes material damage to the Company and/or its Affiliates’ reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by a Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by a Participant; (vi) the failure of a Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or

2024 Proxy Statement	C-1

(vii) the failure of a Participant to perform or observe any of the material terms or conditions of the Participant’s employment other than by reason of illness, injury or incapacity, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

(h)

“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j)

“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “nonemployee directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) for so long as any Award remains outstanding under the Prior Plan that could qualify for the written binding contract exception set forth in section 13601(e)(2) of public law 115-97 (commonly referred to as the Tax Cuts and Jobs Act), “outside directors” as defined in section 162(m) of the Code; and (iii) “independent directors” within the meaning of section 303A.02 of the NYSE Listed Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to “Committee” shall mean the Board.

(k)	“Common Shares” means the common shares, par value $0.05 per share, of the Company.

(l)	“Company” means Nabors Industries Ltd., a Bermuda exempted company (or any successor corporation).

(m)	“Consultant” means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.

(n)	“Director” means a member of the Board who is not an Employee or Consultant (other than in that individual’s capacity as a Director).

(o)

“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term “Disability” herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

(p)	“Eligible Recipient” means an Employee, Director or Consultant.

(q)	“Employee” means an employee of the Company or an Affiliate.

(r)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

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(s)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(t)

“Fair Market Value” of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

(u)	“Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.

(v)

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(w)

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(x)

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(y)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(z)

“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(aa)

“Performance Goal” shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals shall be determined by the Committee and may be based upon, but shall not be limited to, one or more of the following performance criteria for the Company, or other performance period or any one or more of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year or other performance period, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

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(bb)	“Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

(cc)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(dd)	“Shares” means Common Shares and the common equity of any successor security.

(ee)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

(ff)	“Stock Bonus” means the right to receive a Share granted pursuant to Section 10 hereof.

(gg)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(ii)	“Ten Percent Owner” has the meaning set forth in Section 7(b).

(jj)

“Termination” when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

Section	3. Administration.

(a)

The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)

to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus are to be granted hereunder to Participants;

(iii)	to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b)

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

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(c)

The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator may exercise its discretion to reduce the amounts payable under any Award subject to Performance Goals, except in the case of Awards made under the Prior Plan that were intended to constitute “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017); provided, however, that the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals, subject to any limitations under section 162(m) of the Code (prior to its amendment in 2017) and the Prior Plan with respect to awards granted under the Prior Plan that are intended to constitute “performance-based compensation.”

(d)

Except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an Employee, Employees or committee of Employees. Notwithstanding the foregoing, no delegation pursuant to this Section 3(d) shall be made to the extent that such delegation would cause Awards made under the Prior Plan that were intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) to fail to so qualify.

(e)

If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section	4. Shares Reserved for Issuance Under the Plan.

(a)

Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i) ~~1,025,000~~ 1,240,000 Common Shares, plus (ii) the number of Common Shares available for issuance under the ~~2013 Stock~~ Plan as of immediately prior to the Effective Date, no more than ~~1,025,000~~ 1,240,000 of which may be issued in the form of Incentive Stock Options.

The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

(b)

Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award (including awards granted under the Prior Plan). To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) are forfeited, or (iii) Shares are withheld from payment of an Award granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) other than an Option or Stock Appreciation Right granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, such Shares shall again be (or, in the case of awards granted under the 2013 Stock Plan, shall become) available for issuance in connection with future Awards granted under the Plan. To the extent that (A) payment for an Option upon exercise is made with Shares owned by the Optionee, (B) Shares are withheld from payment of an Option or Stock Appreciation Right in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (C) Shares are surrendered in payment of the exercise price or purchase price of an Option or Stock Appreciation Right, such Shares shall not be available for issuance in connection with future Awards granted under the Plan.

(c)

The maximum amount of compensation that may be awarded to any single Director in any calendar year (including Awards under the Plan, determined based on the fair value of such Award(s) calculated as of the grant date under applicable financial accounting rules, as well as any cash fees) shall be ~~$550,000~~ $750,000.

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(d)

To the extent required by applicable law or stock exchange rules, in no event shall any individual Award (other than Awards that may by their terms be paid or settled solely in cash) be granted under the Plan with respect to a number of Shares that exceeds one percent of the Company’s total issued and outstanding Shares as of the date of grant (or such greater or lesser amount as may be required by applicable law or stock exchange rules as in effect from time to time).

(e)

Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied

Section	5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of Common Shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of Shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced (but not below zero), in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section	6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section	7. Options.

(a)

General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)

Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

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(c)

Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)

Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

(e)

Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed cashless exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing. For example, the Administrator may permit an Optionee to pay all or a portion of the aggregate exercise price by withholding from the Shares issuable to the Optionee upon the exercise of the Option Shares with a Fair Market Value (determined as of the same day as the exercise of the Option) equal to all or a portion of the exercise price to be so paid.

(f)

Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 16 hereof.

(g)

Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

(h)

Termination of Employment or Service. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for any reason other than the Participant’s resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant’s resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

(i)

Continued Service as a Director. Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a Director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant’s Option shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

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(j)

Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock.

(a)

General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Vesting Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b)

Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)

Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)

Vesting/Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. In no event shall the Vesting Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 16 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e)

Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Vesting Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Vesting Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f)

Termination of Employment or Service. The rights of Participants granted an Award of Restricted Stock upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason during the Vesting Period shall be set forth in the Award Agreement governing such Award.

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Section	9. Restricted Stock Units.

(a)

Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of pre-established Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

(b)

Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company’s sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests.

(c)

Termination of Employment or Service. The rights of Participants granted a Restricted Stock Unit upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section	10. Stock Bonus Awards.

In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant’s salary or cash bonus equal to such Fair Market Value.

Section	11. Stock Appreciation Rights.

(a)

Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of pre-established Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b)

Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c)

Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair

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Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d)	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

(e)	SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

(f)	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(g)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section	12. Vesting.

Each Award under the Plan that is granted on or after the Effective Date shall be subject to a vesting period of at least one year; provided, however, that this minimum vesting period shall not apply to (a) early vesting by reason of a “corporate change” (as defined in Section 13(c)), a change in control of the Company (as defined in the applicable Award Agreement), or a Termination of employment or service, or (b) any Awards granted up to a maximum of five percent of the Shares available for issuance under the Plan. An award made to a Director with a vesting period at least equal to the period from the annual shareholders’ meeting at which the Award is granted to the next annual shareholders’ meeting shall be considered to have a vesting period of at least one year.

Section	13. Effect of Corporate Change.

(a)

Board Action. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of a “corporate change” (defined in paragraph (c) below) or upon Termination of employment or service under specified circumstances during a specified period following such a corporate change, the Board shall have the authority in its sole discretion without the consent or approval of any Participant, to take any one or more of the following actions with respect to the Awards on such terms and conditions as it may determine, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:

(i)

the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)

the Board may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) as of a date specified by the Board or the Committee, in which event the Board or the Committee shall thereupon cancel such Awards, and the Company shall pay (or cause to be paid) to each Participant with respect to his or her surrendered and cancelled Awards an amount in cash or

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other property equal to the Fair Market Value of the Shares covered by such Awards as of the date of such surrender and cancellation, reduced (but not below zero), in the case of Options, by the Exercise Price(s) thereof, and in the case of Stock Appreciation Rights, the grant price(s) thereof, or by any other applicable purchase price;

(iii)

the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Vesting Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the corporate change or such other date as may be determined by the Board;

(iv)	the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;

(v)	the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the corporate change; and

(vi)

the Board may make such adjustments to Awards then outstanding as the Board deems appropriate to reflect such corporate change and to prevent the dilution or enlargement of rights (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including without limitation, adjusting such an Award to provide that the number and class of shares of stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring entity, or a parent or subsidiary thereof, or other property (including, without limitation, cash) as determined by the Board in its sole discretion.

(b)

Notwithstanding the above provisions of this Section 13, the Board shall not be required to take any action described in the preceding provisions of this Section 13, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 13 shall be final, binding and conclusive with respect to the Company and all other interested persons. Further, nothing in this Section 13 shall be interpreted to preclude the Administrator from taking any action permitted pursuant to Section 5 hereof with respect to a corporate change that also constitutes a Change in Capitalization.

(c)

For purposes of this Section 13, the term “corporate change” shall mean (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of any entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) the individuals who, as of February 19, 2016, constitute members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of the office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board).

Section	14. Amendment and Termination.

(a)

The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law, or if such amendment would result in an increase to the maximum limitation on Director compensation set forth in Section 4(c) of the Plan.

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(b)

Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant’s death, disability, or Termination of employment or service (other than the Participant’s Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under section 409A. No Award granted under the Prior Plan that was intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) shall provide or allow for vesting other than as permitted by such section. Subject to Section 4 and Section 13 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.

(c)

Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section	15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section	16. Withholding Taxes.

(a)

Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant, in each case having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. Notwithstanding the preceding provisions of this Section 16(a), withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Administrator (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative reporting or similar consequences) and (ii) authorizes withholding at such greater rates.

(b)

If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section	17. General Provisions.

(a)

Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as

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amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

(b)

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(c)

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(d)

No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e)

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected, but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(f)	The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

(g)

Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

(h)	Section 409A.

(i)

The Plan is intended to comply with section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts payable hereunder comply with, or are exempt from, section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

(ii)

For purposes of section 409A of the Code and unless otherwise expressly provided in an Award Agreement, each payment made under the Plan and the Award Agreement shall be considered as a “separate payment” within the meaning of section 409A of the Code.

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(iii)

In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the “deferral of compensation” under section 409A of the Code and the Treasury regulations promulgated thereunder, unless otherwise provided in the Award Agreement, “Termination” shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture), a “separation from service” within the meaning of Treasury regulation section 1.409A-1(h).

(iv)

In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a “deferral of compensation” and become payable on account of the “separation from service” (within the meaning of Treasury regulation section 1.409A-1(h)) of a Participant who as of the date of such separation from service is a “specified employee” (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant’s separation from service or (ii) the date of the Participant’s death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 17(h)(iv) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

Section	18. Shareholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date of ~~its~~ approval by the Company’s shareholders of Amendment No. 3 (the “Effective Date”).

Section	19. Term of Plan.

This amended and restated Plan was adopted by the Board on April 20, 2020, was approved by the shareholders on June 2, 2020, was amended by the shareholders effective June 1, 2021 (“Amendment No. 1”), ~~and~~ was again amended on April 27, 2022 to be effective upon shareholder approval (“Amendment No. 2”), and was again amended on April 24, 2024 to be effective upon shareholder approval (“Amendment No. 3”).

No Award shall be granted pursuant to the Plan on or after June 4, 2034~~June 7, 2026~~, the tenth anniversary of the date ~~the Prior Plan~~ Amendment No. 3 was approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.

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NABORS INDUSTRIES LTD. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V46844-P01862 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NABORS INDUSTRIES LTD. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. ELECTION OF DIRECTORS ! ! ! Nominees: 01) Tanya S. Beder 05) Michael C. Linn 02) Anthony R. Chase 06) Anthony G. Petrello 03) James R. Crane 07) John Yearwood 04) John P. Kotts The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Proposal to appoint PricewaterhouseCoopers LLP as independent auditor for the year ending December 31, 2024, and to authorize the Audit Committee ! ! ! of the Board of Directors to set the independent auditor’s remuneration. 3. Approval, on a non-binding, advisory basis, of the compensation paid by the Company to its named executive officers. ! ! ! 4. Approval of Amendment No. 3 to the Company’s Amended and Restated 2016 Stock Plan. ! ! ! NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1 and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Meeting Information 2024 Annual General Meeting of Shareholders June 4, 2024 at 10:00 a.m. CDT at The Offices of Nabors Corporate Services, Inc. 515 West Greens Road Houston, Texas 77067 Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V46845-P01862 NABORS INDUSTRIES LTD. ANNUAL GENERAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on June 4, 2024, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE